UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A – 101)

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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ONEOK, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Draft 6 March 16, 2020 Notice of Annual Meeting and Proxy Statement Annual Meeting of Shareholders Wednesday, May 20, 2020

Our Values

Ethics: Our actions are founded on trust, honesty, integrity and respect through open communications and adherence to the highest standards of personal, professional and business ethics.

Quality: Our commitment to quality drives us to continuously improve in our quest for excellence.

Diversity: We value diversity, the dignity and worth of each employee, and believe that a diverse, inclusive workforce is critical to our continued success.

Value: We are committed to creating value for all stakeholders—employees, customers, investors and our communities—through the optimum development and utilization of our resources.

Service: We provide responsive, flexible service to customers, and commit to preserving the environment, providing a safe work environment and improving the quality of life for employees where they live and work.

Our Core Strategy

•	Provide our customers with high-quality services through vertical integration across the midstream value chain.

•	Grow our asset position in a safe, reliable and environmentally sustainable manner.

•	We achieve this through our strong asset position and experienced team while attracting and retaining the diverse talent base needed to execute our growth strategies.

April 3, 2020

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of ONEOK, Inc., which will be held at 9:00 a.m. Central Daylight Time on Wednesday, May 20, 2020, at ONEOK Plaza, 100 West Fifth Street, Tulsa, Oklahoma 74103.

ANNUAL MEETING

The matters to be considered and voted on at the meeting are set forth in the attached notice of the annual meeting and are described in the attached proxy statement. A copy of our 2019 annual report to shareholders is also enclosed. A report on our 2019 performance will be presented at the meeting.

VOTING

We look forward to greeting as many of our shareholders as possible at the annual meeting. We know, however, that most of our shareholders will be unable to attend. Therefore, proxies are being solicited so that each shareholder has an opportunity to vote by proxy. You can authorize a proxy over the internet or by telephone. Instructions for using these convenient services are included in the proxy statement and on the proxy card. Of course, if you prefer, you may vote by mail by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope.

If your shares are held through a broker or similar person, unless you provide them with voting instructions, your shares will not be voted in the election of directors or in certain other important proposals as described in the accompanying proxy statement. Consequently, please provide your voting instructions to your broker or similar person in a timely manner to ensure that your shares will be voted.

Regardless of the number of shares you own, your vote is important. I urge you to submit your proxy or voting instructions as soon as possible so that you can be sure your shares will be voted.

We intend to hold our annual meeting of shareholders in person. However, due to the emerging public health impact of coronavirus disease 2019 (COVID-19), we are planning for the possibility that the annual meeting of shareholders may be held solely by means of a virtual meeting format. If we take this step, we will announce our decision to do so in advance, and details on how to participate will be set forth in a news release issued by us and available at www.oneok.com.

Thank you for your investment in ONEOK and your continued support.

Very truly yours, John W. Gibson Chairman of the Board

ONEOK, Inc. Notice of 2020 Annual Meeting of Shareholders

Time and date	May 20, 2020, at 9:00 a.m. Central Daylight Time

Place	ONEOK Plaza, 100 West Fifth Street, Tulsa, Oklahoma 74103

We intend to hold our annual meeting of shareholders in person. However, due to the emerging public health impact of coronavirus disease 2019 (COVID-19), we are planning for the possibility that the annual meeting of shareholders may be held solely by means of a virtual meeting format. If we take this step, we will announce our decision to do so in advance, and details on how to participate will be set forth in a news release issued by us and available at www.oneok.com.

Items of business	(1) To consider and vote on the election of the 11 director nominees named in the accompanying proxy statement to serve on our Board of Directors.

(2) To consider and vote on the ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of ONEOK, Inc., for the year ending December 31, 2020.

(3) To consider and vote on our executive compensation on a non-binding, advisory basis.

(4) To consider and vote on such other business as may come properly before the meeting or any adjournment or postponement of the meeting.

These matters are described more fully in the accompanying proxy statement.

Record date	March 23, 2020. Only shareholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the annual meeting.

Proxy voting	YOUR VOTE IS IMPORTANT

The vote of every shareholder is important. The Board of Directors appreciates the cooperation of shareholders in directing proxies to vote at the meeting. To make it easier for you to vote, internet and telephone voting are available. The instructions in the accompanying proxy statement and attached to your proxy card describe how to use these convenient voting methods. Of course, if you prefer, you may vote by mail by completing your proxy card and returning it in the enclosed, postage-paid envelope. You may revoke your proxy at any time by following the procedures set forth in the accompanying proxy statement.

Whether or not you expect to attend the meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Voting your shares promptly, via the internet, by telephone, or by signing, dating and returning the enclosed proxy card will save us the expense of additional solicitation.

Important Notice Regarding Internet Availability of Proxy Materials. This notice of Annual Meeting and proxy statement and form of proxy are being distributed and made available on or about April 3, 2020. This proxy statement and our 2019 annual report to shareholders are available on our website at www.oneok.com.

Additionally, you may access this proxy statement and our 2019 annual report at www.proxydocs.com/oke.

By order of the Board of Directors,

Eric Grimshaw
Secretary

Tulsa, Oklahoma
April 3, 2020

Proxy Statement

This proxy statement describes important issues affecting our company and is furnished in connection with the solicitation of proxies by our Board of Directors for use at our 2020 annual meeting of shareholders to be held at the time and place set forth in the accompanying notice. The approximate date of the mailing of this proxy statement and accompanying proxy card is April 3, 2020.

Unless we otherwise indicate or unless the context indicates otherwise, all references in this proxy statement to “ONEOK,” “we,” “our,” “us,” the “company” or similar references mean ONEOK, Inc. and its predecessors and subsidiaries.

Compensation Committee Interlocks and Insider Participation	22

Executive Sessions of the Board	22

Annual Board and Committee Evaluations	22

Communications with Directors	22

Complaint Procedures	23

CORPORATE SUSTAINABILITY	24

Environment, Safety and Health Commitment	25

Safety and Health	26

Human Capital Management	28

Community Investments	29

Political Advocacy and Oversight	29

PROPOSAL 1—Election of Directors	31

Board Refreshment	31

Annual Election by Majority Vote	31

Board Qualifications	31

Summary of Director Qualifications and Experience	32

Board Tenure	33

Board Diversity	33

Director Nominees	34

PROPOSAL 2—Ratify the Selection of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the Year Ending December 31, 2020	40

Ratification of Selection of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2020	40

Audit and Non-Audit Fees	40

Summary Proxy Information

To assist you in reviewing the company’s 2019 performance and voting your shares, we would like to call your attention to key elements of our 2020 proxy statement and our 2019 annual report to shareholders. The following is only a summary. For more complete information about these topics, please review the complete proxy statement and our 2019 annual report to shareholders.

BUSINESS HIGHLIGHTS

•	Our Business. We are incorporated under the laws of the state of Oklahoma, and our common stock is listed on the New York Stock Exchange (“NYSE”) under the trading symbol “OKE.” We are a leading midstream service provider and own one of the nation’s premier natural gas liquids (“NGL”) systems, connecting NGL supply in the Rocky Mountain, Permian and Mid-Continent regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. We apply our core capabilities of gathering, processing, fractionating, transporting, storing and marketing natural gas and NGLs through vertical integration across the midstream value chain to provide our customers with premium services while generating consistent and sustainable earnings growth.

•	Business Update and Market Conditions. We operate primarily fee-based businesses in each of our three reportable segments, and our consolidated earnings were approximately 90% fee-based in 2019.

Volumes increased across our system in our Natural Gas Gathering and Processing and Natural Gas Liquids segments in 2019, compared with 2018, as a result of our completed capital-growth projects, continued drilling and producer improvements in production due to enhanced completion techniques, offset partially by natural production declines. Since the beginning of 2018, we have completed several capital-growth projects that include NGL pipelines, NGL fractionators, natural gas processing plants and related natural gas and NGL infrastructure and expect capital expenditures to decrease in 2020 and 2021 as compared with 2019. Our NGL projects in the Gulf Coast allow flexibility to add additional NGL fractionators, NGL storage and, potentially, new export facilities in the future. We expect these projects to meet the needs of producers, natural gas processors and the petrochemical industry that require additional midstream infrastructure to accommodate increasing supply and demand.

We experienced fluctuating NGL location price differentials due to increased supply, increased demand in the Mid-Continent region, infrastructure constraints and slower demand growth in the Gulf Coast due primarily to delays in the startup of petrochemical facilities and constrained NGL export facilities. The Conway-to-Mont Belvieu Oil Price Information Service (OPIS) price differential for ethane in ethane/propane mix averaged $0.07 per gallon in 2019, compared with $0.15 per gallon in 2018, which resulted in lower earnings from our optimization and marketing activities in our Natural Gas Liquids segment. We expect narrower NGL location price differentials in 2020.

•	Financial Performance.

Our 2019 consolidated operating income was approximately $1.9 billion, compared with approximately $1.8 billion in 2018. 2019 net income was approximately $1.3 billion compared with 2018 net income of approximately $1.2 billion.

2020 Proxy Statement	1

Summary Proxy Information

•	Dividend Increase. During 2019, we paid total cash dividends of $3.53 per share, an increase of approximately 9% compared with the $3.245 per share paid in 2018.
In February 2020, we paid a quarterly dividend of $0.935 per share ($3.74 per share on an annualized basis), a 9% increase compared with the quarterly dividend paid in February 2019.

•

Shareholder Return. Our one-, three-, five- and 10-year total shareholder returns as of December 31, 2019 (total shareholder return includes share price appreciation/depreciation, dividend reinvestments, stock splits and the impact of the 2014 separation of our natural gas distribution business to ONE Gas, Inc. during the periods presented), compared with the referenced indices, are as follows:

1  The ONEOK peer group used in this graph is the same peer group that will be used in determining our level of performance at the end of the three-year performance period for our 2019 performance units granted under our Equity Incentive Plan and is comprised of the following companies: Buckeye Partners, L.P.; DCP Midstream, LP; Enable Midstream Partners, LP; Energy Transfer, L.P.; EnLink Midstream LLC; Enterprise Products Partners L.P.; Kinder Morgan, Inc.; Magellan Midstream Partners, L.P.; MPLX LP; NuStar Energy L.P.; Plains All American Pipeline, L.P.; Targa Resources Corp.; and The Williams Companies, Inc. Peer companies that were no longer publicly traded on December 31, 2019 were not considered in the performance calculation.

2

Summary Proxy Information

CORPORATE GOVERNANCE HIGHLIGHTS

Our Board of Directors and management are committed to maintaining strong corporate governance practices that promote and protect the long-term interests of our shareholders. Our corporate governance practices are designed not just to satisfy regulatory and stock exchange requirements, but also to provide for effective oversight and management of our company, and include:

•	An 11-member, balanced board with deep experience and diverse expertise relevant to our strategy, business and industry, including three members added since 2015.

•	Annual election of directors.

•	Majority voting for directors.

•	Board leadership provided by a non-executive chairman of the Board, a lead independent director with robust duties, and independent committee chairs and vice chairs.

•	Robust director nominee selection process.

•	By-laws provide for proxy access by eligible shareholders.

•	Regular board and committee performance evaluations.

•	Mandatory director retirement age of 75.

•	A commitment to regular board refreshment.

•	Independent Audit, Executive Compensation and Corporate Governance Committees.
•	Regular executive sessions of non-management directors and independent directors.

•	Long-standing commitment to corporate responsibility and sustainability, including safety and health, environmental performance, community leadership and investment and oversight of public policy engagement.

•	Long-standing shareholder engagement program.

•	Annual review of our strategic plan.

•	Risk oversight by full board and committees, including a comprehensive annual enterprise risk management process.

EXECUTIVE COMPENSATION HIGHLIGHTS

•	Program Design. A principal feature of our compensation program is the determination of executive pay by our Executive Compensation Committee (referred to throughout this Proxy Statement as the “Executive Compensation Committee” or the “Committee”) and Board of Directors based on a comprehensive review of quantitative and qualitative factors designed to achieve long-term business success. Our executive compensation program is designed to attract, motivate and retain the key executives who drive our success and who are leaders in the industry, to reward for individual and company performance and to align the long-term interests of our executive officers with those of our shareholders.

2020 Proxy Statement	3

Summary Proxy Information

Our compensation philosophy and related governance features are summarized below.

What We Do:

✓	Compensation Program Continuity—Our shareholders have provided strong support for our compensation program over the years. The components of our executive compensation program have remained substantially the same for several years. We believe our program is designed efficiently, is well aligned with the interests of our shareholders and is instrumental to achieving our business goals.

✓	Independent Committee Determination—Our Executive Compensation Committee, composed solely of independent directors, makes all compensation recommendations regarding our named executive officers. These recommendations are then submitted to the full Board for its consideration and ratification.

✓	Prudent Risk Management—The Committee designs compensation programs and sets compensation targets intended to discourage excessive risk-taking.

✓	Pay for Performance—A significant portion of the compensation for our named executive officers is in the form of at-risk, variable compensation based on company and individual performance, with a focus on creating long-term shareholder value.

✓	Competitive Compensation—In order to attract and retain qualified executives, our compensation programs provide a competitive total pay opportunity.

✓	Multiple Performance Metrics—Variable compensation is based on more than one measure to encourage balanced incentives.

✓	Awards Are Capped—All of our variable compensation plans have caps on payouts. Our Chief Executive Officer does, however, have the flexibility in limited cases of exceptional individual performance, to recommend to the Committee adjustments to the individual performance multiplier applicable to the individual’s awards under our annual short-term incentive plan.

✓	Retention—Based Incentives—A significant portion of total compensation relies on multi-year vesting requirements.

✓	Share Ownership Guidelines—We have market competitive share ownership guidelines for our directors and officers.

✓	“Clawback” Provisions—Our “clawback” provisions provide for the adjustment or recovery of compensation in applicable circumstances.

✓	Tally Sheets—The Committee reviews total compensation tally sheets at least annually as part of making individual compensation decisions.

✓	Independent Consultant—The Committee engages an executive compensation consultant that is independent under the Securities and Exchange Commission rules and NYSE listing standards to provide advice and expertise on the design and implementation of our executive and director compensation programs.

✓	“Double Trigger” Vesting of Equity Awards—Under our Equity Incentive Plan approved by shareholders at our 2018 annual shareholders meeting, in general, a change in control will not automatically trigger vesting of outstanding equity awards unless the acquirer does not assume or replace the outstanding awards. Rather, participants must experience a termination of employment without cause or resign for good reason within two years following a change in control for an award to vest in connection with a change in control. The Committee retains discretion to provide otherwise in an award agreement or before a change in control. Since the effective date of the 2018 Equity Incentive Plan, all equity awards have been granted under this Plan with double trigger vesting following a change in control.

✓	Double Trigger for Cash Change in Control Benefits—All change in control benefits under our Change in Control Severance Plan are “double trigger.”

What We Don’t Do:

✗	No Individual Employment Agreements—We do not enter into individual employment agreements with our executive officers.

✗	No Hedging of Company stock—Our insider trading policy prohibits our named executive officers from engaging in hedging activities with respect to our stock.

✗	No Pledging of Company stock—Our officers and directors may not hold our securities in a margin account or pledge our securities as collateral for a loan, subject to an exception that may be granted by our chief executive officer for loans (not margin accounts), which can be repaid without resorting to the pledged securities.

✗	No Tax Gross-ups—We do not provide tax gross-ups for change in control benefits.

✗	No Significant Perquisites—Our executive officers, including the named executive officers, receive no recurring significant perquisites or other personal benefits.

4

Summary Proxy Information

•	Key Components of our Executive Compensation Program in 2019 are Unchanged. In reviewing our executive compensation program during 2019, our Executive Compensation Committee took into account, among other factors, the strong shareholder approval at our 2019 annual meeting in favor (96.2% of the shares voted) of our 2018 executive compensation program and our executive pay practices. In view of this high level of shareholder support, the Executive Compensation Committee determined that no changes to the components of our executive compensation program were necessary in 2019. Our shareholders have provided consistently strong support for our compensation program since the inception of the say-on-pay advisory shareholder vote.

•	Alignment of Executive Compensation and Performance. In addition to increasing Mr. Spencer’s base salary by $25,000, and his long-term incentive target by $900,000, both effective for 2019, our Board of Directors, upon the recommendation of our Executive Compensation Committee, awarded Mr. Spencer incentive compensation for 2019 that was commensurate with our strong business results and his position as our President and Chief Executive Officer, including payment of an annual short-term cash incentive award of $1,480,900 and the grant of a long-term equity incentive award with a grant date target accounting value of $5.1 million. Consistent with our executive compensation philosophy, a majority of Mr. Spencer’s total direct compensation of approximately $7,424,100 for 2019 was incentive-based and at-risk, as illustrated by the following chart:

Consistent with our executive compensation philosophy, a majority of 2019 total direct compensation for our other named executive officers (as set forth on page 60), was incentive-based and at-risk, as illustrated by the following chart:

2020 Proxy Statement	5

Summary Proxy Information

SHAREHOLDER ACTIONS

•	Election of Directors (Proposal 1). You will find in this proxy statement important information about the qualifications and experience of the 11 director nominees, each of whom is a current director. The Corporate Governance Committee performs an annual assessment of the performance of the Board of Directors to ensure that our directors have the skills and experience to oversee effectively our company. All of our directors have proven leadership, sound judgment, integrity and a commitment to the success of our company, and our Board of Directors recommends that shareholders VOTE IN FAVOR of each nominee for re-election.

•	Ratification of our Independent Auditor (Proposal 2). You will also find in this proxy statement important information about our independent auditor, PricewaterhouseCoopers LLP. We believe PricewaterhouseCoopers LLP continues to provide high-quality service to our company, and our Board of Directors recommends that shareholders VOTE IN FAVOR of ratification.
•	Advisory Vote on Executive Compensation (Proposal 3). Our shareholders have the opportunity to cast a non-binding, advisory vote on our executive compensation program. As recommended by our shareholders at our 2017 annual meeting, we provide our shareholders with an annual opportunity to vote on executive compensation. Shareholders holding 96.2% of our shares that were voted last year on our executive compensation, including abstentions, supported the design and practices of our executive compensation program. In evaluating this “say on pay” proposal, we recommend that you review our Compensation Discussion and Analysis in this proxy statement, which explains how and why the Executive Compensation Committee made its 2019 executive compensation decisions. Our Board of Directors recommends that shareholders VOTE IN FAVOR of our executive compensation program.

•	Votes Required for Approval of the Proposals. The votes required for each proposal are summarized below, together with information regarding treatment of abstentions and broker non-votes for each proposal:

Proposal	How does the Board recommend that I vote?	Votes required for approval when quorum is present	Abstentions	Broker non-votes

1. Election of Directors	The Board recommends that you vote FOR each nominee for re-election	Majority of the votes cast by the shareholders present in person or by proxy and entitled to vote	Do not count as votes cast and have no effect on the outcome of the vote	Do not count as votes cast and have no effect on the outcome of the vote

2. Ratification of our Independent Auditor	The Board recommends that you vote FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020	Majority of the voting power of the shareholders present in person or by proxy and entitled to vote	Have the same effect as votes against this proposal	There are no broker non-votes on the auditor proposal because it is a routine item. Shares not voted in the discretion of a brokerage firm or similar person have same effect as votes against this proposal

3. Advisory Vote on Executive Compensation	The Board recommends that you vote FOR the approval, on an advisory basis, of the company’s executive compensation program	Majority of the voting power of the shareholders present in person or by proxy and entitled to vote	Have the same effect as votes against this proposal	Do not count as shares entitled to vote and have no effect on the outcome of the vote

6

About the 2020 Annual Meeting

The following questions and answers are provided for your convenience and briefly address some commonly asked questions about our 2020 annual meeting of shareholders. Please also consult the more detailed information contained elsewhere in this proxy statement and the documents referred to in this proxy statement.

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of ONEOK, Inc. of proxies to be voted at our 2020 annual meeting of shareholders and at any adjournment or postponement of the meeting. You are invited to attend our annual meeting of shareholders on May 20, 2020, at 9:00 a.m., Central Daylight Time. The meeting will be held at our company headquarters at ONEOK Plaza, 100 West Fifth Street, Tulsa, Oklahoma. For directions to the meeting, please visit our website at www.oneok.com or www.proxydocs.com/oke.

Who is soliciting my proxy?

Our Board of Directors is sending you this proxy statement in connection with its solicitation of proxies for use at our 2020 annual meeting of shareholders. Certain of our directors, officers and employees also may solicit proxies on our behalf in person or by mail, telephone, fax or email.

Where will the annual meeting be held?

The annual meeting will be at ONEOK Plaza, 100 West Fifth Street, Tulsa, Oklahoma 74103.

We intend to hold our annual meeting in person. However, we are actively monitoring the Coronavirus disease 2019 (“COVID-19”) and are sensitive to the public health and travel concerns our shareholders may have and the protocols federal, state and local governments may impose. As a result, we are planning for the possibility that the annual meeting of shareholders may be held solely by means of a virtual meeting format. If we take this step, we will announce our decision to do so in advance, and details on how to participate will be set forth in a news release issued by us and available at www.oneok.com.

Who may attend and vote at the annual meeting?

All shareholders who held shares of our common stock at the close of business on March 23, 2020, may attend and vote at the meeting. If your shares are held through a broker or similar person, often referred to as being held “in street name,” bring a copy of your brokerage account statement or a voting instruction card, which you may obtain from your broker or similar person.

Please note: no cameras, recording equipment, large bags, briefcases or packages will be permitted in the meeting.

Will the annual meeting be webcast?

Our annual meeting also will be webcast on May 20, 2020. You are invited to visit www.oneok.com at 9:00 a.m., Central Daylight Time, on May 20, 2020, to access the webcast of the meeting. Registration for the webcast is required. An archived copy of the webcast also will be available on our website for 30 days following the meeting.

How do I cast my vote?

If you were a shareholder of record at the close of business on the record date of March 23, 2020, you have the right to vote the shares you held of record that day in person at the meeting or you may appoint a proxy through the internet, by telephone or by mail to vote your shares on your behalf. The internet and telephone methods of voting generally are available 24 hours a day and will ensure that your proxy is confirmed and posted immediately. These methods of voting are also available to shareholders who hold their shares in our Direct Stock Purchase and Dividend Reinvestment Plan, our Employee Stock Purchase Plan, and our 401(k) Plan, which includes our former Profit Sharing Plan as one of its features (collectively, the “401(K) Plan”).

You may revoke your proxy any time before the annual meeting by following the procedures outlined below under the caption “What can I do if I change my mind after I vote my shares?”

Please help us save time and postage costs by appointing a proxy via the internet or by telephone.

When you appoint a proxy via the internet, by telephone or by mailing a signed proxy card, you are appointing John W. Gibson, Chairman of the Board, and Stephen B. Allen, Senior Vice President, General Counsel and Assistant Secretary, as your representatives at the annual meeting, and they will vote your shares as you have instructed them. If you appoint a proxy via the internet, by telephone or by mailing a signed proxy card but do not provide voting instructions, your shares will be voted FOR the election of each proposed director nominee named in this proxy statement and FOR Proposals 2 and 3.

2020 Proxy Statement	7

About the 2020 Annual Meeting

To appoint a proxy to vote your shares on your behalf, please select from the following options:

Voting Options

Via the Internet

•  Go to the website at www.proxypush.com/oke, which is available 24 hours a day, seven days a week, until 11:59 p.m. (Central Daylight Time) on May 19, 2020.

•  Enter the control number that appears on your proxy card. This process is designed to verify that you are a shareholder and allows you to vote your shares and confirm that your instructions have been properly recorded.

•  Follow the simple instructions.

•  If you appoint a proxy via the internet, you do not have to return your proxy card.

By Telephone

On a touch-tone telephone, call toll-free 1-866-883-3382, 24 hours a day, seven days a week, until 11:59 p.m. (Central Daylight Time) on May 19, 2020.

•  Enter the control number that appears on your proxy card. This process is designed to verify that you are a shareholder and allows you to vote your shares and confirm that your instructions have been recorded properly.

•  Follow the simple recorded instructions.

•  If you appoint a proxy by telephone, you do not have to return your proxy card.

By Mail

•  Mark your selections on the proxy card.

•  Date and sign your name exactly as it appears on your proxy card.

•  Mail the proxy card in the enclosed postage-paid envelope.

•  If mailed, your completed and signed proxy card must be received prior to the commencement of voting at the annual meeting.

What if my shares are held by my broker or similar person?

If your shares are held in a brokerage account or by a similar person, your shares are considered to be held “in street name.” If you held shares in street name as of the record date of March 23, 2020, this proxy statement and our 2019 annual report to shareholders should have been forwarded to you by your broker or similar person, together with a voting instruction card. You have the right to direct your broker or similar person how to vote your shares by using the voting instruction card or by following any instructions provided by your broker or similar person for voting via the internet or telephone.

Under the rules of the NYSE, unless you provide your broker or similar person with your instructions on how to vote your shares, they will only be permitted to exercise their discretion to vote your shares on the ratification of the selection of our independent registered public accounting firm (Proposal 2) and will not be able to vote your shares on any of the other matters to be presented at the annual meeting. Consequently, unless you respond to their request for your voting instructions in a timely manner, your shares held through your broker or similar person will not be voted on any of these other matters (which is referred to as a “broker non-vote”).

Please provide your voting instructions to your broker or similar person so that your shares may be voted.

What can I do if I change my mind after I vote my shares?

If you were a shareholder of record at the close of business on the record date, you have the right to revoke your proxy at any time before it is voted at the meeting by:

(1)	notifying our corporate secretary in writing;

(2)	authorizing a later proxy via the internet or by telephone;

(3)	returning a later-dated proxy card; or

(4)	voting at the meeting in person.

If your shares are held in a brokerage account or by a similar person, you may revoke any voting instructions you may have previously provided only in accordance with revocation instructions provided by your broker or similar person.

Is my vote confidential?

Proxy cards, ballots and voting tabulations that identify individual shareholders are mailed and returned directly to our stock transfer agent who is responsible for tabulating the vote in a manner that protects your voting privacy. It is our policy to protect the confidentiality of shareholder votes throughout the voting process. The vote of any shareholder will not be disclosed to our directors, officers or employees, except

(1)	to meet legal requirements;

(2)	to assert or defend claims for or against us; or

(3)	in those limited circumstances where:

(a)	a proxy solicitation is contested (which, to our knowledge, is not the case in connection with the 2020 annual meeting),

(b)	a shareholder writes comments on a proxy card, or

(c)	a shareholder authorizes disclosure.

8

About the 2020 Annual Meeting

The vote tabulator and the inspector of election has been, and will remain, independent of us. This policy does not prohibit shareholders from disclosing the nature of their votes to our directors, officers or employees, or prevent us from voluntarily communicating with our shareholders, ascertaining which shareholders have voted or making efforts to encourage shareholders to vote.

Who will count the vote?

Representatives of our stock transfer agent, Equiniti Trust Company, will tabulate the votes and act as the inspector of the election.

How is common stock held in our 401(k) Plan voted?

In order to vote shares of our common stock held through our 401(k) Plan, you must instruct the trustee of the 401(k) Plan, Fidelity Management Trust Company, how to vote those shares by providing your instructions via the internet, by telephone or by mail in the manner outlined above. If you fail to provide your instructions or if you return an instruction card with an unclear voting designation or with no voting designation at all, then the trustee will vote the shares in your account in proportion to the way the other participants in the 401(k) Plan vote their shares. These votes receive the same confidentiality as all other shares voted.

To allow sufficient time for voting by the trustee of our 401(k) Plan, your voting instructions must be received by May 17, 2020.

How will shares for which a proxy is appointed be voted on any other business conducted at the annual meeting that is not described in this proxy statement?

Although we do not know of any business to be considered at the 2020 annual meeting other than the proposals described in this proxy statement, if any other business is properly presented at the annual meeting, your proxy gives authority to John W. Gibson, Chairman of the Board, and Stephen B. Allen, Senior Vice President, General Counsel and Assistant Secretary, to vote on these matters at their discretion.

What shares are included on the proxy card(s)?

The shares included on your proxy card(s) represent all of the shares that you owned of record as of the close of business on March 23, 2020, including those shares held in our Direct Stock Purchase and Dividend Reinvestment Plan and Employee Stock Purchase Plan, but excluding any shares held for your account by Fidelity Management Trust Company, as trustee for our 401(k) Plan. If you do not authorize a proxy via the internet, by telephone or by mail, your shares, except for those shares held in our 401(k) Plan, will not be voted. Please refer to the discussion above for an explanation of the voting procedures for your shares held by our 401(k) Plan, including its profit sharing feature.

What does it mean if I receive more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Please sign and return all proxy cards, or appoint a proxy via the internet or telephone, to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address whenever possible.

Why did we receive just one copy of the proxy statement and annual report when we have more than one stock account in our household?

We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” This procedure permits us to send a single copy of the proxy statement and annual report to a household if the shareholders provide written or implied consent. Shareholders with multiple accounts that share the same last name and household mailing address will receive a single copy of shareholder documents (annual report, proxy statement, or other informational statement) unless we are instructed otherwise. Shareholders will continue to receive a separate proxy card for each stock account. We previously mailed a notice to eligible registered shareholders stating our intent to utilize this rule unless the shareholder provided an objection.

If you are a registered shareholder and received only one copy of the proxy statement and annual report in your household, we will promptly deliver copies, to the extent you request them, for each member of your household who was a registered shareholder as of the record date. You may make this request by calling EQ Shareowner Services at 1-866-235-0232 or by providing written instructions to EQ Shareowner Services, Attn: Householding/ONEOK, Inc., P.O. Box 64854, St. Paul, Minnesota 55164-0854. You also may contact EQ Shareowner Services in the same manner if you are currently receiving a single copy of the proxy statement and annual report in your household and desire to receive separate copies in the future for each member of your household who is a registered shareholder or if your household is currently receiving multiple copies of the proxy statement and annual report and you desire to receive a single copy in the future for your entire household.

If you are not a registered shareholder and your shares are held through a broker or similar person, you will need to contact that entity to revoke your election and receive multiple copies of these documents.

Is there a list of shareholders entitled to vote at the annual meeting?

The names of shareholders of record entitled to vote at the annual meeting will be available at the annual meeting and for 10 days prior to the meeting for any purpose relevant to the meeting between the

2020 Proxy Statement	9

About the 2020 Annual Meeting

hours of 9:00 a.m. and 4:30 p.m. CDT at our principal executive offices at 100 West Fifth Street, Tulsa, Oklahoma, and may be viewed by contacting our corporate secretary.

May I access the notice of annual meeting, proxy statement, 2019 annual report and accompanying documents on the internet?

The notice of annual meeting, proxy statement, 2019 annual report and accompanying documents are currently available on our website at www.oneok.com.

Additionally, in accordance with rules of the Securities and Exchange Commission, you may access this proxy statement, our 2019 annual report and any other proxy materials we use at www.proxydocs.com/oke.

Instead of receiving future copies of our proxy and annual report materials by mail, shareholders may elect to receive an email that will provide electronic links to these proxy and annual report materials. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business and also will give you an electronic link to the proxy voting site. You may log on to www.proxypush.com/oke and follow the prompts to enroll in the electronic proxy delivery service. If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your broker or other holder of record of your shares regarding the availability of this service.

What out-of-pocket costs will we incur in soliciting proxies?

Morrow Sodali LLC, 470 West Avenue, Stamford, Connecticut 06902, will assist us in the distribution of proxy materials and solicitation of votes for a fee of $11,000, plus out-of-pocket expenses. We also reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for their reasonable expenses for forwarding proxy materials to our shareholders. We will pay all costs of soliciting proxies.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Voting results will be published in a Current Report on Form 8-K that we will file with the Securities and Exchange Commission within four business days after the annual meeting.

10

Outstanding Stock and Voting

MATTERS TO BE VOTED UPON

At the annual meeting, the following matters will be voted upon:

(1)	the election of each of the 11 nominees for director named in this proxy statement to serve a one-year term;

(2)	the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020;

(3)	an advisory vote on executive compensation; and

(4)	such other business as may properly come before the meeting, or any adjournment or postponement of the meeting.

VOTING

Only shareholders of record at the close of business on March 23, 2020, are entitled to receive notice of and to vote at the annual meeting. As of that date, 413,857,174 shares of our common stock were outstanding. Each outstanding share entitles the holder to one vote on each matter submitted to a vote of shareholders at the meeting.

Shareholders of record may vote in person or by proxy at the annual meeting. All properly submitted proxies received prior to the commencement of voting at the annual meeting will be voted in accordance with the voting instructions contained on the proxy. Shares for which signed proxies are properly submitted without voting instructions will be voted:

(1)	FOR the election of each of the 11 nominees for director named in this proxy statement to serve a one-year term;

(2)	FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020; and

(3)	FOR the advisory proposal to approve our executive compensation.

While we know of no other matters that are likely to be brought before the meeting, in the event any other business properly comes before the meeting, proxies will be voted in the discretion of the persons named in the proxy. The persons named as proxies were designated by our Board of Directors.

To vote shares held “in street name” through a broker or similar person, a shareholder must provide voting instructions to them. Brokerage firms and similar persons are required to request voting instructions for shares they hold on behalf of their customers and others. We encourage you to provide instructions to your brokerage firm or similar person on how to vote your shares. If your shares are held “in street name,” to be able to vote those shares in person at the annual meeting, you must obtain a proxy, executed in your favor, from the broker or similar person who held those shares as of the close of business on March 23, 2020.

The rules of the NYSE determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker or similar person holding shares for an owner in street name may vote for the proposal without receiving voting instructions from the owner under certain circumstances. If a proposal is non-routine, the broker or similar person may vote on the proposal only if the owner has provided voting instructions. A “broker non-vote” occurs when the broker or similar person is unable to vote on a proposal because the proposal is non-routine and the owner does not provide any voting instructions. Under the rules of the NYSE, Proposals 1 and 3 are considered to be non-routine, and Proposal 2 is considered to be routine. Accordingly, if you do not provide voting instructions to your brokerage firm or similar person holding your shares, they will not be permitted under the rules of the NYSE to vote your shares on Proposals 1 and 3 and will only be permitted to vote your shares on Proposal 2 at their discretion.

Please provide your voting instructions to your broker or similar person so that your shares may be voted.

Representatives of our stock transfer agent, Equiniti Trust Company, will be responsible for tabulating and certifying the votes cast at the meeting.

QUORUM

The holders of a majority of the shares entitled to vote at the annual meeting, present in person or by proxy, constitute a quorum for the transaction of business at the annual meeting. In determining whether we have a quorum, we count abstentions and broker non-votes as present.

If a quorum is not present at the scheduled time of the meeting, the shareholders who are present in person or by proxy may adjourn the meeting until a quorum is present. If the time and place of the adjourned meeting are announced at the time the adjournment is taken, no other notice need be given. However, if the adjournment is for more than 30 days, or if a new record date is set for the adjourned meeting, a notice will be given to each shareholder entitled to receive notice of, and to vote at, the meeting.

2020 Proxy Statement	11

Proxy Solicitation

VOTES REQUIRED

PROPOSAL 1 – Election of Directors.

Our By-laws provide for majority voting for directors in uncontested elections. We expect that the election of directors at our 2020 annual meeting will be uncontested. Under the majority voting standard, the election of directors is decided by the affirmative vote of a majority of the votes cast with respect to that nominee’s election by the shareholders present in person or by proxy at the meeting and entitled to vote for the election of directors. In other words, to be elected a nominee must receive a number of “for” votes that exceeds the number of “against” votes cast with respect to that director’s election. Abstentions and broker non-votes, if any, do not count as “for” or “against” votes cast with respect to the election of directors.

Under Oklahoma law, if an incumbent director who is a nominee does not receive, in an uncontested election, the requisite majority vote to be re-elected at an annual meeting, that director remains in office as a “holdover” director. Accordingly, our corporate governance guidelines require that such a director must promptly, following certification of the shareholder vote, tender his or her resignation to our Board of Directors. The Board (excluding the director who tendered the resignation) will then evaluate the resignation in light of the best interests of our company and our shareholders in determining whether to accept or reject the resignation, or whether other action should be taken. In reaching its decision, the Board may consider any factors it deems relevant, including the director’s qualifications, the director’s past and expected future contributions to the company, the overall composition of the Board and whether accepting the tendered resignation would cause the company to fail to comply with any applicable rule or regulation (including NYSE listing requirements and the federal securities laws). The Board will act on the tendered resignation and publicly disclose its decision and rationale within 90 days following certification of the shareholder vote.

PROPOSAL 2 – Ratification of Selection of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the Year Ending December 31, 2020.

In accordance with our By-laws, approval of Proposal 2 requires the affirmative vote of a majority of the voting power of the shareholders present in person or by proxy and entitled to vote on each proposal at the meeting. Abstentions will have the same effect as votes against Proposal 2. If you do not provide voting instructions to your brokerage firm or similar person holding your shares, they will be permitted to vote your shares on Proposal 2 at their discretion.

PROPOSAL 3 – Advisory Vote on Executive Compensation.

In accordance with our By-laws, approval of Proposal 3 requires the affirmative vote of a majority of the voting power of the shareholders present in person or by proxy and entitled to vote on each proposal at the meeting. Abstentions will have the same effect as votes against Proposal 3. If you do not provide voting instructions to your brokerage firm or similar person holding your shares, they will not be permitted to vote your shares on Proposal 3. Broker non-votes do not count as shares entitled to vote for purposes of determining the outcome of the vote on Proposal 3.

REVOKING A PROXY

Any shareholder may revoke his or her proxy at any time before it is voted at the meeting by (1) notifying our corporate secretary in writing (the mailing address of our corporate secretary is 100 West Fifth Street, Tulsa, Oklahoma 74103), (2) authorizing a later proxy via the internet or by telephone, (3) returning a later dated proxy card, or (4) voting at the meeting in person. A shareholder’s presence without voting at the annual meeting will not automatically revoke a previously delivered proxy and any revocation during the meeting will not affect votes previously taken at the meeting.

If your shares are held in a brokerage account or by a similar person, you may revoke any voting instructions you may have previously provided in accordance with the revocation instructions provided by the broker or similar person.

PROXY SOLICITATION

Solicitation of proxies will be primarily by mail and telephone. We have engaged Morrow Sodali LLC, 470 West Avenue, Stamford, Connecticut 06902, to solicit proxies for a fee of $11,000, plus out-of-pocket expenses. In addition, certain of our officers, directors and employees may solicit proxies on our behalf in person or by mail, telephone, fax or email, for which such persons will receive no additional compensation. We will pay all costs of soliciting proxies. We will also reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for their reasonable expenses for forwarding proxy materials to our shareholders.

12

Governance of the Company

Our Board of Directors and management are committed to maintaining strong corporate governance practices that allocate rights and responsibilities among our Board, management and shareholders in a manner that benefits the long-term interest of our shareholders. Our corporate governance practices are designed not just to satisfy regulatory and stock exchange requirements, but also to provide for effective oversight and management of our company.

Our Corporate Governance Committee engages in a regular process of reviewing our corporate governance practices, including comparing our practices with those recommended by various corporate governance authorities, the expectations of our shareholders and the practices of other leading public companies. Our Corporate Governance Committee also reviews regularly our corporate governance practices in light of proposed and adopted laws and regulations, including the rules of the Securities and Exchange Commission and the rules and listing standards of the NYSE.

CORPORATE GOVERNANCE GUIDELINES

Our Board of Directors has adopted corporate governance guidelines that address key areas of our corporate governance, including: the Board’s mission and responsibilities; Board membership and leadership; the structure and function of the Board’s committees; meetings of the Board and its committees, including attendance requirements and executive sessions; Board compensation; Board and officer share ownership requirements; succession planning; evaluation of the performance of our Board; and Board access to management and independent advisors. Our Board annually reviews our corporate governance guidelines and may revise the guidelines from time to time as conditions warrant. The full text of our corporate governance guidelines is published on and may be printed from our website at www.oneok.com and is also available from our corporate secretary upon request.

CODE OF BUSINESS CONDUCT AND ETHICS

Our Board of Directors has adopted a code of business conduct and ethics that applies to our directors, officers (including our principal executive and financial officers, principal accounting officer, controllers and other persons performing similar functions) and all other employees. We require all directors, officers and employees to adhere to our code of business conduct and ethics in addressing the legal and ethical issues encountered in conducting their work for our company. Our code of business conduct and ethics requires that our directors, officers and employees avoid conflicts of interest, comply with all applicable laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our company’s best interest. Our code also addresses workplace conduct, including prohibitions on discrimination and workplace harassment. All directors, officers and employees are required to report any conduct that they believe to be an actual or apparent violation of our code of business conduct and ethics.

The full text of our code of business conduct and ethics is published on and may be printed from our website at www.oneok.com and is also available from our corporate secretary upon request. We intend to disclose on our website any future amendments to, or waivers from, our code of business conduct and ethics, as permitted by the rules of the Securities and Exchange Commission and the listing standards of the NYSE.

DIRECTOR INDEPENDENCE

Our corporate governance guidelines provide that a majority of our Board of Directors will be “independent” under the applicable independence requirements of the NYSE. These guidelines and the rules of the NYSE provide that, in qualifying a director as “independent,” the Board must make an affirmative determination that the director has no material relationship with our company, either directly or as a partner, shareholder or officer of an organization that has a relationship with our company. In making this determination with respect to each director serving on the Executive Compensation Committee, under the rules of the NYSE, the Board is required to consider all factors specifically relevant to determining whether the director has a relationship to our company which is material to that director’s ability to be independent from management in connection with the duties of a member of that committee.

Our Board of Directors has also adopted director independence guidelines that specify the types of relationships the Board has determined to be categorically immaterial. Directors who meet these standards are considered to be “independent.” The full text of our director independence guidelines is published on and may be printed from our website at www.oneok.com and is also available from our corporate secretary upon request.

Our Board of Directors has determined affirmatively that Board members Brian L. Derksen, Julie H. Edwards, Mark W. Helderman, Randall J. Larson, Steven J. Malcolm, Jim W. Mogg, Pattye L. Moore, Gary D. Parker and Eduardo A. Rodriguez have no material relationship with our company, and each qualifies as “independent” under our corporate governance guidelines, our director independence guidelines and the rules of the NYSE. Accordingly, nine out of our current 11 directors qualify as independent.

2020 Proxy Statement	13

Our Board and Corporate Strategy

BOARD LEADERSHIP STRUCTURE

During 2019, our Board was led by John W. Gibson, who is our non-executive Chairman of the Board, in consultation and coordination with Julie H. Edwards, who was our lead independent director and the Chairman of the Corporate Governance Committee. In addition, our Audit Committee and Executive Compensation Committee are each led by a chair and vice chair, each of whom is an independent director.

Our corporate governance guidelines provide that our Board of Directors retains the right to exercise its discretion in combining or separating the offices of the Chairman of the Board and Chief Executive Officer. Our Board reviews the issue as a part of its succession planning process. The Board believes that it is advantageous for the Board to maintain flexibility to determine on a case-by-case basis and, if necessary, change the Board leadership structure in order to meet our needs at any time, based on the individuals then available and the circumstances then presented.

The Board believes that maintaining Mr. Gibson’s continuing service as non-executive Chairman of the Board provides the most effective leadership model for our Board and our company at this time. In making this determination, the Board considered the advantages to our company of maintaining the continuity of Mr. Gibson’s effective leadership as Chairman of the Board based on, among other factors, his lengthy service as an executive officer of our company, including as chief executive officer from 2007 until his retirement in 2014, his strong leadership skills, his extensive knowledge and experience regarding our operations and the industries and markets in which we compete, as well as his ability to promote communication and to synchronize strategic objectives and activities between our Board and our senior management. The Board also believes this leadership structure continues to ensure significant independent oversight of management, as Messrs. Gibson and Spencer are the only members of the Board who are not independent directors. In addition, our Board has an ongoing practice of holding executive sessions of the independent members of the board as part of each regularly scheduled in-person Board meeting.

In accordance with our corporate governance guidelines, the Board continues to retain the authority to combine the positions of Chairman and Chief Executive Officer in the future if it determines that doing so is in the best interests of our company and our shareholders.

LEAD INDEPENDENT DIRECTOR

Our corporate governance guidelines provide the lead independent director who, under these guidelines, is also chair of our Corporate Governance Committee, with various key responsibilities, including leading the Board’s process for selecting both the Chairman of the Board and the Chief Executive Officer. The guidelines provide that the lead independent director shall have served as a director for a minimum of three years, shall serve for a term of three to five years as determined by the Board of Directors, and that the duties of the lead independent director include but are not limited to:

•	Presiding as the chair at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors;
•	Approving meeting agendas for the Board; and
•	Approving meeting schedules to ensure that there is sufficient time for discussion of all agenda items.

In addition, the lead independent director has the authority to call meetings of the independent directors and, if requested by major shareholders, will ensure that he or she is available for consultation and direct communication.

CEO AND SENIOR MANAGEMENT SUCCESSION PLANNING

A key responsibility of the Chief Executive Officer and the Board is ensuring that an effective process is in place to provide continuity of leadership over the long term at all levels in our company. Each year, succession-planning reviews are held at every significant organizational level of the company, culminating in a full review of senior leadership talent by our independent directors. During this review, the Chief Executive Officer, the Chairman of the Board and the other independent directors discuss future candidates for senior leadership positions, succession timing for those positions and development plans for the highest-potential candidates. This process ensures continuity of leadership over the long term, and it forms the basis on which our company makes ongoing leadership assignments.

OUR BOARD AND CORPORATE STRATEGY

Our Board of Directors is actively involved in overseeing, reviewing and guiding our corporate strategy. Our Board formally reviews our company’s business strategy, including the risks and opportunities facing our company and its businesses, at an annual strategic planning session. In addition, long-range strategic issues, including the performance and strategic fit of our businesses, are discussed as a matter of course at regular board meetings. Our Board regularly discusses corporate strategy throughout the year with management, formally as well as informally, and during executive sessions of the Board as appropriate. As discussed in “Risk Oversight” below, our Board views risk management and oversight as an integral part of our strategic planning process, including mapping key risks to our corporate strategy and seeking to manage and mitigate risk. Our Board also views its own composition as a critical component to effective strategic oversight. Accordingly, our Board and relevant Board committees consider our business strategy and

14

Risk Oversight

the company’s regulatory, geographic and market environments when assessing board composition, director succession, executive compensation and other matters of importance.

SHAREHOLDER ENGAGEMENT

Our Board of Directors believes that accountability to shareholders is a mark of good corporate governance and that regular shareholder engagement is important to our company’s success. Our company frequently engages with shareholders on a variety of topics, with particular focus on matters relating to our company’s publicly disclosed strategy and financial performance. During 2019, members of our management team and our investor relations group attended or hosted approximately 20 investor conferences or events and held more than 350 discussions with investment firms.

Our company also engages with shareholders to discuss matters relating to governance, compensation, safety, the environment, social responsibility and other current and emerging issues that the Board and our management understand are important to our shareholders. In addition to this direct engagement, our company also maintains a number of complementary mechanisms that allow our shareholders to effectively communicate to our Board, including:

•	Conducting the annual election of directors with a majority voting standard;
•	Conducting an annual advisory vote to approve executive compensation;
•	Maintaining an investor relations website;
•	Regular meetings with investors and analysts;
•	If requested by major shareholders, ensuring the lead independent director is available for consultation and direct communication;
•	Permitting shareholders to submit prospective candidates for nomination by our Board for election at the annual meeting of shareholders in accordance with our corporate governance guidelines;
•	Permitting shareholders to nominate candidates for election at the annual meeting of shareholders in accordance with our By-laws;
•	Permitting proxy access by eligible shareholders in accordance with our By-laws; and
•	Providing shareholders the ability to attend and voice opinions at the annual meeting of shareholders.

RISK OVERSIGHT

Enterprise Risk Management

We engage in an annual comprehensive enterprise risk-management (“ERM”) process to identify and manage risk. Our annual ERM assessment is designed to enable our Board of Directors to establish a mutual understanding with management of the effectiveness of our risk-management practices and capabilities, to review our risk exposure and to elevate certain key risks for discussion at the Board level. Risk management is an integral part of our annual strategic planning process, which addresses, among other things, the risks and opportunities facing our company.

Our ERM program is overseen by our Chief Financial Officer. The program is designed to identify, assess, monitor and manage risks that could affect our ability to fulfill our business objectives or execute our corporate strategy. Our ERM process involves the identification and assessment of a broad range of risks and the development of plans to mitigate these risks. These risks generally relate to the strategic, operational, financial, regulatory compliance and human resources aspects of our business.

Not all risks can be dealt with in the same way. Some risks may be easily perceived and controllable. Other risks are unknown. Some risks can be avoided or mitigated by particular behavior, and some risks are unavoidable as a practical matter. For some risks, the potential adverse impact would be minor and, as a matter of business judgment, it may not be appropriate to allocate significant resources to avoid the adverse impact. In other cases, the adverse impact could be significant, and it is prudent to expend resources to seek to avoid or mitigate the potential adverse impact. Management is responsible for identifying risk and risk controls related to our significant business activities; mapping the risks to our corporate strategy; and developing programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential reward and the appropriate manner in which to control and mitigate risk.

The Board implements its risk oversight responsibilities by having management provide periodic briefing and informational sessions on the significant risks that our company faces and how our company is seeking to control and mitigate those risks. In some cases, as with risks relating to significant acquisitions, risk oversight is addressed as part of the full Board’s ongoing engagement with the Chief Executive Officer and management.

The Board annually reviews a management assessment of the various operational and regulatory risks facing our company, their relative magnitude and management’s plan for mitigating these risks. This review is conducted in conjunction with the Board’s review of our company’s business strategy at its annual strategic planning meeting and at other meetings as appropriate.

Risk Oversight and Strategy Committee

We also maintain a Risk Oversight and Strategy Committee, which consists of members of our senior management. This committee is responsible for ensuring that exposure to commodity price and interest rate risk, as well as marketing, trading, hedging practices, and long-term contractual commitments are monitored within the framework established by our company policies. The committee also is

2020 Proxy Statement	15

Board and Committee Membership

responsible for ensuring that marketing and hedging strategies are developed and implemented to mitigate or manage those risks within acceptable risk thresholds.

Board Committee Risk Oversight

In certain cases, a Board committee is responsible for oversight of specific risk topics. For example, the Audit Committee oversees risk issues associated with our overall financial reporting and disclosure process and legal compliance, as well as reviewing policies and procedures on risk-control assessment and accounting-risk exposure, including our companywide risk control activities. The Audit Committee meets with our Chief Financial Officer, Chief Accounting Officer and General Counsel, and meets with our Vice President, Audit Services, as well as with our independent registered public accounting firm, in separate executive sessions at each of its in-person meetings during the year at which time risk issues are discussed regularly.

In addition, our Executive Compensation Committee oversees risks related to our compensation programs, as discussed in greater detail elsewhere in this proxy statement, and our Corporate Governance Committee oversees risks related to our governance practices and policies.

CYBERSECURITY

We have adopted a cybersecurity program that conforms with the guidelines of the widely utilized National Institute of Standards and Technology (NIST) Cybersecurity Framework. We have a Director of Information Security who oversees a dedicated team of information security professionals who manage a cybersecurity program that includes risk assessment, compliance documentation, and reporting of cyber-events. This team is focused on three areas, including enterprise (corporate) information security, industrial control system (“ICS”) (including supervision control and data acquisition (“SCADA”) systems) security, and physical security. The enterprise security team manages the security of our enterprise network, as well as our overall threat and vulnerability management program and incident response procedures. Our ICS security team manages the security of our operational and SCADA cyber assets, and our physical security team manages technology efforts to improve the physical security of our assets.

Our cybersecurity program is governed by an Information Security Advisory Team, which is composed of members of our executive management team. Our Board of Directors is briefed regularly on our preparations with respect to cybersecurity. Employees at all levels receive monthly training to follow cybersecurity best practices and protocols in order to recognize threats in the early stages. The Information Security Advisory Team has also established relationships with the FBI and other relevant law enforcement resources to address cyber threats. The team also conducts periodic, external security reviews and penetration tests to determine and improve the efficacy of our security controls.

We use network segmentation best practices across our networks containing enterprise systems, SCADA, and other ICS systems. We have business continuity and disaster recovery plans in place that allow for failover processes, alternative forms of communication, and manual operation of our assets in the event that primary mechanisms become unavailable.

BOARD AND COMMITTEE MEMBERSHIP

Our business, property and affairs are managed under the direction of our Board of Directors. Members of our Board are kept informed of our business through discussions with our Chief Executive Officer and other officers, by reviewing materials provided to them periodically and in connection with Board and committee meetings, by visiting our offices and our operating facilities and by participating in meetings of the Board and its committees.

During 2019, the Board held eight regular meetings and one special meeting. All of our incumbent directors who served on the Board during 2019 attended at least 75% of the aggregate of all meetings of the Board and Board committees on which they served in 2019.

Our corporate governance guidelines provide that members of our Board are expected to attend our annual meeting of shareholders. In 2019, all then current members of our Board attended our annual meeting of shareholders.

The Board has three standing committees consisting of the Audit Committee, the Executive Compensation Committee and the Corporate Governance Committee.

16

Board and Committee Membership

The table below provides the current membership of our Board and each of our Board committees and the number of committee meetings held in 2019.

Director	Audit	Executive Compensation	Corporate Governance

Brian L. Derksen	Vice Chair		✓

Julie H. Edwards			Chair

John W. Gibson

Mark W. Helderman		✓	✓

Randall J. Larson	Chair

Steven J. Malcolm		✓	✓

Jim W. Mogg	✓		✓

Pattye L. Moore		Chair

Gary D. Parker	✓		✓

Eduardo A. Rodriguez		Vice Chair	Vice Chair

Terry K. Spencer

Number of meetings in 2019	six	four	three

Our Board has adopted written charters for each of its Audit, Executive Compensation and Corporate Governance Committees. Copies of the charters of each of these committees are available on and may be printed from our website at www.oneok.com. Copies are also available from our corporate secretary upon request. The responsibilities of our Board committees are summarized below. From time to time the Board, in its discretion, may form other committees.

The Audit Committee

The Audit Committee represents and assists our Board of Directors with the oversight of the integrity of our financial statements and internal control over financial reporting, our compliance with legal and regulatory requirements, the independence, qualifications and performance of our independent registered public accounting firm and the performance of our internal audit function. The responsibilities of the Audit Committee include:

•	Appointing, compensating and overseeing our independent auditor, including review of their qualifications, independence and performance;
•	Reviewing the scope, plans and results relating to external audits of our financial statements and our internal control over financial reporting;
•	Reviewing the internal audit function, its performance, the adequacy of its resources and the areas of internal audit emphasis;
•	Monitoring and evaluating our financial condition;
•	Monitoring and evaluating the integrity of our financial reporting processes and procedures;
•	Assessing our significant financial risks and exposures and evaluating the adequacy of our internal controls in connection with such risks and exposures, including, but not limited to, internal controls over financial reporting and disclosure controls and procedures;
•	Reviewing policies and procedures on risk-control assessment and accounting risk exposure, including our companywide risk control activities; and
•	Monitoring our compliance with our policies on ethical business conduct.

Our independent registered public accounting firm reports directly to our Audit Committee.

All members of our Audit Committee are “independent” under the independence requirements of the NYSE and the Securities and Exchange Commission applicable to audit committee members. The Board has determined that Jim W. Mogg, Gary D. Parker, Brian L. Derksen and Randall J. Larson are each an audit committee financial expert under the applicable rules of the Securities and Exchange Commission.

The Executive Compensation Committee

Our Executive Compensation Committee is responsible for establishing and periodically reviewing our executive compensation policies and practices. This responsibility includes:

•	Evaluating, in consultation with our Corporate Governance Committee, the performance of our Chief Executive Officer, and recommending to our Board of Directors the compensation of our Chief Executive Officer and our other executive officers;
•	Reviewing and approving, in consultation with our Corporate Governance Committee, the annual objectives of our Chief Executive Officer;
•	Reviewing our executive compensation program to ensure the attraction, retention and appropriate compensation of executive officers in order to motivate their performance in the achievement of our business objectives and to align their interests with the long-term interests of our shareholders;
•	Assessing the risks associated with our compensation program; and
•	Reviewing and making recommendations to the full Board on executive officer and director compensation and personnel policies, programs and plans.

Our Executive Compensation Committee meets periodically during the year to review our executive and director compensation policies and practices. The Committee annually recommends to our Board of Directors executive officer salaries and short- and long-term incentive compensation. The scope of the authority of this committee is not limited except as set forth in its charter and by applicable law. This committee has the authority to delegate duties to sub-

2020 Proxy Statement	17

Director Nominations

committees of this committee, or to other standing committees of the Board of Directors, as it deems necessary or appropriate. This committee may not delegate to a subcommittee any authority required by any law, regulation or listing standard to be exercised by this committee as a whole.

All members of our Executive Compensation Committee are “independent” under the independence requirements of the NYSE applicable to compensation committee members.

The executive compensation group in our corporate human resources department supports, in consultation with our Chief Executive Officer, the Executive Compensation Committee in its work.

During 2019, the Executive Compensation Committee continued the engagement of Meridian Compensation Partners, LLC (“Meridian Compensation Partners”) as an independent executive compensation consultant to assist the committee in its evaluation of the amount and form of compensation paid in 2019 to our Chief Executive Officer, our other executive officers and our directors. Meridian Compensation Partners reported directly to the Executive Compensation Committee. For more information on executive compensation and the role of this consultant, see “Executive Compensation Discussion and Analysis—Executive Compensation Methodology—The Role of the Independent Executive Compensation Consultant” at page 49.

The Corporate Governance Committee

Our Corporate Governance Committee is responsible for overseeing our company’s governance, including the selection of directors and the Board’s practices and effectiveness. These responsibilities include:

•	Identifying and recommending qualified director candidates, including qualified director candidates suggested by our shareholders in written submissions to our corporate secretary in accordance with our corporate governance guidelines and our By-laws or in accordance with the rules of the Securities Exchange Commission;
•	Making recommendations to the Board with respect to electing directors and filling vacancies on the Board;
•	Adopting an effective process for director selection and tenure by making recommendations on the Board’s organization and practices and by aiding in identifying and recruiting director candidates;
•	Reviewing and making recommendations to the Board with respect to the organization, structure, size, composition and operation of the Board and its committees;
•	In consultation with our Chairman of the Board, our Chief Executive Officer and the Executive Compensation Committee, overseeing management succession and development; and
•	Reviewing, assessing risk and making recommendations with respect to other corporate governance matters.

All members of our Corporate Governance Committee are “independent” under the independence requirements of the NYSE.

DIRECTOR NOMINATIONS

Our corporate governance guidelines provide that the Board of Directors is responsible for selecting candidates for Board membership and delegates the screening process to the Corporate Governance Committee of the Board. This committee, with recommendations and input from our Chairman of the Board, our Chief Executive Officer and members of our Board, evaluates the qualifications of each director candidate and assesses the appropriate mix of skills, qualifications and characteristics required of Board members in the context of the perceived needs of the Board at a given point in time. The committee is responsible for recommending candidates for nomination by the Board for election as members of our Board.

Our corporate governance guidelines provide that candidates for nomination by the Board must be committed to devoting the time and effort necessary to be productive members of the Board and that, in nominating candidates, the Board will endeavor to establish director diversity in personal background, race, gender, age and nationality. The guidelines also provide that the Board will seek to maintain a mix that includes, but is not limited to, the following areas of core competency: accounting and finance; investment banking; business judgment; management; energy industry knowledge; operations; leadership; strategic vision; law; and corporate relations.

The Corporate Governance Committee’s charter provides that it has the responsibility, in consultation with the Chairman of the Board and the Chief Executive Officer, to search for, recruit, screen, interview and select candidates for the position of director as necessary to fill vacancies on the Board or the additional needs of the Board and to consider management and shareholder recommendations for candidates for nomination by the Board. In carrying out this responsibility, the Corporate Governance Committee evaluates the qualifications and performance of incumbent directors and determines whether to recommend them for re-election to the Board. In addition, this committee determines, as necessary, the portfolio of skills, experience, diversity, perspective and background required for the effective functioning of the Board considering our business strategy and our regulatory, geographic and market environments.

Our corporate governance guidelines contain a policy regarding the Corporate Governance Committee’s consideration of prospective director candidates recommended by shareholders for nomination by our Board. Under this policy, any shareholder who wishes to

18

Director Compensation

recommend a prospective candidate for nomination by our Board for election at our 2021 annual meeting should send a letter of recommendation to our corporate secretary at our principal executive offices by no later than September 30, 2020. The letter should include the name, address and number of shares owned by the recommending shareholder (including, if the recommending shareholder is not a shareholder of record, proof of ownership of the type referred to in Rule 14a-8(b)(2) of the proxy rules of the Securities and Exchange Commission), the prospective candidate’s name and address, a description of the prospective candidate’s background, qualifications and relationships, if any, with our company and all other information necessary for our Board to determine whether the prospective candidate meets the independence standards under the rules of the NYSE and our director independence guidelines. A signed statement from the prospective candidate should accompany the letter of recommendation indicating that he or she consents to being considered as a nominee of the Board and that, if nominated by the Board and elected by the shareholders, he or she will serve as a director. The committee will evaluate prospective candidates recommended by shareholders for nomination by our Board in light of the various factors set forth above.

Neither the Corporate Governance Committee, nor the Board, nor our company itself discriminates in any way against prospective candidates for nomination by the Board on the basis of age, gender, race, religion, or other personal characteristics. There are no differences in the manner in which the Corporate Governance Committee or the Board evaluates prospective candidates based on whether the prospective candidate is recommended by a shareholder or by the Corporate Governance Committee, provided that the recommending shareholder timely furnishes to our company a letter of recommendation containing the information described above along with the signed statement of the prospective candidate referred to above.

In addition to having the ability to recommend prospective candidates for nomination by our Board, under our By-laws, shareholders may themselves nominate candidates for election at an annual meeting of shareholders so long as they are shareholders of record when they give the notice described below and on the record date for the relevant annual meeting. Any shareholder who desires to nominate candidates for election as directors at our 2021 annual meeting must follow the procedures set forth in our By-laws. Under these procedures, notice of a shareholder nomination for the election of a director must be received by our corporate secretary at our principal executive offices not less than 120 calendar days, and not more than 150 calendar days, before the first anniversary of the date that our proxy statement was released to shareholders in connection with our 2020 annual meeting of shareholders (i.e., notice must be received no earlier than November 4, 2020 and no later than December 4, 2020). If the date of the 2021 annual meeting is more than 30 days after May 20, 2021, the first anniversary of our 2020 annual meeting, our corporate secretary must receive notice of a shareholder nomination by the close of business on the tenth day following the earlier of the day on which notice of the date of the 2021 annual meeting is mailed to shareholders or the day on which public announcement of the 2021 annual meeting date is made. In addition, in accordance with our By-laws, the shareholder notice must contain certain information about the candidate the shareholder desires to nominate for election as a director, the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made.

In addition, our By-laws permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of ONEOK’s common stock continuously for a period of at least three years, to nominate for election to our Board and have such director nominations included in our proxy materials, a number of director candidates equal to the greater of (i) two individuals or (ii) the closest whole number that does not exceed 20% of our Board, provided that the shareholder(s) and the nominee(s) satisfy certain requirements specified in the By-laws. Under these procedures, notice must be received by our corporate secretary at our principal executive offices not less than 120 calendar days, and not more than 150 calendar days, before the first anniversary of the date that our proxy statement was released to shareholders in connection with our 2020 annual meeting of shareholders (i.e., notice must be received no earlier than November 4, 2020 and no later than December 4, 2020). In accordance with our By-laws, the shareholder notice must contain certain information about the candidate the shareholder(s) desires to nominate for election as a director, the shareholder(s) giving the notice and the beneficial owner(s), if any, on whose behalf the nomination is made.

DIRECTOR COMPENSATION

The Executive Compensation Committee reviews director compensation on an annual basis in consultation with Meridian Compensation Partners, the Committee’s independent compensation consultant. This review includes consideration of director compensation data compiled by Meridian for the same peer group used to assess competitive compensation for our executive officers in order to assess the competitive levels and types of compensation for our directors. In addition to considering director compensation data compiled by Meridian, the Committee also considers relevant factors such as our company’s financial and operational performance when reviewing director compensation. After completing its review, the Committee submits its recommendation for director compensation to the full Board of Directors for approval.

2020 Proxy Statement	19

Director Compensation

The Committee recommended, and the full Board of Directors approved, the compensation paid to each of our non-management directors for the periods shown in the table below.

	Cash Retainer	Stock Retainer [1]	Committee Chair Retainers			Chairman of the Board Cash Retainer

May 2018 through April 2019	$75,000	$135,000	Audit Executive Compensation Corporate Governance	$ $ $	20,000 15,000 20,000	$140,000

May 2019 through April 2020	$75,000	$135,000	Audit Executive Compensation Corporate Governance	$ $ $	20,000 15,000 20,000	$140,000

1  The number of shares of common stock issued for the annual stock retainer is determined based on the closing price of our company’s common stock on the NYSE on the date of the meeting of the Board of Directors immediately following the company’s annual shareholder meeting.

All directors are reimbursed for reasonable expenses incurred in connection with attendance at Board and committee meetings.

Our one management director, Terry K. Spencer, receives no compensation for his service as a director.

Our Board of Directors has established minimum share ownership guidelines for members of our Board that are discussed under “Executive Compensation Discussion and Analysis—Share Ownership Guidelines” at page 58. Our shareholder-approved Equity Incentive Plan imposes meaningful caps on the value of stock awards granted to our directors each year.

The following table sets forth the compensation paid to our non-management directors in 2019.

2019 NON-MANAGEMENT DIRECTOR COMPENSATION

Director	Fees Earned or Paid in Cash [1]	Stock Awards [1] [2] [3]	Change in Pension Value and Nonqualified Deferred Compensation Earnings [4]	All Other Compensation [5]	Total

Brian L. Derksen	$75,000	$135,000	—	$500	$210,500

Julie H. Edwards	$95,000	$135,000	$232	$500	$230,732

John W. Gibson [6]	$215,000	$135,000	$14,835	$15,500	$380,335

Mark W. Helderman	$93,750	$168,750	—	$500	$262,500

Randall J. Larson	$95,000	$135,000	—	$5,500	$235,500

Steven J. Malcolm	$75,000	$135,000	—	$13,000	$223,000

Jim W. Mogg	$75,000	$135,000	—	$5,500	$215,500

Pattye L. Moore	$90,000	$135,000	$163	$5,500	$230,663

Gary D. Parker	$75,000	$135,000	—	$500	$210,500

Eduardo A. Rodriguez	$75,000	$135,000	—	$500	$210,500

1  Non-management directors may defer all or a part of their annual cash and stock retainers under our Deferred Compensation Plan for Non-Employee Directors. During the year ended December 31, 2019, $611,250 of the total amount payable for directors’ fees were deferred under this plan at the election of five of our directors. Deferred amounts are treated, at the election of the participating director, either as phantom stock or as a cash deferral. Phantom stock deferrals are treated as though the deferred amount is invested in our common stock based on the average of our high and low stock price on the NYSE on the date the deferred amount was earned. Phantom stock earns the equivalent of dividends declared on our common stock, reinvested in phantom shares of our common stock based on the closing price of our common stock on the payment date of each common stock dividend. The shares of our common stock reflected in a non-management director’s phantom stock account are issued to the director under our Equity Incentive Plan on the last day of the director’s service as a director or a later date selected by the director. Cash deferrals earn interest at a rate equal to Moody’s seasoned AAA corporate bond yield index on the first business day of the plan year, which, at January 2, 2019, was 3.95%, plus 100 basis points, and are paid to the director on the last day of the director’s service as a director or at a later date selected by the director.

20

Director Compensation

    2019 NON-MANAGEMENT DIRECTOR COMPENSATION (footnotes continued)

The following table sets forth, for each non-management director during 2019, the amount of director compensation deferred during 2019 and cumulative deferred compensation as of December 31, 2019.

Director	Board Fees Deferred to Phantom Stock in 2019 [a]	Dividends Earned on Phantom Stock and Reinvested in 2019 [b]	Total Board Fees Deferred to Phantom Stock at December 31, 2019	Total Phantom Stock Held at December 31, 2019	Board Fees Deferred to Cash in 2019 [c]	Total Board Fees Deferred to Cash at December 31, 2019

Brian L. Derksen	$135,000	$44,054	$702,050	13,883	$—	$—

Julie H. Edwards	$—	$10,620	$150,340	3,106	$1,063	$22,143

John W. Gibson	$135,000	$59,975	$1,013,809	18,539	$281,121	$1,449,148

Mark W. Helderman	$—	$—	$—	—	$—	$—

Randall J. Larson	$—	$—	$—	—	$—	$—

Steven J. Malcolm	$—	$—	$—	—	$—	$—

Jim W. Mogg	$172,500	$262,266	$3,197,660	77,980	$—	$—

Pattye L. Moore	$135,000	$436,143	$4,302,614	128,556	$499	$10,392

Gary D. Parker	$—	$339,550	$3,288,066	99,307	$—	$—

Eduardo A. Rodriguez	$33,750	$28,753	$396,545	8,658	$—	$—

a  Reflects the value of the annual cash and stock retainers (with the number of shares of common stock calculated based on the average of our high and low stock price on the NYSE on the grant date) deferred by a director under our Deferred Compensation Plan for Non-Employee Directors.

b  Dividend equivalents paid on phantom stock are reinvested in additional shares of phantom stock (with the number of shares of common stock calculated based on the closing price of our common stock on the NYSE on the date the dividend equivalent was paid.)

c  The amount for Mr. Gibson reflects board fees that were deferred to cash in 2019 and prior years by Mr. Gibson and interest accrued on these deferred fees. The amounts for Ms. Edwards and Ms. Moore reflect interest accrued on prior cash deferrals. No board fees were deferred to cash in 2019 by Ms. Edwards or Ms. Moore. Cash deferrals earn interest at a rate equal to Moody’s seasoned AAA corporate bond yield index on the first business day of the plan year, plus 100 basis points, which, at January 2, 2019, was 3.95%.

2  The amounts in this column reflect the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC Topic 718”), with respect to stock awards received by directors for service on our Board of Directors. Since the shares are issued free of any restrictions on the grant date, the grant date fair value of these awards is the value of the equity retainer. The following table sets forth the number of shares and grant date fair value of such shares of our common stock issued to our non-management directors during 2019 for service on our Board.

Director	Shares Awarded in 2019	Aggregate Grant Date Fair Value

Brian L. Derksen	2,017	$135,000

Julie H. Edwards	2,017	$135,000

John W. Gibson	2,017	$135,000

Mark W. Helderman	2,017	$135,000

Randall J. Larson	2,017	$135,000

Steven J. Malcolm	2,017	$135,000

Jim W. Mogg	2,017	$135,000

Pattye L. Moore	2,017	$135,000

Gary D. Parker	2,017	$135,000

Eduardo A. Rodriguez	2,017	$135,000

3  For the aggregate number of shares of our common stock and phantom stock held by each member of our Board of Directors at March 1, 2020, see “Stock Ownership—Holdings of Officers and Directors” at page 44.

4  Reflects above-market earnings on Board of Directors fees deferred to cash under our Deferred Compensation Plan for Non-Employee Directors which provides for payment of interest on cash deferrals at a rate equal to Moody’s seasoned AAA corporate bond yield index on the first business day of the plan year, plus 100 basis points, which, at January 2, 2019, was 3.95%.

5  Reflects charitable contributions made by our company or the ONEOK Foundation, Inc., on behalf of members of our Board as follows: (a) a $500 annual contribution to the non-profit organization of his or her choice; (b) matching contributions up to $5,000 per year to non-profit organizations of his or her choice pursuant to our Board matching grant program; and (c) matching contributions to the United Way pursuant to our annual United Way contribution program.

6  There were no incremental costs incurred by our company in connection with travel by Mr. Gibson’s spouse as a passenger on our corporate aircraft on one occasion in 2019 during a flight whose primary purpose was to conduct company business. The incremental cost of personal use of our company aircraft is calculated based on the incremental cost of fuel, crew travel, on-board catering, trip-related maintenance, landing fees and trip-related hangar and parking costs and other similar variable costs. Fixed costs that do not change based on usage, such as pilot salaries, home hangar expenses and general taxes and insurance are excluded from the incremental cost calculation.

2020 Proxy Statement	21

Communications With Directors

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2019, Messrs. Helderman, Malcolm, Rodriguez and Ms. Moore served on our Executive Compensation Committee. No member of the Executive Compensation Committee was an officer or employee of the company or any of its subsidiaries during 2019, and no member of this committee was formerly an officer of the company or any of its subsidiaries. In addition, during 2019, none of our executive officers served as a member of a compensation committee or board of directors of any other entity of which any member of our Board was an executive officer.

EXECUTIVE SESSIONS OF THE BOARD

The non-management members and independent members of our Board of Directors each meet in separate, regularly scheduled executive sessions during each regular in-person meeting of the Board held during the year. We intend to continue this practice of regularly scheduled separate meetings of each of the non-management members and independent members of our Board. Our corporate governance guidelines provide that our lead independent director, who is the chair of our Corporate Governance Committee, presides as the chair at executive session meetings of the independent members of our Board.

ANNUAL BOARD AND COMMITTEE EVALUATIONS

Board and committee evaluations play a critical role in ensuring the effective functioning of our Board and its committees. It is important to take stock of Board and committee performance and to solicit and act upon feedback received from each member of our Board. To this end, under the leadership of our lead director and chair of our Governance Committee, the Governance Committee is responsible for evaluating the performance of our Board annually. Each of our Board’s Committees also annually conducts a self-evaluation.

The Board believes that, in addition to serving as a tool to evaluate and improve performance, evaluations can serve several other purposes, including the promotion of good governance, integrity of financial reporting, reduction of risk, strengthening of the board-management partnership, the encouragement of candid and constructive dialogue and helping set and oversee board expectations of management. In assessing their performance, the Board and its committees seek to assure themselves that areas identified for improvement are appropriately and timely addressed. As part of the Board’s evaluation process, directors consider various topics related to Board composition, structure, effectiveness and responsibilities and the overall mix of director skills, experience and backgrounds. While the Board and each of its committees conducts an evaluation annually, the Board considers its performance and that of its committees continuously throughout the year and shares feedback with management.

Topics considered during the 2019 annual Board evaluation process included:

•	Do we have the proper set of skills, knowledge and experience on the Board that align with our long-term strategy?
•	Are Directors well versed in good corporate governance?
•	Are Directors engaged, committed to excellence and functioning at a high level?
•	Does the Board receive the appropriate level of information in a timely manner?
•	Is the Board focused on the right information and topics in order for the Company to deliver value to all our shareholders?
•	Does the Board receive high quality and appropriate input from its outside advisors?
•	Is the Board structure appropriate and are Board committees functioning at a high level?
•	Is the relationship between the Board and management appropriate and are management presentations to the Board of a high quality?
•	Are the Board meetings and executive sessions conducted in a manner that fulfills the Board’s obligations, encourages discussion, delivers value added direction, and provides for critical oversight?

COMMUNICATIONS WITH DIRECTORS

Our Board believes that it is management’s role to speak for our company. Directors refer all inquiries regarding our company from institutional investors, analysts, the news media, customers or suppliers to our Chief Executive Officer or his designee. Our Board also believes that any communications between members of the Board and interested parties, including shareholders, should be conducted with the knowledge of our Chief Executive Officer. Interested parties, including shareholders, may contact one or more members of our Board, including non-management directors and non-management directors as a group, by writing to the director or directors in care of our corporate secretary at our principal executive offices. A communication received from an interested party or shareholder will be forwarded promptly to the director or directors to whom the communication is addressed. A copy of the communication also will be provided to our Chief Executive Officer. We will not, however, forward sales or marketing materials, materials that are abusive, threatening or otherwise inappropriate, or correspondence not clearly identified as interested party or shareholder correspondence.

22

Complaint Procedures

COMPLAINT PROCEDURES

Our Board of Directors has adopted procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and complaints or concerns under our Code of Business Conduct and Ethics. These procedures allow for the confidential and anonymous submission by employees of concerns regarding accounting or auditing matters and matters arising under our Code of Business Conduct and Ethics. The full text of these procedures, known as our whistleblower policy, is published on and may be printed from our website at www.oneok.com and is also available from our corporate secretary upon request.

2020 Proxy Statement	23

Corporate Sustainability

ONEOK is engaged in the natural gas gathering and processing, natural gas liquids and natural gas pipelines businesses. As a major operator of midstream assets, we have maintained our focus on our stakeholders and our mission to operate in a safe, reliable and environmentally sustainable manner. As we have grown our business and expanded our operational footprint over the last several years, we also have strengthened our commitment to improve our companywide environmental, safety and health (“ESH”) performance.

To maximize our efforts, we focus our sustainability program around environmental, social and governance programs, including:

Environmental Stewardship Our goal is to always operate our assets in a sustainable manner and to minimize the impact of our operations on the environment. Safety and Health The safety and health of our employees, customers and communities where we operate is at the forefront of each business and operating decision we make. Human capital management We strive to provide a competitive total rewards package to our employees and foster a culture of inclusion where everyone connected with our company feels valued. Community Investments We value being a good corporate citizen and are committed to fostering partnerships between our company, employees and the community. Political Advocacy and Oversight Political contributions to federal, state and local candidates are made by the ONEOK PAC which is funded entirely by voluntary contributions from eligible company employees.

We believe that our focus on corporate sustainability creates value for our company, our investors, and stakeholders while also helping us mitigate risks and reduce costs.

For additional information on our ESH performance and related matters, please review our Corporate Sustainability Report on our website at www.ONEOK.com, the contents of which are expressly not incorporated herein by this reference.

24

Environment, Safety and Health Commitment

ENVIRONMENT, SAFETY AND HEALTH COMMITMENT

Our goal is to always operate our assets safely, efficiently and environmentally responsibly. As our business grows, we remain committed to our ONEOK values and keeping our focus in the right place—on our employees and our mission to operate safely and environmentally responsibly.

We are committed to pursuing a zero-incident culture by continuously working toward mitigating risk and eliminating incidents that may harm our employees, contractors, the public and the environment. To meet corporate and operating ESH expectations, all of our leadership, employees and contractors must demonstrate a commitment to the following:

•	The responsibility and ability to control operating exposures that may cause an incident, even if it means stopping work;
•	Personal involvement and commitment to ESH management and compliance;
•	The responsibility to report, or elevate to the proper level in the organization, potential ESH compliance risks, incidents and near misses;
•	Understanding that protection of human health, safety and the environment is a top priority, no matter how urgent the job, project or commercial interests;
•	Being responsible and accountable for understanding and complying with all laws, regulations, permits, requirements and procedures related to their roles and responsibilities, including those associated with ESH; and
•	The execution and implementation of our sustainability efforts.

Environment

We continue our focus on environmental sustainability while operating our assets safely and reliably. We work to minimize the environmental impact of our services while continuously searching for new ways to meet stakeholder expectations for environmental stewardship. Our environmental efforts focus on minimizing the impact of our operations on the environment. These actions include:

•	Developing and maintaining an accurate greenhouse gas (“GHG”) emissions inventory according to current rules issued by the Environmental Protection Agency;
•	Improving the efficiency of our various pipelines, natural gas processing facilities and NGL fractionation facilities, all of which can minimize emissions;
•	Evaluating developing technologies to minimize and mitigate emissions from our facilities;
•	Implementing energy efficiency programs; and
•	Reducing waste.

Operating our businesses to meet the environmental expectations of each of our key stakeholders, including regulatory agencies, the communities in which we operate, landowners, customers, employees and investors, continues to be the goal we strive for in our day-to-day operations.

Greenhouse Gas Emissions

We are committed to understanding and managing our emissions and seeking ways to improve energy efficiency in our operations. We monitor emissions, undertake projects to manage operating emissions and apply innovative technologies to improve our energy efficiency. GHG emissions directly from our facilities primarily result from combustion from natural gas compressor engines and process heaters, methane gas escaping from our operating equipment, venting and other processes common to natural gas systems.

As a midstream service provider, we gather, transport, process and store hydrocarbon products for many customers. We deliver these products to the market, and they are eventually delivered to consumers. Emissions from these activities and other emission sources, including fugitive emission components, such as valves at our facilities, and other operating equipment, including acid gas treatment systems, pressure relief stacks, dehydrator vents and storage tanks are referred to as scope 1 emissions. Emissions that are attributable to electricity consumption are referred to as scope 2 emissions. Emissions that result from our customers’ combustion or oxidation of NGL products produced from our fractionation facilities are referred to as scope 3 emissions.

Federal GHG emission regulations require annual reporting of emissions from several source categories. In accordance with these regulations, we report emissions from our operating sources that have the potential to emit in excess of 25,000 tons per year of carbon dioxide equivalents (“CO2e”). In 2019, we estimate emissions of 64.0 metric tons of CO2e consisting of scope 1, scope 2 and scope 3 emissions, including estimated 2019 scope 1 emissions of 3.6 million metric tons of CO2e and estimated 2019 scope 2 emissions of 3.0 million metric tons of CO2e.

Scope 3 emissions are calculated using the annual volume of each fractionated product and multiplying it by an emission factor. Products covered are ethane, propane, normal butane, isobutane and natural gasoline. Estimated 2019 scope 3 emissions were 57.4 million metric tons of CO2e.

In 2019, our specific efforts related to emissions reductions included:

•	Construction of pipeline connections between our natural gas gathering systems and third-party producing oil and natural gas wells and related NGL takeaway infrastructure, particularly in the

2020 Proxy Statement	25

Safety and Health

Williston Basin in North Dakota, where the natural gas might, in the interim, otherwise be flared (the controlled burning of natural gas at the wellhead) or vented into the atmosphere by oil and gas producers. Significant drilling activity in recent years in the Williston Basin has caused natural gas production to exceed the capacity of existing natural gas gathering and processing infrastructure, which results in the flaring of natural gas by producers. We significantly increased our natural gas gathering and processing infrastructure over the last several years through construction of additional processing plants, compression capacity and gathering pipelines;

•	Using vapor-recovery units and combustors to capture natural gas that otherwise would be vented;
•	Installing compression-optimization tools on certain transmission pipelines, which has decreased emissions;
•	Using “hot taps” instead of venting/flaring of pipeline segments when making connections;
•	Reducing pressures on compressors and pipelines prior to venting to conserve natural gas and reduce emissions when taking assets offline for maintenance or other reasons; and
•	Implementing rigorous and regular leak-inspection programs for our natural gas pipelines and processing plants.

Environmental Highlights and Awards

Highlights and awards include the following:

•	Recently added to the Dow Jones Sustainability Index North America (DJSI), and we are the only U.S. based midstream energy company included in this index;
•	Midstream Energy Conservation Award;
•	Platinum Verification in Sustainable Tulsa’s Scorecard program. Best first-time participant;
•	Tulsa Metropolitan Environmental Trust’s Green Business of the year;
•	Environmental Federation of Oklahoma’s Frank Condon honorable mention; and
•	Sustainable Tulsa’s Overall Henry Bellmon Award winner.

Short-Term Incentive Environmental Metric

We established an internal environmental performance metric in 2014 that became a part of the short-term incentive plan performance criteria for all our employees. The Agency Reportable Environmental Event Rate (“AREER”) metric promotes a continued reduction in spills and emission events that are reportable to a state or federal agency. The 2019 target for AREER represented a 9.5% improvement over the previous year’s actual results. Since the implementation of the AREER metric, we have seen a year-over-year reduction in our rate of reportable environmental events. In 2019, we achieved our best AREER metric of 0.79.

Environmental Sustainability

We believe companies that anticipate and manage current and future sustainable opportunities and risks by focusing on quality, innovation and productivity will emerge as industry leaders and are more likely to create a competitive advantage and long-term stakeholder value.

ONEOK created a sustainability group within our corporate ESH organization in 2017 to increase our focus on the challenges and opportunities our industry is facing regarding environmental sustainability. The group takes a proactive approach to promoting sustainable ESH practices and awareness in our business planning and operational processes.

Key strategies include:

•	Evaluating opportunities to improve conservation and recycling programs;
•	Identifying opportunities to reduce company GHG emissions;
•	Increasing stakeholder outreach;
•	Documenting environmental achievements; and
•	Further engaging employees in our ESH sustainability initiatives.

In 2018, this group conducted an environmental and social materiality assessment to determine what is material to our operating processes and potential environmental impacts.

ESG Index Funds

Our continued efforts in sustainable environmental, social and governance (“ESG”) practices have been recognized and led to our inclusion in approximately 30 ESG related indexes, including the Dow Jones Sustainability Index North America (DJSI), FTSE4Good US, MSCI KLD 400 Social, MSCI World ESG, MSCI USA SRI, and Just U.S. Large Cap ETF.

SAFETY AND HEALTH

The safety and health of our employees, customers and communities where we operate is at the forefront of each business decision we make. By monitoring the integrity of our assets and promoting the safety and health of our employees, customers and communities, we are investing in the long-term sustainability of our businesses.

We continuously assess the risks our employees face in their jobs, and we work to mitigate those risks through training, appropriate engineering controls, work procedures and other preventive safety and health programs. Reducing incidents and improving our safety incident rates is important, but we are not focused only on statistics. Low incident rates alone cannot prevent a large-scale incident, which

26

Safety and Health

is why we continue to focus on enhancing our ESH management systems and process safety programs, such as key risk/key control identification and knowledge sharing.

We have an ESH Leadership Committee which provides vision, leadership, direction and oversight for our ESH programs, processes and management systems. This committee consists of senior leadership representatives and has several responsibilities including:

•	Promoting and advocating expectations for ESH excellence across our organization;
•	Supporting broad communication of ESH policies, standards, goals and objectives and promoting their consistent application throughout our company; and
•	Overseeing the regulatory landscape with respect to changing ESH expectations and requirements.

Contractor Safety

We expect and require our contractors to maintain the same high ESH performance standards we ask of our employees.

Because we use third-party contractors to assist in the construction, operation and maintenance of our facilities and assets, contractor management is an important element of our ESH management system. As part of the management system, we have established contractor qualification, selection and retention criteria designed to attract the most qualified companies. Each company we contract with is responsible for providing personnel who are appropriately screened, trained, qualified and able to perform specified duties related to all ESH policies and procedures. Once selected, contractors are monitored periodically to ensure they are following our ESH expectations.

We also demonstrate our commitment to safety through our Safety Tracking for ONEOK Major Projects (“STOMP”) safety tool, which is designed to capture and monitor our contractors’ ESH performance. STOMP assists us and contract employees in the prevention of injuries, equipment damage, environmental impact and facility downtime. Our STOMP tool has raised awareness among our contractors of the benefits and requirements of reporting incidents, implementing corrective actions and identifying events early, which helps prevent and reduce incidents and their consequences.

We believe an effective contractor safety program enhances our projects by assisting contractors with systematically identifying and evaluating anticipated hazards and establishing controls in advance of actual work.

Asset Integrity and Reliability Management

Our overriding goal is to ensure we operate our assets safely, reliably and in an environmentally sustainable manner.

Asset integrity is the ability of an asset to perform its required function effectively and efficiently while also protecting those that live and work near our facilities and the environment. We maintain mature and robust programs that guide trained staff in the completion of these activities, and we continue to enhance and improve these programs and our internal capabilities.

While many of our assets are regulated by local, state and federal agencies, our activities are not limited to compliance. Asset integrity is critical in many ways, and our programs and people are dedicated to satisfying the expectations of each of our key stakeholders, including governmental regulatory agencies, the communities in which we operate, landowners, our customers, our employees and investors.

•	Facility Integrity. Our risk-based inspection program is a data-intensive engineering analysis using information from design, construction, operation and inspection processes to ensure fixed equipment is appropriately maintained, its current condition is known, and it is operated within safe limits.

•	Pipeline Integrity. Our pipeline integrity management program has been developed to meet or exceed state and federal regulatory requirements for pipeline safety and is further strengthened by participation in industry-level program improvement initiatives. This program provides guidance for identification of high consequence areas and threats specific to individual pipeline segments. Appropriate inspection methods and threat prevention or mitigation activities are selected and scheduled based on a process of integrity-related integration and evaluation.

•	Underground Storage Integrity. Our underground storage safety management program guides our engineering and operations staff in the inspection, maintenance and remediation of our storage assets.

Reservoirs, mined salt caverns and mined rock caverns are used to store natural gas, natural gas liquids and certain refined products within a regulatory and industry appropriate framework. This specialized, technical field depends heavily on industry best practices, experienced practitioners and rigorous documentation and recordkeeping.

Safety and Health Highlights

In 2019, we experienced our best year on record with respect to our ESH performance.

•	In 2019, we achieved our best incident rate of 0.32 for our total recordable incident rate (“TRIR”).
•	2019’s preventable vehicle incident rate (“PVIR”) of 1.04 is also the best rate we have ever achieved.

2020 Proxy Statement	27

Human Capital Management

Additional highlights include:

•	Our ONEOK Field Services natural gas gathering and processing business received the Chief Executive Officer’s ESH Excellence Award for 2018.
•	2019 natural gas processing facility awards included:
•	Baker Plant – 10 Years without a lost time accident;
•	Maysville and Stephens Plants – 10 Years without a lost time accident;
•	Canadian Valley Plant – five years without a lost time accident; and
•	GPA Midstream Association Chairman’s Award for Safety Improvement.

Short-Term Incentive Safety Metric

We established an internal safety performance metric in 2009 that became a part of the short-term incentive plan performance criteria for all employees. The Total Recordable Incident Rate (“TRIR”) is the number of Occupational Safety and Health Administration incidents per 200,000 work-hours. The inclusion of this important metric is designed to emphasize our commitment to the safe operation of our business and to reward safe behavior throughout our company. The 2019 target for TRIR represented a 10.3% improvement over the previous year’s actual results.

HUMAN CAPITAL MANAGEMENT

We make it a priority to attract, select, develop and retain the talent necessary to support our key business strategies. To accomplish this, we offer compensation, benefits and career opportunities that are designed to position us as an employer of choice, and we invest significant time and resources in the development of our people and building high-performing teams. Our approach to human capital management has been successful, as evidenced by the fact that we achieved record hiring numbers in 2019 and an 87 percent favorable score in our 2019 employee engagement survey, in which approximately 82 percent of employees participated.

Our success is dependent upon our greatest resource—our employees. To continue our success, we must nurture creativity, new ideas and diverse thought—none of which are attainable without fostering an inclusive workplace.

We are committed to proactively and consciously embracing diversity by recognizing and appreciating the characteristics that make individuals unique. We strive to foster a culture of inclusion and an environment where everyone connected with our company feels valued.

Our diversity and inclusion efforts are guided by a Diversity and Inclusion Council chaired by our Chief Executive Officer and composed of a diverse group of employees who represent different demographics, work locations, business units and levels of seniority.

Throughout 2019, diversity and inclusion remained a priority, as evident in our recruiting and programming efforts. We have integrated a diversity and inclusion workshop into our intern and trainee programs. We educate hiring leaders about unconscious bias and take measures to ensure we are attracting a diverse pool of talent. We also seek to recognize employees who are military veterans. We actively recruit military veterans and attend military career fairs.

We continue providing professional development and skill-building opportunities for all employees through various programs, including programs to support traditionally underrepresented groups. Our organizational development (“OD”) and diversity and inclusion (“D&I”) teams provide in-person classroom training, computer-based self-study and one-on-one coaching that is available to all employees.

We provided funding and support for five organized business resource groups (“BRGs”), which are employee-led groups intended to promote the attraction, development and retention of traditionally underrepresented segments of our workforce and thereby drive positive business outcomes. The BRGs are allocated an annual budget to support their operation. A key factor in the success of our BRGs is the active participation by executive sponsors and other “allies” from outside the BRGs’ underrepresented populations.

Human Capital Management Highlights and Awards in 2019

•	We once again received recognition for our diversity and inclusion efforts from the Tulsa Regional Chamber, Human Rights Campaign and Tulsa Mayor’s Office.
•	Through a series of “Executive Mentoring Sessions,” each direct report of the CEO participated in small group mentoring sessions offering diversity and inclusion supporters time to learn from our top executives.
•	More than 500 leaders attended small group training sessions with OD and D&I staff on Leading High-Performing Teams. These sessions focused on emotional intelligence, building trust and resolving conflict.
•	We launched two new BRGs: Indigenous/Native American and Latinx/Hispanic American, bringing our BRG total to five.
•	719 employees are a supporter of one or more BRGs representing 37 locations in nine states. This represents approximately 25% of our employee base, compared to the national average of 8.5% participation rates in US-based companies.
•	Programs led by our BRGs include a mentoring program, speakers club and multiple leadership development small group offerings.
•	Our BRGs and our diversity and inclusion staff provided more than 2,600 hours of combined professional development.
•	We were again named as an Oklahoma Veteran Employer Champion by a veterans coalition including the Oklahoma Department of Veterans Affairs and the City of Tulsa.

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Political Advocacy and Oversight

•	We were named by Just Capital and Forbes Magazine as the Industry Leader in Energy Equipment & Services on the 2020 America’s Most Just Companies list.
•	We received a 95% score on the Human Rights Campaign’s Corporate Equity Index, a leading national survey designed to measure lesbian, gay, bisexual and transgender (LBGT) inclusion, making us the highest ranked company headquartered in Oklahoma.
•	We support a number of organizations that serve as a resource to members of underrepresented groups throughout our operating footprint. Among these organizations are:
•	Domestic Violence Intervention Services: rebuilds lives affected by domestic violence and sexual assault through advocacy, shelter, counseling, and education;
•	Indian Health Care Resource Center: mission is to provide quality, comprehensive health care to Tulsa-area Indian people in a culturally sensitive manner that promotes good health, wellbeing and harmony;
•	John Hope Franklin Center for Reconciliation: in the spirit of Dr. John Hope Franklin, promotes reconciliation and generates trust through scholarly work and constructive community engagement;
•	Oklahoma Center for Community and Justice: vision is to eliminate bias, bigotry and racism in our state, in our generation;
•	Oklahomans for Equality: seeks equal rights for LBGTQ+ individuals and families through intersectional advocacy, education, programs, alliances, and the operation of the Dennis R. Neill Equality Center; and
•	The Center for individuals with Physical Challenges: provides opportunities for persons with physical disabilities to enhance the quality of their lives.

COMMUNITY INVESTMENTS

We value being a good corporate citizen and are committed to fostering partnerships between our company, employees and the community. We seek to give back through building partnerships with community organizations and key stakeholders that address local needs and provide resources for all to benefit. Providing community investments, programs and opportunities that encourage and support engagement create shared value by connecting the success of business with societal progress.

We strategically invest in charitable organizations and causes that align with our company’s values, as well as meet community needs by providing valuable services and resources. Through financial contributions and volunteer service, our goal is to enhance the quality of life and economic well-being of our communities while creating a positive environment in which to do business. The ONEOK Foundation enables a consistent level of giving through grants and pledges to non-profit organizations, and ONEOK provides corporate contributions, generally in the form of sponsorships, in support of charitable organizations and events.

We encourage employees to volunteer for company-sponsored projects or serve, using personal time, on charitable or civic boards and organizations. Our Employee Matching Grant program and volunteer service grants further support those efforts.

2019 Community Investments Highlights

•	Approximately 235 communities in our operating footprint were impacted by one or more of our community investments programs.
•	28% of total giving was contributed to diversity and inclusion-related requests.
•	Total volunteerism (employees/family/friends/retirees): 731 volunteers; 14,757 hours.
•	Estimated Value of Total Company Volunteerism: $375,271. (Based on the estimated value per hour of volunteer time of $25.43).
•	257 volunteer service grants were earned by employees through our volunteer program to give to designated charitable organizations for a total of $64,250.
•	In 2019, the ONEOK Foundation, Inc. contributed approximately $5.1 million and ONEOK made corporate contributions of approximately $4.0 million to support local nonprofit organizations.

POLITICAL ADVOCACY AND OVERSIGHT

As a company, we do not make corporate contributions to (1) political candidates, parties, committees or campaigns, or (2) 501(c)(4) organizations (or other tax-exempt entities) formed for political purposes. In addition, in most circumstances we will not make contributions designed to influence the outcome of ballot measures. However, we have in the past, and may in the future, support or oppose specific ballot measures that could impact our company, its employees, assets or operations. In the event we decide to support or oppose a particular ballot measure, we will provide the appropriate disclosure of such support or opposition, including any corporate funds expended for that purpose.

We do, however, actively participate in the political process through the lobbying efforts of our government relations department, involvement in multiple business and industry trade organizations, and through the ONEOK, Inc. Employee Political Action Committee (ONEOK PAC).

2020 Proxy Statement	29

Political Advocacy and Oversight

Political contributions to federal, state and local candidates are made by the ONEOK PAC which is entirely funded by voluntary contributions from eligible company employees. The ONEOK PAC’s activities are guided by a steering committee composed of members of senior management and a contribution committee composed of ONEOK PAC members and are subject to comprehensive regulation, including detailed disclosure requirements. ONEOK PAC contributions are reported to the Federal Election Commission and applicable state regulatory authorities. During 2019, the ONEOK PAC made contributions to state and federal candidates for office in the amount of $35,200.

Our government relations team works with state and federal legislators to ensure ONEOK’s inclusion in key legislative issues that affect the company’s ability to operate. We also work with state regulatory authorities on issues that arise with company filings with those authorities. In 2019, we monitored legislation on a variety of issues that could impact our businesses, including natural gas flaring, pipeline safety, local control, infrastructure and operation security and disaster-response efficiency, state and federal tax issues and reclamation and restoration of pipeline rights of way. During 2019, we also paid $326,245 for state and federal lobbying activities. We belong to several industry associations that participate in the political process. These associations promote collaboration between companies within an industry concerning public policy initiatives and represent industry interests in the legislative and regulatory arenas. Our primary purpose in becoming a member of these industry associations is not for political purposes, as we may not agree with all positions taken by industry associations on issues. The benefits that we receive from industry associations are primarily expertise and the ability to gain insight on industry related matters. In 2019, we paid dues of approximately $1,154,350 to 40 trade and industry associations, of which approximately 37% was allocated by those associations to lobby expenses and political expenditures.

Our lobbying and political activities, including the activities of the ONEOK PAC, are reviewed annually by the Corporate Governance Committee of our Board of Directors. We believe this oversight process ensures accountability and transparency for our lobbying and political activities.

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Proposal 1 – Election of Directors

BOARD REFRESHMENT

Our Board recognizes the importance of Board refreshment to help ensure an appropriate balance of experience, expertise and perspective on our Board.

Based on the recommendations of our Corporate Governance Committee, in December 2015 our Board elected Randall J. Larson and Brian L. Derksen to our Board and in February 2019 elected Mark W. Helderman to our Board. Messrs. Larson, Derksen and Helderman add to the Board’s experience, expertise and knowledge in a number of areas, including natural gas and natural gas liquids gathering, processing, fractionation transportation and storage operations and accounting, finance and capital management in the midstream sector of the energy industry.

Your Board of Directors believes that its current membership reflects a balanced Board with deep experience and diverse expertise.

ANNUAL ELECTION BY MAJORITY VOTE

Our certificate of incorporation provides for the annual election of directors. Our Board of Directors currently consists of 11 members, each of whose terms will expire at the 2020 annual meeting.

As more fully described above in “Outstanding Stock and Voting—Votes Required—Proposal 1—Election of Directors,” our By-laws provide for majority voting for directors in uncontested elections and our corporate governance guidelines require that a nominee for director who does not receive the requisite majority vote in an uncontested election must promptly tender his or her resignation to our Board of Directors for its consideration.

The persons named in the accompanying proxy card intend to vote such proxy in favor of the election of each of the nominees named below, who are all currently directors, unless the proxy provides for a vote against the director. Although the Board has no reason to believe that the nominees will be unable to serve as directors, if a nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board, unless contrary instructions are given on the proxy. Except for these nominees, no other person has been recommended to our Board as a potential nominee or otherwise nominated for election as a director.

BOARD QUALIFICATIONS

Our corporate governance guidelines provide that our Corporate Governance Committee will evaluate the qualifications of each director candidate and assess the appropriate mix of skills and characteristics required of board members in the context of the perceived needs of the Board at a given point in time. Each director also is expected to:

•	Exhibit high standards of integrity, commitment and independence of thought and judgment;
•	Use his or her skills and experiences to provide independent oversight to the business of our company;
•	Be willing to devote sufficient time to carrying out his or her duties and responsibilities effectively;
•	Devote the time and effort necessary to learn the business of the company and the Board;
•	Represent the long-term interests of all shareholders; and
•	Participate in a constructive and collegial manner.

Director Diversity and Core Competencies

Our governance guidelines provide that, in nominating candidates, the Board will endeavor to establish director diversity in personal background, race, gender, age and nationality, and to maintain a mix that includes, but is not limited to, the following areas of core competency: accounting and finance; investment banking; business judgment; management; energy industry knowledge; operations; leadership; strategic vision; law; and corporate relations.

2020 Proxy Statement	31

Summary of Director Qualifications and Experience

SUMMARY OF DIRECTOR QUALIFICATIONS AND EXPERIENCE

This table provides a summary view of the qualifications and attributes of each director nominee.

Brian L. Derksen Julie H. Edwards John W. Gibson Mark W. Helderman Randall J. Larson Steven J. Malcolm Jim W. Moog Patty L. Moore Gary D. Parker Eduardo A. Rodriguez Terry K. Spencer Qualifications and Attributes Accounting/Auditing We operate in complex financial and regulatory environment with significant disclosure requirements and detailed business processes and internal controls. Business Operations We have significant operations focused on natural gas and natural gas liquids gathering, processing, fractionation, storage and transportation. Capital Management We allocate capital in various ways to run our operations, grow our business and return value to shareholders. Corporate Governance Leadership As a public company, we expect effective oversight and transparency, and our stakeholders demand it. Financial Expertise/Literacy Our business involves complex financial transactions and reporting requirements. Independence Independent directors have no material relationships with us and are essential in providing effective and unbiased oversight. Industry Experience Experience in the oil and gas midstream industry provides a relevant understanding of our business and strategy. Capital Markets Our business is capital intensive and requires access to capital and credit markets in order to grow our business. Public Company Executive Experience Experience leading a large, widely-held organization provides practical insights on need for transparency, accountability, and integrity. Recent Public Company Board Experience We value individuals who understand public company reporting responsibilities and have experience with the issues commonly faced by public companies. Regulatory/Risk Management A complex regulatory and risk environment requires us to develop policies and procedures that effectively manage compliance and risk. Demographic Background (as of April 3, 2020) Board Tenure (years) 4 14 13 1 4 8 13 18 29 16 6 Age (years) 68 61 67 62 62 71 71 62 74 64 60 Gender (male/female) M F M M M M M F M M M Race/Ethnicity Hispanic/Latino Caucasian/White

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Board Diversity

BOARD TENURE

Directors with varied tenure contribute to a range of perspectives and ensure we transition knowledge and experience from longer-serving members to those newer to our Board. We have a diverse mix of new and long-standing directors. The average tenure of a board member is 11.1 years as of the 2020 annual meeting.

BOARD DIVERSITY

Our directors represent a range of backgrounds and overall experience. In recent years, our Governance Committee has focused on ensuring continued diversity on the Board during refreshment activities by ensuring that candidate pools include diverse individuals meeting the recruitment criteria. Our director nominees range from 60 to 74 years of age, with the average age being 65.6 years, as of the 2020 annual meeting.

Your Board of Directors believes that each member of our Board possesses the necessary integrity, skills and qualifications to serve on our Board and that their individual and collective skills and qualifications provide them with the ability to engage management and each other in a constructive and collaborative fashion and, when necessary and appropriate, challenge management in the execution of our business operations and strategy.

Set forth on the following pages is certain information with respect to each nominee for election as a director, each of whom is a current director. Your Board unanimously recommends a vote FOR each nominee.

2020 Proxy Statement	33

Director Nominees

DIRECTOR NOMINEES

Brian L. Derksen Age 68 Director since 2015 Independent Committees: Audit (Vice Chair) Corporate Governance

Career Highlights:

•	Served as Global Deputy Chief Executive Officer of Deloitte Touche Tohmatsu Limited (“DTTL”) from 2011 until 2014.

•	Served as Deputy Chief Executive Officer of Deloitte LLP (“Deloitte U.S.”) from 2003 to 2011.

•	Served as Managing Partner of the financial advisory business and the Mid-America region of Deloitte U.S. In fulfilling his roles for DTTL and Deloitte U.S., he acted in his capacity as a partner in Deloitte U.S. He retired as a partner of Deloitte U.S. in May 2014.

•	Certified Public Accountant.

•	During the period from November 2014 through May 2015, he was engaged to serve as an independent consultant in the information technology sector.

•	Holds a Bachelor of Science degree from the University of Saskatchewan (Canada) and a Master of Business Administration degree from Duke University’s Fuqua School of Business.

Other Boards:

•	A member of the Boards of Directors of Brookshire Grocery Company and Dye & Durham Corporation, both privately held companies.

Skills and Qualifications:

•	Extensive experience and expertise in accounting, auditing, financial reporting, taxation and management consulting.

•	Extensive senior executive experience provides him with particular expertise in leadership, strategic vision and corporate governance matters.

Julie H. Edwards Age 61 Director since 2007 Independent Committees: Corporate Governance (Chair)

Career Highlights:

•	Retired in 2007 from Southern Union Company where she served as Senior Vice President-Corporate Development from November 2006 to January 2007 and as Senior Vice President and Chief Financial Officer from July 2005 to November 2006.

•	Served as an executive officer of Frontier Oil Corporation, having served as Chief Financial Officer from 1994 to 2005 and as Treasurer from 1991 to 1994.

•	Served as an investment banker with Smith Barney, Harris, Upham & Co., Inc. in New York and Houston, after joining the company as an associate in 1985, when she graduated from the Wharton School of the University of Pennsylvania with an M.B.A.

•	Served as an exploration geologist in the oil industry, having earned a Bachelor of Science in Geology and Geophysics from Yale University in 1980.

•	Served on the ONEOK Board of Directors in 2004 and 2005 and was also a member of the Board of Directors of ONEOK Partners GP, L.L.C., from 2009 until the consummation of the merger transaction with ONEOK in June 2017.

Other Boards:

•	A member of the Board of Directors of Noble Corporation, plc a U.K.-based offshore drilling contractor, where she serves on the Compensation and Finance Committees and is Chair of the Nominating and Governance Committee, and was a member of the Board of Directors of NATCO Group, Inc., a privately owned oil field services and equipment manufacturing company, from 2004 until its sale to Cameron International Corporation in November 2009.

Skills and Qualifications:

•	Broad experience and understanding of various segments within the energy industry (exploration and production, refining and marketing, natural gas transmission, processing and distribution, production technology and contract drilling), and significant senior accounting, finance, capital markets, corporate development and management experience and expertise.

•	Demonstrated leadership and has been effective in her role as immediate past chair of our Audit Committee and as current chair of our Corporate Governance Committee.

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Director Nominees

John W. Gibson Age 67 Director since 2006 Non-Independent (Chairman of the Board)

Career Highlights:

•	Nonexecutive Chairman of the Board of ONEOK, Inc.

•	Served as ONEOK’s Chief Executive Officer from January 2007, to January 2014.

•	Appointed Chairman of the Board of ONEOK, Inc. in May 2011, and served as the President from 2010 through 2011.

•	Appointed Chairman of the Board of ONEOK Partners GP, L.L.C., the sole general partner of ONEOK Partners, L.P. in 2007 and served in that capacity until the consummation of the merger transaction with ONEOK in June 2017.

•	Served as Chief Executive Officer of ONEOK Partners GP, L.L.C. from 2007 until January 2014 and served as President from 2010 through 2011.

•	Served as President of ONEOK Energy Companies from 2005 until May 2006, which included our natural gas gathering and processing, natural gas liquids, pipelines and storage and energy services business segments.

•	Joined ONEOK in May 2000 and served as President, Energy until 2005.

•	Served as an Executive Vice President at Koch Energy, Inc., a subsidiary of Koch Industries, until May 2000.

•	Spent 18 years with Phillips Petroleum Company in a variety of domestic and international positions in its natural gas, natural gas liquids and exploration and production businesses.

•	Began his career in the energy industry in 1974 as a refinery engineer with Exxon USA.

•	Holds a Bachelor of Science degree in Engineering from Missouri University of Science and Technology, formerly known as the University of Missouri at Rolla.

Other Boards:

•	Serves as the nonexecutive Chairman of the Board of ONE Gas, Inc., where he serves on the Executive Committee, and as a member of the Board of Directors of Matrix Service Company, where he serves on the Audit and Nominating and Governance Committees and is Chair of the Compensation Committee.

Skills and Qualifications:

•	Direct responsibility for and extensive experience in strategic and financial planning, acquisitions and divestitures, operations, management supervision and development, and compliance.

•	Significant experience in assessing acquisition opportunities and in structuring, financing and completing merger and acquisition transactions.

•	Extensive management and operational experience, and demonstrates a strong track record of leadership, strategic vision and risk management.

Mark W. Helderman Age 62 Director since 2019 Independent Committees: Executive Compensation Corporate Governance

Career Highlights:

•	Held positions of increasing responsibility from 1997 through January 2019, at Sasco Capital Inc., an independent, institutional investment firm focused primarily on corporate turnarounds, restructurings and transformations, until he retired as Managing Director and Co-Portfolio Manager.

•	Worked in equity research and sales for Roulston Research Company from 1989 to 1996 and for McDonald & Company from 1986 to 1989, both in Cleveland, Ohio.

Other Boards

•	None.

Skills and Qualifications

•	More than 30 years of experience in the U.S. equities markets, including constructive engagement with senior management teams to develop a deep understanding of their corporate vision, value creation philosophy, commitment to long-term sustainable value and shareholder alignment.

•	Experience in more than 50 strategic, transformational restructurings spanning several industries including the energy value chain from upstream exploration and production, onshore and offshore oil field services, midstream, downstream petrochemicals and refining, regulated utilities and merchant energy.

•	More than 20 years of broad experience as an analyst in the commodity, energy, industrial and utility sectors.

•	Extensive financial experience and expertise.

2020 Proxy Statement	35

Director Nominees

Randall J. Larson Age 62 Director since 2015 Independent Committees: Audit (Chair)

Career Highlights:

•	Served as Chief Executive Officer of the general partner of TransMontaigne Partners L.P. from September 2006 to August 2009; as Chief Financial Officer from January 2003 to September 2006; and Controller from May 2002 to January 2003.

•	Served as a partner with KPMG LLP in its Silicon Valley and National (New York City) offices from July 1994 to May 2002.

•	Served as a Professional Accounting Fellow in the Office of Chief Accountant of the United States Securities and Exchange Commission from July 1992 to July 1994.

•	Holds a Bachelor of Business Administration degree from the University of Wisconsin – Eau Claire, and a Master of Business Administration degree from the University of Wisconsin—Madison.

Other Boards:

•	Served on the board of directors, where he was chair of the Audit Committee and a member of the Conflicts Committee, of Valero Energy Partners GP LLC prior to its merger with Valero Energy Corp.

•	Served as a director of the general partner of MarkWest Energy Partners, L.P. prior to its merger with MPLX LP where he was chair of the Audit Committee and a member of the Compensation Committee.

•	Served as a director of the general partner of Oiltanking Partners, L.P. where he was chair of the Audit Committee and a member of the Conflicts Committee from August 2011 through February 2014.

Skills and Qualifications:

•	Broad experience and understanding of the energy industry and significant senior public accounting, finance, capital markets and corporate development experience and expertise.

•	Extensive executive, managerial, industry and financial experience and expertise.

Steven J. Malcolm Age 71 Director since 2012 Independent Committees: Executive Compensation Corporate Governance

Career Highlights:

•	Served as President of The Williams Company, Inc. (“Williams”) from September 2001 until January 2011; Chief Executive Officer of Williams from January 2002 to January 2011; and Chairman of the Board of Directors of Williams from May 2002 to January 2011.

•	Served as Chairman of the Board and Chief Executive Officer of Williams Partners GP LLC from 2005 to January 2011.

•	Served as Executive Vice President of Williams from May 2001 to September 2001; and Chief Operating Officer of Williams from September 2001 to January 2002.

•	Served as President and Chief Executive Officer of Williams Energy Services, LLC, a subsidiary of Williams, from 1998 to 2001.

•	Served as Senior Vice President and General Manager of Williams Field Services Company, a subsidiary of Williams, from 1994 to 1998.

•	Joined Williams in 1984 and performed roles of increasing responsibility related to business development, gas management and supply, and gathering and processing.

•	Began his career at Cities Service Company in refining, marketing and transportation services in 1970.

•	Served as member of the Board of Directors of ONEOK Partners GP, L.L.C., the sole general partner of ONEOK Partners, L.P. from 2012 until the consummation of the merger transaction with ONEOK in June 2017.

Other Boards:

•	Serves as a director of BOK Financial Corporation, where he serves on the Risk and Independent Compensation Committees.

•	Serves on the boards of the YMCA of Greater Tulsa, the YMCA of the USA, the Oklahoma Center for Community and Justice and the Missouri University of Science and Technology Board of Trustees.

Skills and Qualifications:

•	Demonstrated leadership and has been effective in his role as immediate past chair of our Executive Compensation Committee.

•	Extensive industry, financial, corporate governance, public policy and government, operating and compensation experience and a strong track record of leadership and strategic vision.

36

Director Nominees

Jim W. Mogg Age 71 Director since 2007 Independent Committees: Audit Corporate Governance

Career Highlights:

•	Served as Chairman of the Board of DCP Midstream GP, LLC, the general partner of DCP Midstream Partners, L.P., from August 2005 to April 2007. Involved in launching DCP Midstream Partners as a public company.

•	Served as Group Vice President, Chief Development Officer and advisor to the Chairman of Duke Energy Corporation, and, in that capacity, was responsible for the merger and acquisition, strategic planning and human resources activities of Duke Energy from January 2004 to September 2006. Duke Energy affiliates, Crescent Resources and TEPPCO Partners, LP, reported to Mr. Mogg, and he was the executive sponsor of Duke Energy’s Finance and Risk Management Committee of the Board of Directors.

•	Served as President and Chief Executive Officer of DCP Midstream, LLC from December 1994 to March 2000, and as Chairman, President and Chief Executive Officer from April 2000 through December 2003. Under his leadership, DCP Midstream became the nation’s largest producer of natural gas liquids and one of the largest gatherers and processors of natural gas. DCP Midstream achieved this significant growth via acquisitions, construction and optimization of assets.

Other Boards:

•	Serves on the boards of directors of HighPoint Resources Corporation where he is the nonexecutive Chairman of the Board and serves on the Compensation, Nominating and Corporate Governance and Reserves and EHS Committees, and Matrix Service Company, where he is the nonexecutive Chairman of the Board.

•	Served on the Board of Directors of ONEOK Partners GP, L.L.C., the sole general partner of ONEOK Partners, L.P. from 2009 until the consummation of the merger transaction with ONEOK in June 2017.

•	Served as Vice Chairman of TEPPCO Partners, LP of which DCP Midstream was the general partner, from April 2000 to May 2002 and Chairman from May 2002 to February 2005.

Skills and Qualifications:

•	Extensive senior management experience in a variety of sectors in the oil and natural gas industry because of his service at DCP Midstream and Duke Energy where he demonstrated a strong track record of achievement and sound judgment.

•	Significant experience in assessing acquisition opportunities and in structuring, financing and completing merger and acquisition transactions.

•	Extensive corporate and limited partnership governance experience.

•	Extensive industry and executive managerial experience and expertise.

Pattye L. Moore Age 62 Director since 2002 Independent Committees: Executive Compensation (Chair)

Career Highlights:

•	Served as the nonexecutive Chairman of the Board of Red Robin Gourmet Burgers from February 2010 to November 2019. Ms. Moore retired from the Red Robin Board at the end of 2019.

•	Served as interim Chief Executive Officer of Red Robin from April 2019 to October 2019.

•	Served on the Board of Directors of Sonic Corp. from 2000 through January 2006 and was the President of Sonic from January 2002 to November 2004.

•	Held numerous senior management positions during her 12 years at Sonic, including Executive Vice President, Senior Vice President-Marketing and Brand Development and Vice President-Marketing.

•	Is a business strategy consultant, speaker and the author of “Confessions from the Corner Office,” a book on leadership instincts, published by Wiley & Sons in 2007.

Other Boards:

•	Serves as a director of ONE Gas, Inc. where she serves on the Audit, Corporate Governance and Executive Committees and is Chair of the Executive Compensation Committee.

•	Serves on the Board of Directors of QuikTrip Corporation, a privately held company.

•	Served as Chairman of the Board of the National Arthritis Foundation.

Skills and Qualifications:

•	Extensive senior management, marketing, business strategy, brand development and corporate governance experience.

•	Extensive experience in leadership, management development, strategic planning, corporate governance and executive compensation.

•	Extensive experience as a member of the board of directors of numerous nonprofit organizations.

•	Named an NACD Board Leadership Fellow by the National Association of Corporate Directors and is a recipient of the 2017 Directorship 100 award.

2020 Proxy Statement	37

Director Nominees

Gary D. Parker Age 74 Director since 1991 Independent Committees: Audit Corporate Governance

Career Highlights:

•	A certified public accountant and serves as the senior shareholder of Moffitt, Parker & Company, Inc. where he has been President since 1982.

Other Boards:

•	Serves as director of Firstar Financial Corp. and Firstar Bank in Muskogee, Oklahoma, both privately held companies.

•	Serves as a director/trustee of several state and local civic and not-for-profit organizations.

Skills and Qualifications:

•	Extensive public accounting practice experience and expertise in accounting, auditing, financial reporting, taxation and management consulting.

•	Mr. Parker’s background in public accounting and his directorships at other companies provide him with extensive accounting, financial, audit, executive compensation and corporate governance experience and expertise.

Eduardo A. Rodriguez Age 64 Director since 2004 Independent Committees: Executive Compensation (Vice Chair) Corporate Governance (Vice Chair)

Career Highlights:

•	Serves as President of Strategic Communications Consulting Group.

•	Served as Executive Vice President and a member of the board of directors of Hunt Building Corporation, a privately held company engaged in construction and real estate development headquartered in El Paso, Texas.

•	Spent 20 years in the electric utility industry at El Paso Electric Company, a publicly traded, investor-owned utility, where he served in various senior-level executive positions, including General Counsel, Senior Vice President for Customer and Corporate Services, Executive Vice President and as Chief Operating Officer.

Other Boards:

•	Serves as a director of ONE Gas, Inc. where he serves on the Audit, Executive Compensation and Executive Committees and is Chair of the Corporate Governance Committee.

Skills and Qualifications:

•	Extensive senior management, operational, entrepreneurial and legal experience in a variety of industries.

•	A licensed attorney in the states of Texas and New Mexico and is admitted to the United States District Court for the Western District of Texas.

•	Mr. Rodriguez has practiced law for more than 30 years.

•	Extensive legal and business, strategic planning, corporate governance and regulatory compliance experience and expertise.

38

Director Nominees

Terry K. Spencer Age 60 Director since 2014 Non-Independent (Chief Executive Officer)

Career Highlights:

•	President and CEO of ONEOK, Inc.

•	Served as Chief Executive Officer from 2014 and a member of the Board of Directors from 2010 of ONEOK Partners GP, L.L.C., the sole general partner of ONEOK Partners, L.P. until the consummation of the merger transaction with ONEOK in June 2017.

•	Served as Chief Operating Officer of ONEOK Partners GP, L.L.C.

•	Served as Executive Vice President, with responsibilities for ONEOK Partners, L.P.’s natural gas liquids gathering and fractionation, and pipeline segments, as well as the company’s energy services segment from 2007-2009.

•	Became President of natural gas liquids in 2006.

•	Became Senior Vice President of our natural gas liquids business following the asset acquisition from Koch in 2005.

•	Served as Vice President of natural gas supply and project development in the natural gas gathering and processing segment.

•	Joined ONEOK in 2001 as Director, project development, of natural gas gathering and processing.

•	Holds a Bachelor of Science degree in petroleum engineering from the University of Alabama in Tuscaloosa.

Other Boards:

•	Serves as a member of the Gas Processors Association Board of Directors, where he is a member of its executive and finance committees.

Skills and Qualifications:

•	Extensive experience in strategic and financial planning, acquisitions and divestitures, operations, management supervision and development, and compliance.

•	Significant experience in assessing acquisition opportunities and in structuring, financing and completing merger and acquisition transactions.

•	Extensive management and operational experience and has demonstrated a strong track record of leadership, strategic vision and risk management.

2020 Proxy Statement	39

Proposal 2 – Ratify the Selection of

PricewaterhouseCoopers LLP as our Independent

Registered Public Accounting Firm for the Year

Ending December 31, 2020

RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020

The Audit Committee has the sole authority and responsibility to evaluate, hire and, where appropriate, replace the company’s independent auditor and, in its capacity as a committee of our Board of Directors, is directly responsible for the appointment, compensation and general oversight of the work of the independent auditor. The Audit Committee is also responsible for approving the audit and permissible non-audit services provided by the independent auditor and the associated fees.

The Audit Committee evaluates the performance of our independent auditor, including the senior audit engagement team, each year and determines whether to re-engage the current independent auditor or consider other audit firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the auditors, the auditors’ capabilities, the auditors’ technical expertise and knowledge of our operations and industry and the impact to the company in changing auditors. In connection with the mandated rotation of the independent auditor’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of the new lead engagement partner.

Based on this evaluation, the Audit Committee has appointed PricewaterhouseCoopers LLP to serve as our independent auditor for the fiscal year ending December 31, 2020. PricewaterhouseCoopers LLP has served as our independent auditor for 13 years and is considered by management to be well qualified. Further, the Audit Committee and the Board of Directors believe that the continued retention of PricewaterhouseCoopers LLP to serve as our independent auditor is in the best interests of the company and its shareholders.

Our Board of Directors has ratified the selection by our Audit Committee of PricewaterhouseCoopers LLP to serve as our independent (consistent with Securities and Exchange Commission and NYSE policies regarding independence) registered public accounting firm for 2020. As a matter of good corporate governance, the Audit Committee submits its selection of our independent auditor to our shareholders for ratification. If the shareholders should not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment.

In carrying out its duties in connection with the 2019 audit, PricewaterhouseCoopers LLP had unrestricted access to our Audit Committee to discuss audit findings and other financial matters. Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

Approval of this proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the shareholders present in person or by proxy and entitled to vote on this proposal at the meeting. Abstentions will have the effect of a vote against the proposal.

Your Board unanimously recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020.

AUDIT AND NON-AUDIT FEES

Audit services provided by PricewaterhouseCoopers LLP during the 2019 and 2018 fiscal years included an integrated audit of our consolidated financial statements and internal control over financial reporting, review of our unaudited quarterly financial statements, consents and review of documents filed with the Securities and Exchange Commission, and performance of certain agreed-upon procedures.

The following table presents fees paid for services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2019 and 2018.

	(Thousands of Dollars)

	2019	2018

Audit fees	$2,327	$2,327

Audit related fees	25	210

Tax fees	107	542

All other fees	4	6

Total	$2,463	$3,085

40

2020 Report of the Audit Committee

AUDIT COMMITTEE POLICY ON SERVICES PROVIDED BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consistent with Securities and Exchange Commission and NYSE policies regarding auditor independence, the Audit Committee has the responsibility for appointing, setting compensation and overseeing the work of our independent auditor. In furtherance of this responsibility, the Audit Committee has established a policy with respect to the pre-approval of audit and permissible non-audit services provided by our independent auditor. All of the 2019 and 2018 audit and non-audit services provided by PricewaterhouseCoopers LLP were pre-approved by the Audit Committee in accordance with this policy.

Prior to engagement of PricewaterhouseCoopers LLP as our independent auditor for the 2020 audit, a plan was submitted to and approved by the Audit Committee setting forth the audit services expected to be rendered during 2020, which are composed of work performed in the audit of our financial statements and to attest and report on our internal controls over financial reporting, as well as work that only the independent auditor can reasonably be expected to provide, including quarterly review of our unaudited financial statements, comfort letters, statutory audits, attest services, consents and assistance with the review of documents filed with the Securities and Exchange Commission.

The Audit Committee has adopted a policy that provides that fees for audit, audit related and tax services that are not included in the independent auditor’s annual services plan, and for services for which fees are not determinable on an annual basis, are pre-approved if the fees for such services will not exceed $75,000. In addition, the policy provides that the Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

2020 REPORT OF THE AUDIT COMMITTEE

The purpose of the Audit Committee is to assist the Board of Directors with the oversight of the integrity of the company’s financial statements and internal control over financial reporting, the company’s compliance with legal and regulatory requirements, the independence, qualifications and performance of the company’s independent auditor and the performance of the company’s internal audit function. The Audit Committee’s function is more fully described in its charter, which the Board reviews and approves on an annual basis. The charter is on and may be printed from the company’s website at www.oneok.com and is also available from the company’s corporate secretary upon request. The Board of Directors annually reviews the definition of “independence” for audit committee members contained in the listing standards for the NYSE and applicable rules of the Securities and Exchange Commission, as well as our director independence guidelines, and has determined that each member of the Audit Committee is independent under those standards.

Management is responsible for the preparation, presentation and integrity of the company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The company’s independent auditor, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of the company’s consolidated financial statements and the company’s internal control over financial reporting and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and on the effectiveness of the company’s internal control over financial reporting.

In this context, the Audit Committee has met and held discussions with management and the company’s independent auditor, PricewaterhouseCoopers LLP, regarding the fair and complete presentation of the company’s financial results and management’s report on its assessment of the company’s internal control over financial reporting. The Audit Committee has discussed the significant accounting policies applied by the company in its financial statements, as well as alternative treatments. Management has represented to the Audit Committee that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the company’s independent auditor.

The Audit Committee has also reviewed and discussed with both management and the independent auditor management’s assessment of the company’s internal control over financial reporting. In addition, the Audit Committee has discussed the independent auditor’s report on the company’s internal control over financial reporting. The Audit Committee has also discussed with the company’s independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.

In addition, the Audit Committee has discussed with the independent auditor the firm’s independence from the company and its management, including the matters in the written disclosures and the letter received from PricewaterhouseCoopers LLP as required by the applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent auditor’s communications with the Audit Committee concerning independence. While non-audit services provided by PricewaterhouseCoopers LLP did not impact the Audit Committee’s

2020 Proxy Statement	41

2020 Report of the Audit Committee

determination of PricewaterhouseCoopers LLP’s independence in 2018 or 2019, the Audit Committee will also consider in the future whether the provision of non-audit services to the company by PricewaterhouseCoopers LLP is compatible with maintaining that firm’s independence. The Audit Committee has concluded that PricewaterhouseCoopers LLP is independent from the company and its management.

The Audit Committee discussed with the company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with both the internal and independent auditors, with and without management present, to discuss the results of their examinations, the assessments of the company’s internal control over financial reporting and the overall quality of the company’s financial reporting. Based on the review and discussions referred to above, the Audit Committee recom-

mended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements of the company as of and for the year ended December 31, 2019, in the company’s Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Directors.

Randall J. Larson, Chair

Brian L. Derksen, Vice Chair

Jim W. Mogg, Member

Gary D. Parker, Member

42

Stock Ownership

HOLDINGS OF MAJOR SHAREHOLDERS

The following table sets forth the beneficial owners of 5% or more of our common stock known to us at December 31, 2019.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common Stock	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	48,142,499	11.7%[1]

Common Stock	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	42,675,245	10.3%[2]

Common Stock	State Street Corporation State Street Financial Ctr. One Lincoln Street Boston, MA 02111	21,739,095	5.3%[3]

1  Based upon an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 12, 2020, in which The Vanguard Group, Inc. reported that, as of December 31, 2019, The Vanguard Group, Inc. directly and through its wholly-owned subsidiaries, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., beneficially owned in the aggregate 48,142,499 shares of our common stock. Of such shares, The Vanguard Group, Inc. reported it had sole dispositive power with respect to 47,356,551 shares, shared dispositive power with respect to 785,948 shares, sole voting power with respect to 734,685 shares, and shared voting power with respect to 202,544 shares.

2  Based upon an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 4, 2020, in which BlackRock, Inc. reported that, as of December 31, 2019, BlackRock, Inc. through certain of its subsidiaries, beneficially owned in the aggregate 42,675,245 shares of our common stock with respect to which BlackRock, Inc. had sole voting power with respect to 38,753,006 shares, and sole dispositive power with respect to 42,675,245 shares.

3  Based upon a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2020, in which State Street Corporation reported that, as of December 31, 2019, State Street Corporation, through certain of its direct or indirect subsidiaries, beneficially owned in the aggregate 21,739,095 shares of our common stock with respect to which State Street Corporation had shared dispositive power with respect to 21,734,695 shares and shared voting power with respect to 18,480,346 shares.

2020 Proxy Statement	43

Holdings of Officers and Directors

HOLDINGS OF OFFICERS AND DIRECTORS

The following table sets forth the number of shares of our common stock beneficially owned as of March 1, 2020, by (1) each director and nominee for director, (2) each of the executive officers named in the Summary Compensation Table for Fiscal 2019 under the caption “Executive Compensation Discussion and Analysis” in this proxy statement, and (3) all directors and executive officers as a group.

Name of Beneficial Owner	Shares of ONEOK Common Stock Beneficially Owned [1]	ONEOK Directors’ Deferred Compensation Plan Phantom Stock [2]	Total Shares of ONEOK Common Stock Beneficially Owned Plus ONEOK Directors’ Deferred Compensation Plan Phantom Stock	ONEOK Percent of Class [3]
Kevin L. Burdick	86,914	—	86,914	*
Brian L. Derksen	5,100	14,051	19,151	*
Julie H. Edwards	50,122	3,144	53,266	*
John W. Gibson	919,439	18,764	938,203	*
Mark W. Helderman	10,000	—	10,000	*
Walter S. Hulse III	97,888	—	97,888	*
Randall J. Larson	16,335	—	16,335	*
Steven J. Malcolm	22,988	—	22,988	*
Robert F. Martinovich[4]	269,835	—	269,835	*
Jim W. Mogg	1,970	78,927	80,897	*
Pattye L. Moore	3,379	130,117	133,496	*
Gary D. Parker[5]	39,351	100,513	139,864	*
Eduardo A. Rodriguez	17,049	8,764	25,813	*
Terry K. Spencer	578,734	—	578,734	*
Sheridan C. Swords[6]	177,659	—	177,659	*
All directors and executive officers as a group	2,466,844	354,280	2,821,124	*

* Less than 1%.

1  Includes shares of common stock held by members of the family of the director or executive officer for which the director or executive officer has sole or shared voting or investment power, shares of common stock held in our Direct Stock Purchase and Dividend Reinvestment Plan, and shares held through our 401(k) Plan. Of the directors and named executive officers, only Messrs. Martinovich and Spencer hold shares through our 401(k) Plan. As of March 1, 2020, the trustee of our 401(k) Plan held 17,130 shares of our common stock on behalf of Mr. Martinovich, 30,647 shares of our common stock on behalf of Mr. Spencer, and 70,793 shares of our common stock on behalf of all directors and executive officers as a group.

2  Represents shares of phantom stock credited to a director’s account under our Deferred Compensation Plan for Non-Employee Directors. Each share of phantom stock is equal to one share of our common stock. Phantom stock has no voting or other shareholder rights, except that dividend equivalents are paid on phantom stock and reinvested in additional shares of phantom stock based on the closing price of our common stock on the NYSE on the date the dividend equivalent was paid. Shares of phantom stock do not give the holder beneficial ownership of any shares of our common stock because they do not give such holder the power to vote or dispose of any shares of our common stock.

3  The percent of our voting securities owned is based on our outstanding shares of common stock on March 1, 2020.

4  Excludes 11,418 shares, the receipt of which was deferred by Mr. Martinovich upon vesting in January 2011, under the deferral provisions of our Equity Compensation Plan, which shares will be issued to Mr. Martinovich following his separation of service from our company and in accordance with the terms of the Equity Compensation Plan.

5  Includes 1,880 shares held by Mrs. Gary D. Parker. Mr. Parker disclaims beneficial ownership of these shares.

6  Excludes 2,770, 11,412 and 5,416 shares, the receipt of which was deferred by Mr. Swords upon vesting in January 2010, January 2011 and February 2014, respectively, under the deferral provisions of our Equity Compensation Plan, which shares will be issued to Mr. Swords upon his separation of service from our company and in accordance with the terms of the Equity Compensation Plan.

44

Executive Compensation

Discussion and Analysis

EXECUTIVE SUMMARY

Recent Developments

As of the date of this proxy statement, our stock price has declined significantly since February, consistent with the broader energy industry, due largely to commodity price movements and concerns over the potential implications of the COVID-19 (Coronavirus) outbreak. We want to remind shareholders that this Executive Compensation Discussion and Analysis (“CD&A”) focuses on our 2019 compensation programs and decisions relative to our 2019 performance. The annual short-term incentive payouts described in this CD&A considered our financial, safety and environmental performance in 2019, and the payouts upon the vesting of performance units reflects our total shareholder return relative to our peer group, through February 2019. As described further in this CD&A, our executive compensation program is designed to strongly align realizable compensation with performance and thus, for example, the value of executives’ stock awards is aligned with, and impacted by, changes in our stock price.

Our Business

We are incorporated under the laws of the state of Oklahoma, and our common stock is listed on the NYSE under the trading symbol “OKE.” We are a leading midstream service provider and own one of the nation’s premier NGL systems, connecting NGL supply in the Rocky Mountain, Permian and Mid-Continent regions with key market centers. We also own and operate an extensive network of natural gas gathering, processing, storage and transportation assets. We apply our core capabilities of gathering, processing, fractionating, transporting, storing and marketing natural gas and NGLs through vertical integration across the midstream value chain to provide our customers with premium services while generating consistent and sustainable earnings growth.

Business Highlights

•	Business Update and Market Conditions. We operate primarily fee-based businesses in each of our three reportable segments, and our consolidated earnings were approximately 90% fee-based in 2019.

Volumes increased across our system in our Natural Gas Gathering and Processing and Natural Gas Liquids segments in 2019, compared with 2018, as a result of our completed capital growth projects, continued drilling and producer improvements in production due to enhanced completion techniques, offset partially by natural production declines. Since the beginning of 2018, we have completed several capital-growth projects that include NGL pipelines, NGL fractionators, natural gas processing plants and related natural gas and NGL infrastructure and expect capital expenditures to decrease in 2020 and 2021 as compared with 2019. Our NGL projects in the Gulf Coast allow flexibility to add additional NGL fractionators, NGL storage and, potentially, new export facilities in the future. We expect these projects to meet the needs of producers, natural gas processors and the petrochemical industry that require additional midstream infrastructure to accommodate increasing supply and demand.

We experienced fluctuating NGL location price differentials due to increased supply, increased demand in the Mid-Continent region, infrastructure constraints and slower demand growth in the Gulf Coast due primarily to delays in the startup of petrochemical facilities and constrained NGL export facilities. The Conway-to-Mont Belvieu Oil Price Information Service (OPIS) price differential for ethane in ethane/propane mix averaged $0.07 per gallon in 2019, compared with $0.15 per gallon in 2018, which resulted in lower earnings from our optimization and marketing activities in our Natural Gas Liquids segment. We expect narrower NGL location price differentials in 2020.

•	Financial Performance. Our 2019 consolidated operating income was approximately $1.9 billion, compared with approximately $1.8 billion in 2018. 2019 net income was approximately $1.3 billion compared with 2018 net income of approximately $1.2 billion.

•	Dividend Increase. During 2019, we paid total cash dividends of $3.53 per share, an increase of approximately 9% compared with the $3.245 per share paid during 2018. In February 2020, we paid a quarterly dividend of $0.935 per share ($3.74 per share on an annualized basis), a 9% increase compared to the quarterly dividend paid in February 2019.

2019 Executive Compensation Highlights

Due to a disciplined effort to achieve our strategic, operating and financial goals, management has strengthened the company’s position in the current uncertain and volatile industry climate. We believe a meaningful portion of this success is related to our incentive compensation program, which is designed to pay for performance and to closely align our executives’ interests with those of our shareholders. Our named executive officers for 2019 were Terry K. Spencer, Walter S. Hulse III, Kevin L. Burdick, Robert F. Martinovich, and Sheridan C. Swords (referred to throughout as our “named executive officers”).

2020 Proxy Statement	45

Executive Summary

The Committee’s primary recommendations to our Board of Directors, which the Board subsequently approved, regarding 2019 compensation of our named executive officers are summarized below. These actions were taken to more competitively align the compensation levels of our named executive officers with our energy peers.

•	Increasing Mr. Spencer’s base salary by $25,000 (3.1%) and his long-term incentive target by $900,000 (25%).
•	Making no changes to the 2019 compensation of Mr. Hulse.
•	Increasing Mr. Burdick’s base salary by $25,000 (5.3%) and his short-term incentive target by 5%.
•	Increasing Mr. Swords’ base salary by $15,000 (3.3%), his long-term incentive target by $100,000 (13.3%) and his short-term incentive target by 5%.
•	Increasing Mr. Martinovich’s short-term incentive target by 5%.
•	Maintaining the metrics under our short-term cash incentive plan for 2019 as two financial metrics—distributable cash flow per share and return on invested capital—and two operational metrics—TRIR and AREER.
•	Approving long-term equity incentive grants to our named executive officers consisting of approximately 80% of the award’s aggregate value in performance units and approximately 20% of the award’s aggregate value in restricted stock units. This is the same allocation of long-term equity incentive grants to executives in prior years.
•	Certifying, based on our total shareholder return performance relative to our peers, a 200% of target payout to our named executive officers with respect to performance units granted in 2016 that vested in February 2019. This level of payout resulted because our relative total shareholder return was in excess of the 90th percentile of the total shareholder return of the specified peer group of energy companies.
•	Ratifying in February 2020 the company’s level of achievement with respect to the financial and operating goals under our 2019 short-term incentive plan resulting in a corporate performance payout factor of 143.6% of target for our named executive officers.

Specific Compensation Program Features

Our compensation philosophy and related governance features are complemented by several specific elements that are designed to align our executive compensation with long-term shareholder interests.

•	The components of our executive compensation program have remained substantially the same for several years. We believe our program is designed effectively, well aligned with the interests of our shareholders, strongly performance-based and instrumental to achieving our business goals.
•	The main objectives of our compensation program are to pay for performance, to align our executive officers’ interests with those of our shareholders and to attract and retain qualified executives.
•	All compensation decisions regarding our named executive officers are made by the Committee and are then submitted to the full Board of Directors for ratification.
•	The Committee is composed solely of persons who qualify as independent directors under the listing standards of the NYSE.
•	We provide the following elements of compensation for our executive officers, including the named executive officers: base salary, an annual short-term cash incentive award and long-term equity incentive awards.
•	The Committee references the median level of the market when determining all elements of compensation, including when considering the possibility of above-target short-term incentive and long-term incentive payments for executive and company performance that exceeds our expectations.
•	We implement our pay-for-performance philosophy with a short-term incentive program providing for cash payments based on achievement of financial and operational goals established annually by the Committee and long-term, performance-based equity incentive awards providing for vesting levels based on our total shareholder return over the three year vesting period as compared to the total shareholder return of a specified peer group of energy companies for the same period.
•	We encourage alignment of our named executive officers’ interests with those of our shareholders through the award of long-term incentive equity grants, of which approximately 80% are performance-vesting stock units and approximately 20% are time-vesting restricted stock units.
•	Our executive officers, including the named executive officers, receive no significant recurring perquisites or other personal benefits.
•	We have market competitive stock ownership guidelines for our executive officers, including the named executive officers, and members of our Board of Directors.
•	We have adopted clawback provisions permitting the Committee to use appropriate discretion to seek recoupment of grants of restricted and performance units (including any shares earned and the proceeds from any sale of such shares) and short-term cash incentive awards paid to employees in the event of any fraud, negligence or intentional misconduct by such employees that is determined to be a contributing factor to our having to restate all or a portion of our financial statements.
•

Our Board of Directors has adopted a policy prohibiting officers, members of our Board of Directors and certain employees designated as insiders under our Securities/Insider Trading Policy from engaging in short sales, derivative or speculative transactions in our securities, or purchasing or using, directly or indirectly through family members or other persons or entities, financial instruments (including puts or calls, prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our securities. For the purposes of this policy, “our securities” refers to the common stock, preferred stock and debt issued by

46

Executive Compensation Philosophy

us or our respective divisions and subsidiaries, as well as derivative securities that relate to or derive their value from our common stock, whether received as compensation or otherwise held. This policy was adopted as a sound governance practice, and we are not aware of any non-compliance of this policy by any of our officers, directors or employees designated as insiders.

•	Our Board of Directors has adopted a policy prohibiting officers and directors from holding our securities in a margin account or pledging our securities as collateral for a loan. An exception to this prohibition may be granted by the Chief Executive Officer if an officer or director wishes to pledge shares of our stock as collateral for a loan (but not including a margin account), the officer or director clearly demonstrates the financial capacity to repay the loan without resorting to the pledged securities, and the terms of the loan prohibit the sale of any of our stock held as collateral when the officer or director is not permitted to trade in our stock. We are not aware of any officer or member of our Board of Directors who has pledged any of his or her shares of our common stock.
•	The Committee engages an independent executive compensation consultant which the Committee has determined to be independent under the Securities and Exchange Commission rules and NYSE listing standards to provide advice and expertise on the design and implementation of our executive and director compensation programs.

The Committee will continue to monitor executive compensation trends and developments to ensure that we provide the appropriate types and levels of compensation in order to remain competitively positioned to attract and retain the executive talent necessary to achieve our strategic, financial and operational goals.

Specific Corporate Governance Features Related to Compensation

We seek to maintain good governance standards, including standards applicable to the oversight of our executive compensation policies and practices. The following policies and practices were in effect during 2019.

•	The Committee is composed solely of independent directors.
•	The Committee’s independent executive compensation consultant, Meridian Compensation Partners, is retained directly by the Committee and performs no other services for the company.
•	The Committee regularly meets in executive session without management as well as with and without the representatives of Meridian Compensation Partners.
•	The Committee conducts an annual review of our compensation program to ensure that the risks arising from the program are not reasonably likely to have a material adverse effect on our company.

EXECUTIVE COMPENSATION PHILOSOPHY

Our executive compensation philosophy is to pay for performance and provide a competitive compensation package to attract and retain qualified executives while ensuring our compensation program does not provide incentives for excessive risk taking.

Pay-for-Performance

We structure our compensation program to align the interests of our named executive officers with the interests of our shareholders. We believe a named executive officer’s compensation should be tied directly to the achievement of our strategic, financial and operating goals, all of which are designed to deliver value to our shareholders. Therefore, a significant part of each named executive officer’s pay is “at-risk,” in the form of an annual, short-term, cash incentive award and long-term, equity-based incentive awards. The amount of the annual short-term incentive award earned depends on our company’s performance measured against financial and operating objectives, as well as the named executive officer meeting key leadership and development standards. The portion of our named executive officers’ compensation in the form of equity awards ties their compensation directly to creating shareholder value over the long-term. We believe this combination of annual short-term incentive awards and long-term equity awards aligns the incentives of our named executive officers with our shareholders.

Competitive Pay

We believe a competitive compensation program is an important tool to help us attract and retain talented executives capable of leading our company in the competitive business environment in which we operate. We seek to establish total compensation opportunities for our named executive officers that are within a competitive range of the median of compensation opportunities awarded at our peer companies as further discussed below. Eventual earned compensation from these opportunities can vary based on company and individual performance as well as our stock price performance. In certain circumstances, we may target pay above or below the competitive median. For example, to recognize an individual’s unique qualifications or performance, we may choose to set their total compensation level above the median. However, if the executive is new to the role, we may set total compensation below the median level. Similarly, exceptional performance may result in compensation above the median.

Our compensation program is designed with the following principles in mind.

•	Pay our executives based on their responsibilities, the capabilities and experience they possess, the performance they demonstrate and market conditions.
•	Motivate our executives to conduct our business and manage our assets in a safe and environmentally responsible manner.

2020 Proxy Statement	47

Executive Compensation Methodology

Risk Assessment

The Committee believes our compensation program does not provide incentives for excessive risk-taking, and therefore does not produce risks that are reasonably likely to have a material adverse effect on the company for the following reasons:

•	Broad-based Compensation Program. The primary components of our compensation program, including short-term incentive metrics, are the same for all officers and employees across all of our business units;
•	Fixed Pay Component. The base salary component of compensation is market-based and does not encourage risk-taking because it is a fixed amount; and
•	Prudent Risk Management. Our current short- and long-term incentive plan awards have the following risk-limiting characteristics:

•	Under our short-term incentive plan, awards to officers are subject to fixed maximums established by the Committee; provided that, our Chief Executive Officer may recommend to the Committee adjustments to the individual performance multiplier in excess of 125% in certain limited cases of exceptional performance;
•	Awards are made based on the review and approval by the Committee considering a variety of indicators of performance (rather than a single indicator of performance);
•	Short- and long-term incentive awards are not tied to formulas that could focus executives on specific short-term outcomes;
•	The Committee approves the final short- and long-term incentive plan award payouts after the review and confirmation of individual executive, operating and financial performance;
•	Short-term cash and long-term equity incentive awards are subject to clawback provisions;
•	For executive officers, a significant portion of incentive award value is granted in the form of restricted and performance units that vest over multiple years, which aligns the interests of executive officers to long-term shareholder interests; and
•	Executive officers are subject to share-ownership guidelines.

EXECUTIVE COMPENSATION METHODOLOGY

The Executive Compensation Committee

The Committee has the responsibility for reviewing, approving and recommending our executive compensation program to the full Board of Directors for approval. The Committee is composed entirely of individuals who qualify as independent directors under the listing standards of the NYSE. The role of the Committee is to oversee our compensation and benefit plans and policies, direct the administration of these plans and review and approve annually all compensation decisions relating to our executive officers, including compensation decisions for our named executive officers.

The Committee’s practice is to review our executive officer compensation program and make specific decisions in February of each year, including review and approval of base salaries; review and approval of the achievement of short-term cash incentive goals for the prior year and corresponding payouts; review and approval of short-term cash incentive program thresholds, targets and maximums for the current fiscal year; review and approval of the level of vesting of long-term incentive grants, which were eligible to vest during the year; and review and approval of new long-term incentive grants. This review coincides with our Board of Directors’ review of our financial and operating results for the most recently completed year and allows the Committee to consider those results, as well as our financial and operating plan for the upcoming year, as it makes compensation decisions. The Committee submits its decisions regarding compensation of our Chief Executive Officer, our other named executive officers and our non-management directors to the Board of Directors for approval.

The Committee recognizes the importance of maintaining sound basic principles for the development and administration of our compensation and benefit programs. The Committee has adopted practices to enhance the Committee’s ability to carry out effectively its responsibilities, as well as to ensure we maintain strong links between executive pay and performance. Examples of practices the Committee has adopted include:

•	Holding executive sessions without company management present at every in-person meeting of the Committee;
•	Reviewing total compensation tally sheets for the named executive officers on an annual basis;
•	Engaging an independent executive compensation consultant to advise the Committee on executive compensation issues;
•	Meeting with the independent executive compensation consultant in executive session without management present at each regularly scheduled in-person meeting of the Committee to discuss our compensation program and actions on a confidential basis;
•	Evaluating the performance of the Committee each year; and
•	Assessing the performance of the Committee’s independent executive compensation consultant each year.

Following our 2019 annual meeting of shareholders, the Committee took into account the 96.2% affirmative vote of our shareholders who voted on our executive compensation, including abstentions, at our 2019 annual meeting of shareholders and determined to continue to apply the same principles the Committee has used historically in determining the nature and amount of executive compensation.

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Executive Compensation Methodology

The Role of Executive Management in the Executive Compensation Process

Each year, our executive management presents our annual strategic and financial plan to our Board of Directors for approval. The presentation includes a review of the expected financial and operating performance of each of our business segments, the expected financial performance of the company on a consolidated basis and the capital expenditure plan, as well as a consolidated five-year strategic and financial outlook. The criteria and targets for our annual short-term cash incentive awards are recommended by executive management to the Committee based on our Board-approved strategic and financial plan. Upon the completion of each fiscal year, and following finalization of the year’s financial and operating results, executive management reviews our actual performance relative to the short-term incentive plan criteria and targets established by the Committee for the performance year in order to determine the short-term cash incentive award recommendations to be presented to the Committee for each named executive officer.

In making individual compensation decisions, the Committee reviews the recommendations from the Chief Executive Officer with respect to all named executive officers other than himself. The Committee reviews and discusses these recommendations in executive session and reaches its own decision with respect to the compensation of the named executive officers, including the Chief Executive Officer. In turn, the Committee presents its compensation decisions with respect to the Chief Executive Officer and the other named executive officers to our full Board of Directors for approval.

The compensation group in our human resources department supports both the Committee and executive management in establishing management’s recommendations regarding annual performance metrics and targets and providing periodic analyses and reports regarding our executive compensation program.

The Role of the Independent Executive Compensation Consultant

The Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Committee in the performance of its duties. During 2019, the Committee continued the engagement of Meridian Compensation Partners to serve as the Committee’s independent executive compensation consultant on matters related to executive and director compensation. The independent executive compensation consultant reports directly to the Committee and provides no other material services to us.

The Committee annually reviews and establishes the scope of the engagement of the Committee’s executive compensation consultant, which is reflected in an annual engagement letter between the consultant and the Committee. During 2019, the scope of the assignment and the material instructions regarding the services of the executive compensation consultant were to:

•	Provide input to the Committee’s decision-making with respect to executive compensation matters in light of our business strategy, pay philosophy, prevailing market practices, shareholder interests and relevant regulatory mandates;
•	Provide advice on our executive pay philosophy;
•	Provide advice on the composition of our compensation peer group for competitive benchmarking;
•	Provide comprehensive competitive market studies as background against which the Committee can consider the company’s Chief Executive Officer and senior management base salaries, annual bonus opportunities, long-term incentive awards, benefits, perquisites and severance protections;
•	Provide incentive plan design advice for both annual and various long-term incentive programs and other compensation and benefit programs that meet our objectives;
•	Apprise the Committee about emerging best practices and changes in the regulatory and corporate governance environment;
•	Provide consulting and competitive market data on director compensation matters;
•	Conduct periodic meetings with our management as required from time to time to discuss executive compensation issues and prepare for Committee meetings;
•	Assist with preparation of our annual proxy statement “Compensation Discussion and Analysis”;
•	Assist with developing tally sheets for our Chief Executive Officer and other senior officers; and
•	Periodically review the Committee’s charter.

In addition, the engagement letter provides for the consultant to be available to assist the Committee with respect to other executive compensation matters that may arise throughout the year.

The executive compensation consultant attended each regularly scheduled in-person meeting of the Committee in 2019. During a portion of each regular, in-person meeting, the executive compensation consultant met with the Committee in executive session without members of management present. The executive compensation consultant also communicated with members of the Committee outside of the Committee’s meetings as desired by the Committee members. The executive compensation consultant reviewed briefing materials, including those with respect to individual compensation matters prepared by management for the Committee, reviewed recommendations and proposals being submitted to the Committee and provided perspective, advice and recommendations to the Committee regarding the recommendations of management. The executive compensation consultant also gathered and provided competitive market data and other background information for consideration by the Committee.

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Executive Compensation Methodology

It is the Committee’s view that its executive compensation consultant should be able to render candid and direct advice independent of management’s influence and numerous steps have been taken to satisfy this objective. The executive compensation consultant is engaged by and reports directly to the Committee on matters related to compensation. As noted above, representatives of the executive compensation consultant meet separately with the Committee members outside the presence of management at each regular, in-person meeting and also speak separately with the Committee chair and vice chair and other Committee members between meetings, as necessary or desired. The executive compensation consultant interacts from time to time directly with our Executive Vice President and Chief Administrative Officer, Vice President—Human Resources, Vice President—Total Rewards and our Vice President, Associate General Counsel and Secretary as necessary to support the work of the executive compensation consultant on behalf of the Committee. These interactions are limited to those that are on the Committee’s behalf or related to matters that will be presented to the Committee for review and approval.

At least annually, the Committee conducts a review of the executive compensation consultant’s performance and independence. This review includes an evaluation of the services that the executive compensation consultant has provided to the Committee, the related fees and the procedures implemented by the executive compensation consultant with respect to maintaining its independence. During 2019, Meridian Compensation Partners did not advise us or deliver any services other than the referenced compensation consulting services provided to the Committee. We incurred fees and expenses of $272,299 from Meridian Compensation Partners for services to the Committee in 2019.

In February 2019, the Committee considered the independence of Meridian Compensation Partners in light of Securities and Exchange Commission rules and NYSE listing standards regarding the independence of consultants to compensation committees. The Committee requested and received a letter from Meridian Compensation Partners addressing the consulting firm’s independence, including the following factors: (1) other services provided to us by the consultant; (2) fees paid by us as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and any member of the Committee; (5) any company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. The Committee discussed these considerations and concluded that the work of the consultant did not raise any conflict of interest and that the consultant was independent of the Committee and our company.

Competitive Assessment

For 2019 compensation decisions, the Committee asked Meridian Compensation Partners to assist it with the annual competitive assessment of our executive compensation program. The Committee reviewed independent executive compensation data compiled by Meridian Compensation Partners to assess competitive executive compensation levels for our executive officers.

The Committee considers a number of factors in structuring our compensation program and making compensation decisions, including the compensation practices of selected peer companies in the energy industry, which we refer to as our “Energy Peers.” The Committee’s independent consultant annually reviews the peer group with the Committee to assess its continued appropriateness and applicability to our company. The 2019 Energy Peers were recommended by Meridian Compensation Partners and management and were selected because they have significant lines of business in the energy industry that are similar to our businesses in focus, ownership structure, affiliations and geography and because the size of their operations (e.g., enterprise value, market value, and earnings before interest, taxes, depreciation and amortization) and the skills and experience required of their senior management to effectively operate their businesses are also similar to our businesses.

No changes were made to our 2019 Energy Peers from our 2018 peer group. The Committee believes that reference to the Energy Peers is appropriate when reviewing our compensation program because we compete with these companies for executive talent.

Our Energy Peers for 2019 were:

Boardwalk Pipeline Partners LP	Magellan Midstream Partners, L.P.

Buckeye Partners, L.P.	NuStar Energy L.P.

Cheniere Energy, Inc.	Targa Resources Corp.

Energy Transfer Partners, LP	TC Energy Corporation

EnLink Midstream, Partners, LP	The Williams Companies, Inc.

Enterprise Products Partners L.P.

EQT Corporation

The Committee attempts to set the compensation opportunities of our executive officers at levels that are competitive with those of the Energy Peers and uses market comparison data for these companies as a guide. The Committee reviews the median salary, annual short-term cash target incentive and long-term target equity compensation (and the total of these elements) of persons holding the same or similar positions as our named executive officers at the Energy Peers, based on the most recent market data available. The

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Executive Compensation Methodology

Committee then generally seeks to set the compensation of our named executive officers for each of these elements within a competitive range of the Energy Peers median level for such element, assuming payout of performance-based compensation at target.

The use of market comparison data, however, is just one of the tools the Committee uses to determine executive compensation, and the Committee retains the flexibility to set target compensation opportunities at levels it deems appropriate for an individual or for a specific element of compensation. An executive’s actual compensation may vary from the target amount set by the Committee based on individual and the company performance, as well as changes in our stock price.

To assess the relative competitiveness of compensation for each named executive officer, the Committee’s established practice is to review the Energy Peers’ base salary, short-term incentives, long-term incentives and total target compensation opportunities for the 25th, 50th and 75th percentiles. 2019 base salary and annual short-term incentive and long-term incentive target amounts established by the Committee for the named executive officers were between the 25th and 75th percentiles, and therefore the Committee determined that 2019 compensation levels fell within the Committee’s established parameters.

Tally Sheets

To better understand the total executive compensation package, and provide further perspective when making pay decisions, the Committee reviewed compensation tally sheets with respect to our named executive officers. Each of these tally sheets presented the dollar amount of each component of the named executive officer’s compensation, including current cash compensation (base salary and any annual short-term cash incentive payment), accumulated deferred compensation balances, outstanding long-term equity awards, retirement benefits, incidental or one-time perquisites and any other compensation. These tally sheets also reflected potential payments under certain termination of employment and change in control scenarios.

Compensation Mix and At-Risk Pay

In determining the overall mix of 2019 compensation for our named executive officers, the Committee considered the competitive market data assembled by its executive compensation consultant in order to assess an appropriate allocation between cash and non-cash compensation.

A significant portion of total executive compensation is variable and “at-risk” based on both the annual and long-term performance of our company, which aligns the interests of our executives with the interests of our shareholders. In 2019, consistent with our pay-for-performance philosophy, we granted to our named executive officers performance-vesting stock units (having a value equal to approximately 80% of the aggregate equity grant value) and time-vesting restricted stock units (having a value equal to approximately 20% of the aggregate equity grant value). In addition, the payment of long-term incentive compensation in the form of our common stock helps to align the interests of our executive officers with the interests of our shareholders and assists our executives in establishing a meaningful ownership position in our company and in meeting our share-ownership guidelines.

Personal Performance

Executive compensation decisions include an assessment of individual performance, including the named executive officer’s contribution to our overall performance for the applicable performance period. Individual performance criteria include:

•	Business results achieved;
•	Problem analysis;
•	Directing business activities;
•	Utilization of human, capital and material resources;
•	Initiation of and response to change;
•	Leadership, planning and organizational abilities;
•	Decision making;
•	Time management;
•	Communication and employee relations;
•	Safety and environmental performance;
•	Regulatory compliance; and
•	Customer satisfaction.

The Committee, in consultation with our Corporate Governance Committee, completes an individual performance assessment of the Chief Executive Officer each year. This performance assessment is summarized and presented to the Chief Executive Officer for discussion and is reviewed by the Committee in executive session when evaluating the compensation of the Chief Executive Officer. The other named executive officers are also evaluated each year through our performance appraisal process by the Chief Executive Officer. These performance assessments are considered each year in connection with the overall compensation review process for our executives.

There are no differences in the Committee’s compensation policies and practices for determining the compensation awarded to the Chief Executive Officer and the other named executive officers other than as described in the paragraph above. Differences in levels of compensation are attributable to differences in roles and responsibilities, experience, individual performance and the Committee’s practice of setting pay levels to reflect competitive market conditions on a position by position basis.

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Components of Compensation

COMPONENTS OF COMPENSATION

Total Compensation

The Committee strives to provide a comprehensive executive compensation program that is competitive and meaningfully performance-based. To that end, a majority of our executive compensation is tied directly to our operating and financial performance. In structuring executive compensation, the Committee considers long- and short-term financial performance, shareholder return, business unit performance, safety, environmental and regulatory compliance, the previously referenced individual performance criteria, retention considerations and market data.

In setting the elements and amounts of compensation, the Committee generally does not consider amounts of compensation realizable from prior years’ compensation. However, when making grants of long-term, equity-based incentive grants each year, the Committee considers, among other factors it deems relevant, the size of grants of long-term, equity-based compensation made in prior years.

Annual Cash Compensation

As in prior years, annual cash compensation in 2019 for the named executive officers consists of two components: base salary and a variable, at-risk, annual short-term cash incentive award that is earned based on both the company’s financial and operating performance and the executive officer’s individual performance.

•	Base Salary. Annual base salary is designed to compensate executives for their level of responsibility, experience, tenure, sustained individual performance and contribution to our company. Salaries are reviewed annually. While the Committee considers our overall financial performance in establishing levels of executive compensation each year, there are no specific, objective financial results that are quantified by the Committee in establishing or changing the base salaries of our named executive officers.
•	Annual Short-Term Cash Incentive Awards. Variable, at-risk, annual short-term cash incentive awards are made under our Annual Officer Incentive Plan and are designed to communicate collective annual corporate goals, to provide our named executive officers with a direct financial interest in our performance and profitability and to reward performance. The 2019 performance goals established under the Annual Officer Incentive Plan and the company’s performance relative to such goals are described under “2019 Annual Short-Term Incentive Awards.”

Long-Term Equity Incentive Awards

Historically, annual grants of long-term equity incentive awards were made under our Long-Term Incentive Plan (“LTI Plan”) and our Equity Compensation Plan (“ECP”). At the 2018 annual meeting, our shareholders approved the ONEOK, Inc. Equity Incentive Plan (“2018 EIP”). The 2018 EIP replaced the ECP, LTI Plan, and the ONEOK, Inc. Stock Compensation Plan for Non-Employee Directors (collectively, the “Prior Plans”). The Prior Plans were terminated prior to or immediately following shareholder approval of the 2018 EIP in May 2018, provided, however, that outstanding awards under the Prior Plans will remain in full force and effect and all shares issuable upon vesting of such awards will be issued from the Prior Plans in accordance with the terms of such awards and the terms of the Prior Plans. Since the effective date of the 2018 EIP in May 2018, no new awards have been granted under the Prior Plans. Since 2004, grants of equity-based compensation have consisted of restricted stock units and performance units. These annual grants are designed to provide a meaningful incentive to enhance long-term shareholder value. A higher ratio of performance units to restricted stock units is granted to higher-level officers and those with more direct ability to impact the performance of the company.

Retirement Benefits

We have a defined contribution 401(k) retirement plan covering our employees, including our named executive officers, and we match 100% of contributions of our employees under this plan up to 6% of eligible compensation. The 401(k) Plan includes a profit sharing feature for employees hired after December 31, 2004, and for employees hired before that date who made a one-time election to participate in our former Profit Sharing Plan. Messrs. Hulse, Martinovich and Burdick each received a profit sharing contribution each calendar quarter during 2019 under the profit sharing feature of our 401(k) Plan equal to 1% of eligible compensation for that quarter and an additional, discretionary contribution at year end equal to 4% of eligible 2019 compensation. We also maintain a defined benefit pension plan covering Messrs. Spencer and Swords and certain other employees hired prior to January 1, 2005, which provides a monthly retirement benefit based on the participant’s final average earnings and years of service.

In addition, we maintain a Supplemental Executive Retirement Plan, a nonqualified defined benefit pension plan, for the benefit of certain officers. Of our named executive officers, only Messrs. Spencer and Swords are participants in the Supplemental Executive Retirement Plan. No new participants in our Supplemental Executive Retirement Plan have been approved since 2005 and the plan was closed to new participants in 2013. Additional details regarding our defined benefit pension plan and Supplemental Executive Retirement Plan are provided under “Pension Benefits.”

We also sponsor employee health and welfare plans that provide post-retirement medical and life insurance benefits to eligible employees (including our named executive officers) hired prior to

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2019 Short-Term Incentive Awards

January 1, 2017. The pre-Medicare post-retirement medical plan is contributory, with retiree contributions adjusted periodically, and contains other cost-sharing features such as deductibles and co-insurance. The post-retirement medical plan for Medicare-eligible retirees is an account-based plan pursuant to which certain employees are eligible for company contributions that can be applied toward the purchase of individual Medicare supplement policies through a private exchange.

Nonqualified Deferred Compensation Plan

Our 2020 Nonqualified Deferred Compensation Plan (NQDC Plan), the successor plan to our two prior nonqualified deferred compensation plans, is available to a select group of management and highly compensated employees, including our named executive officers. The NQDC Plan permits participants to defer receipt of a portion of their compensation to be earned during the following year until a later date permitted under the NQDC Plan and provides notional employer contributions to compensate participants who are subject to certain limits established by the Internal Revenue Code of 1986, as amended (the “Tax Code”), with respect to their qualified plan benefits. Because these arrangements are, by their nature, tied to cash compensation and qualified plan benefits, they are not considered by the Committee when establishing salary and short-term and long-term incentive measures and amounts. Historically, officers also were eligible to defer the receipt of their performance unit awards granted under our ECP. However, this feature is not currently utilized under the 2018 EIP.

Perquisites and Other Benefits

The company provides only minimal perquisites to the named executive officers, which are not taken into account by the Committee when establishing salary and short- and long-term incentive compensation.

2019 COMPENSATION DECISIONS

For each of our named executive officers, 2019 base salary and short- and long-term incentive targets were determined following consideration of the business and economic environment, market data for the Energy Peers compiled and furnished by the executive compensation consultant to the Committee, internal equity considerations and a subjective determination of the officer’s individual performance using the performance criteria referenced above. The Committee does not use objective targets when evaluating performance with respect to those individual performance criteria, and does not have a specific weighting for any of the individual performance factors. The final determination is based upon all of the individual performance criteria, considered in the aggregate and in light of the surrounding circumstances, but such determination and the assessment of each individual factor is entirely subjective. The

Committee includes and reviews those subjective factors to ensure that it undertakes a comprehensive review of individual performance when setting compensation.

In 2019, the Committee’s primary recommendations to our Board of Directors, which the Board subsequently approved, regarding the 2019 compensation of our named executive officers are summarized below. These actions were taken to more competitively align the compensation levels of our named executive officers with our energy peers:

•	Increasing Mr. Spencer’s base salary by $25,000 (3.1%) and his long-term incentive target by $900,000 (25%).
•	Making no changes to the 2019 compensation of Mr. Hulse.
•	Increasing Mr. Burdick’s base salary by $25,000 (5.3%) and his short-term incentive target by 5%.
•	Increasing Mr. Swords’ base salary by $15,000 (3.3%), his long-term incentive target by $100,000 (13.3%) and his short-term incentive target by 5%.
•	Increasing Mr. Martinovich’s short-term incentive target by 5%.

2019 SHORT-TERM INCENTIVE AWARDS

The purpose of our Annual Officer Incentive Plan is to align the named executive officers’ interests with shareholders’ interests by providing them with a financial incentive tied directly to key measures of our financial and operational performance. The 2019 annual short-term cash incentive plan measures and weighting were developed and recommended to the Committee by executive management, were reviewed and approved by the Committee, and were approved by our Board of Directors in February 2019.

Financial Measures

The 2019 Annual Officer Incentive Plan included the measurement of financial results that take into account the impact of anticipated market conditions (commodity prices, natural gas liquids price differentials and natural gas and natural gas liquids volumes). The following financial measures were included in the 2019 Annual Officer Incentive Plan.

•

Distributable cash flow (DCF) per share which measures the quantity of our cash flow. DCF per share is defined as Adjusted EBITDA (as defined below) less interest expense, budgeted maintenance capital expenditures, and equity earnings from investments, adjusted for net cash distributions received from unconsolidated affiliates and certain other items, divided by the weighted-average number of shares of common stock outstanding at the end of the fiscal year. Adjusted EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, noncash impairment charges, income taxes,

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2019 Annual Short-Term Incentive Awards

noncash compensation expense, allowance for equity funds used during construction and other noncash items. DCF per share measures the amount of cash we generate that is available to pay out in the form of dividends to our shareholders.

•	Return on invested capital (ROIC) which measures the quality and efficiency of our earnings and capital investments. ROIC is earnings before interest and taxes (EBIT), divided by invested capital, where invested capital is the daily average for the fiscal year of short-term debt, less cash, long-term debt and equity, excluding accumulated other comprehensive income. ROIC is a critical indicator of how effectively we use our capital invested in our operations and is an important measurement for judging how much value we are creating for our shareholders.
•	DCF per share, Adjusted EBITDA and EBIT exclude the effects of accounting changes.

Operational Measures

The following operational measures were included in the 2019 Annual Officer Incentive Plan.

•	Total Recordable Incident Rate (TRIR). TRIR is the number of Occupational Safety and Health Administration incidents per 200,000 work-hours. The inclusion of this metric is designed to emphasize our commitment to the safe operation of our business and to reward safe behavior throughout our company. The 2019 target for TRIR represented a 9.5% improvement over the previous year’s actual results.
•	Agency Reportable Environmental Event Rate (AREER). AREER is defined as the total number of releases and excess emission events that trigger a federal, state or local environmental reporting requirement (with some exceptions to account for events outside our control, planned maintenance and disparities in reporting requirements across our operations) per 200,000 work-hours. The 2019 AREER target represented a 10.3% improvement compared with the previous year’s actual results.

Goal Setting

The Committee also approved a threshold, target and maximum level for each financial and operational measure. These levels were based on the expectation that there was: a high likelihood the threshold will be achieved; a reasonable likelihood the target will be achieved; and a low likelihood the maximum will be achieved.

Based upon the company’s performance against these measures, targeted annual short-term cash incentive awards for 2019 company performance could range from zero to a maximum of 200% of target. In determining the actual annual short-term incentive award to be paid to each named executive officer, assuming the company’s performance measures are met, the award is adjusted based on individual performance, which is measured based on the individual’s contributions to achieving our corporate goals. As in past years, tying the annual short-term cash incentive award to individual performance raises the level of personal accountability for each named executive officer.

The 2019 metrics and targets are summarized as follows:

ONEOK, Inc. Corporate Criteria 2019 Fiscal Year	Threshold (Pays 0%)	Target (Pays 100%)	Maximum (Pays 200%)	Weighting	Target Payout	Maximum Payout

Distributable Cash Flow Per Share	$4.22	$4.71	$5.19	40%	40%	80%

Return On Invested Capital	10.88%	11.99%	13.11%	40%	40%	80%

Total Recordable Incident Rate (TRIR)	0.65	0.52	0.39	10%	10%	20%

Agency Reportable Environmental Event Rate (AREER)	1.19	0.95	0.71	10%	10%	20%

				Total	100%	200%

For each performance measure in the table above, no incentive amount would be paid for that measure if the company’s actual result was lower than the threshold level. If our actual result was between the stated performance levels, the percentage payable was interpolated between the stated payout percentages. Maximum corporate payout percentages were set for each performance level. The cumulative maximum corporate payout percentage was 200% of target for 2019.

In addition to taking into account the established corporate criteria, annual short-term cash incentive awards to the named executive officers are subject to further adjustment through the application of an individual performance multiplier ranging from zero to

125% (a greater percentage may be applied for any officer other than the Chief Executive Officer, if approved by our Chief Executive Officer). The individual performance multiplier is set by the Committee annually, taking into consideration management’s recommendation regarding individual performance and contribution.

The Annual Officer Incentive Plan provides that, in the event of change in control, each participant in the plan shall be paid a short-term incentive award which is not less than the prorated portion of the incentive award the participant would otherwise receive for that plan year through the date of such change in control; provided, however, that the company will assume that all thresholds and targets as specified for the plan year have been met and that the

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2019 Long-Term Incentive Awards

short-term incentive award will be reduced by any amount otherwise payable by the company to the participant under any other plan, agreement or arrangement based on substantially the same performance goals applicable for that period of time and performance, including our Change in Control Severance Plan.

2019 Results

The following table sets forth the 2019 target and maximum award opportunity for each of the named executive officers expressed as a percentage of his base salary.

	2019

Name	Target Award as Percentage of Base Pay	Maximum Award as a Percentage of Base Pay

Terry K. Spencer	125%	312.5%

Walter S. Hulse III	80%	200%

Kevin L. Burdick	80%	200%

Robert F. Martinovich	75%	187.5%

Sheridan C. Swords	70%	175%

At the regular meeting of the Committee held in February 2020, the Committee determined that payouts under the 2019 Annual Officer Incentive Plan would be based on a 143.6% corporate multiplier. This determination was made following the calculation of the year-end results of the company’s achievement with respect to the four objective performance criteria referenced above. The percentage multiplier was calculated based on a sum of the following determinations:

•	The 2019 DCF per share was $4.93 which was greater than the target but less than the maximum. As a result, the weighted average percentage of 58.3% was earned toward the overall corporate multiplier;
•	The 2019 ROIC was 12.23%, which was greater than target but less than the maximum. As a result, the weighted average percentage of 48.6% was earned toward the overall corporate multiplier;
•	The 2019 TRIR performance was 0.32, which was better than the maximum. As a result, the weighted average percentage of 20% was earned toward the overall corporate multiplier; and
•	The 2019 AREER was 0.79, which was better than the target but less than the maximum. As a result, the weighted average percentage of 16.7% was earned toward the overall corporate multi plier.

These performance measure percentages were added together to arrive at the 143.6%  corporate multiplier.

Our 2019 safety and environmental results improved over 2018, and we met or exceeded 2019’s challenging targets, which were based on our historical performance. The 2019 TRIR result was a

44.8% improvement from 2018 results and represents the best annual result since the TRIR measure was first included in our 2009 short-term incentive plan. The 2019 AREER result was a 24.8% improvement from 2018 and represents the best annual result since the AREER measure was first included in our 2014 short-term incentive plan. The continued safe, reliable and environmentally sustainable operation of our network of integrated natural gas and natural gas liquids assets is essential to our business success.

To determine the short-term awards payable to each of our named executive officers with respect to 2019, the company’s 143.6% multiplier was multiplied by the named executive officer’s base salary, times his target short-term incentive percentage as set forth in the table above, and times his individual performance multiplier as described above. The annual calculation for our named executive officers may be summarized as follows:

The Committee did not exercise its discretion to adjust the amount of the 2019 corporate multiplier for extraordinary circumstances.

The “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal 2019 on page 60 contains the annual short-term incentive awards under the Annual Officer Incentive Plan earned by each of the named executive officers for 2019 and paid in 2020.

2019 LONG-TERM INCENTIVE AWARDS

Overview

The objectives of our long-term incentive program are to motivate and reward executives and other key employees for sustained long-term performance and to promote their retention. We have not granted stock options since 2007, and no options are held by our named executive officers. Participation in our 2018 EIP is limited to those officers and employees who are in a position to contribute significantly to our long-term growth and profitability.

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2019 Long-Term Incentive Awards

The 2018 EIP replaced the Prior Plans upon the approval of shareholders at our May 2018 annual meeting. Accordingly, no new awards were granted under the Prior Plans after February 2018, provided, however, that outstanding awards under the Prior Plans will remain in full force and effect and all shares issuable upon vesting of such awards will be issued from the Prior Plans in accordance with the terms of such awards and the terms of the Prior Plans. All of these plans are administered by the Committee, and the Committee is authorized to make all future grants of long-term incentive awards under the 2018 EIP, as well as to make all decisions and interpretations required to administer the plans.

Equity-based long-term incentive awards are generally approved and granted on an annual cycle, typically in the first quarter of each year. Awards made by the Committee under the 2018 EIP in February 2019 were based upon competitive market data provided to the Committee by the Committee’s executive compensation consultant, as well as the Committee’s assessment of our overall performance and the individual executive’s performance and contribution. The Committee also considered the size of equity grants made in prior years to each executive.

2019 Awards

Consistent with our pay-for-performance philosophy, ONEOK’s long-term incentive program was designed to place significant emphasis on performance with approximately 80% of named executive officers’ long-term incentive opportunity awarded in performance-vested stock unit awards and the remaining 20% awarded in time-vested restricted stock unit awards.

The aggregate grant date fair value of the restricted stock units and performance units granted under the 2018 EIP to the named executive officers in 2019, as determined in accordance with ASC Topic 718, is shown in the “Stock Awards” column of the Summary Compensation Table for Fiscal 2019 on page 60.

2019 Restricted Units. Restricted stock units were granted to named executive officers in 2019 to enhance retention and further align their interests with stockholders.

Restricted stock units granted under the 2018 EIP in 2019 vest three years from the date of grant, at which time the holder is entitled to one share of our common stock for each restricted stock unit held. If a holder of restricted stock units retires, becomes disabled, dies or is involuntarily terminated without cause prior to vesting, the restricted stock units will vest immediately on a prorated basis based on the number of full months elapsed from the date of grant and the date of such holder’s retirement, termination, disability or death. If the holder is terminated involuntarily without cause or terminates voluntarily for good reason in connection with a qualifying change in control of the company, restricted stock unit awards vest as of the date of termination. In cases of termination of employment for any reason other than (i) retirement, disability, death, (ii) an involuntary termination of employment by the Company without cause, or (iii) a voluntary termination of employment for good reason in connection with a qualifying change in control event, restricted stock units are forfeited. Dividend equivalents are accrued with respect to these restricted stock units over the term of the vesting period and are paid when the units vest.

2019 Performance Units. Performance units were granted to named executive officers in 2019 to further align their compensation with the long-term performance of the Company and link their interests directly to those of the Company’s stockholders.

Performance units granted under the 2018 EIP in 2019 vest three years from the date of grant, at which time the holder is entitled to receive a percentage of the performance units granted in shares of our common stock. The number of shares of common stock to be issued upon vesting will range from zero to 200% of the number of units granted based on our cumulative total shareholder return (“TSR”) over the performance period beginning on February 20, 2019, and ending on February 20, 2022, compared with the TSR of the peer group established for 2019 performance units (this peer group is set forth in the footnote to our total shareholder returns chart on page 2). TSR includes both the change in market price of the stock and the value of dividends (which are deemed reinvested in the stock) during the three-year performance period. Peer companies that are acquired by an unrelated entity during the performance period will not be considered in the performance calculation and any peer company that files for bankruptcy protection will continue to be included in the peer group.

The following table reflects the percentage of units that will be earned at the end of the three year performance period under our 2019 performance units based on our TSR performance during such period as compared with our peer group:

PERFORMANCE UNITS VESTING LEVELS FEBRUARY 2019—FEBRUARY 2022 PERFORMANCE PERIOD

ONEOK TSR Ranking vs. ONEOK Peer Group	Percentage of Performance Units Earned

90th percentile and above	200%

75th percentile	150%

50th percentile	100%

25th percentile	50%

Below 25th percentile	0%

56

Securities Trading Policy

If our TSR ranking at the end of the performance period is between the stated percentage levels set forth in the table above, the percentages of performance units earned will be interpolated between the earnings levels.

If a holder of performance units retires, becomes disabled or dies prior to vesting, the performance units will vest based on the performance results at the end of the performance period on a prorated basis based on the number of full months elapsed from the date of grant through the date of such holder’s retirement, disability, or death. If the holder is terminated involuntarily without cause or terminates voluntarily for good reason in connection with a qualifying change in control, the units will vest at the greater of (i) a prorated payout based on the target number of performance units, or (ii) full payout based on actual TSR performance as of the date of the change in control, in each case giving effect to the accumulated dividend equivalents. In cases of termination of employment for any reason other than retirement, qualifying change in control, disability, or death, performance units are forfeited. Dividend equivalents are accrued with respect to these performance units over the term of the vesting period and are paid when the units vest.

PAYOUT OF 2016-2019 PERFORMANCE UNITS

Performance units granted under the ECP in 2016 were eligible to be earned based on our relative TSR during the three-year performance period from February 17, 2016 to February 17, 2019, as compared with the TSR of a specified peer group of energy companies. As illustrated in the table below, the number of shares of common stock to be issued upon vesting ranged from zero to 200% of the number of units granted based on our cumulative TSR measured at the end of the performance period.

PERFORMANCE UNITS VESTING LEVELS FEBRUARY 2016—FEBRUARY 2019 PERFORMANCE PERIOD

ONEOK TSR Ranking vs. ONEOK Peer Group	Percentage of Performance Units Earned

90th percentile and above	200%

75th percentile	150%

50th percentile	100%

25th percentile	50%

Below 25th percentile	0%

Our cumulative TSR exceeded the 90th percentile TSR of the specified peer group of energy companies during the performance period. As a result, in February 2019, the Committee certified a payout equal to 200% of the target number of units granted and the named executive officers were awarded an equivalent number of shares of our common stock.

Additional information regarding the payouts under the 2016-2019 performance units is provided in the Stock Vested in Fiscal Year 2019 table on page 64.

CLAWBACK PROVISIONS

Our Board of Directors believes that employees who are responsible for material noncompliance with applicable financial reporting requirements resulting in accounting errors leading to a financial statement restatement should not benefit monetarily from such noncompliance. We maintain clawback provisions to permit our Board or a committee of our Board to use appropriate discretion to recapture grants of restricted and performance units and short-term cash incentive awards paid to employees who bear responsibility for such noncompliance. We believe that these clawbacks discourage employees from taking actions that could result in material, excessive risk to us.

Our outstanding restricted and performance unit grants contain provisions that allow the Committee, in its sole discretion, to seek recoupment of the unvested restricted and performance units, any resulting shares earned and the gross proceeds from the sale of such shares in the event of fraud, negligence or intentional misconduct by the holder of the performance units that is determined to be a contributing factor to our having to restate all or a portion of our financial statements.

In addition, our 2019 Annual Officer Incentive Plan provides that the Committee, in its sole discretion, may call for repayment of all or a portion of a short-term cash incentive award to a participant in the event of fraud, negligence or intentional misconduct by the participant that is determined to be a contributing factor to our having to restate all or a portion of our financial statements.

In fiscal year 2019, we had no financial statement corrections requiring a restatement, and the Board of Directors has not needed to consider taking any action under these clawback provisions.

SECURITIES TRADING POLICY

We have a policy that employees, including our officers and directors, may not purchase or sell our stock when they are in possession of material non-public information. This policy also provides that officers, directors and employees in certain designated work groups may trade in our securities only during “open window” periods (beginning on the third day after our release of quarterly or annual earnings and continuing until the first day of the following calendar quarter) and must pre-clear all purchases and sales of our securities with our senior management.

This policy also prohibits officers, members of our Board of Directors and employees in certain designated work groups from engaging in short sales, derivative or speculative transactions in our

2020 Proxy Statement	57

Change in Control Benefits

securities, or purchasing or using, directly or indirectly through family members or other persons or entities, financial instruments (including puts or calls, prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our securities. For the purposes of this policy, “our securities” refers to the common stock, preferred stock and debt issued by us or our respective divisions and subsidiaries, as well as derivative securities that relate to or derive their value from our common stock, whether received as compensation or otherwise held.

The policy also prohibits officers and directors from holding our securities in a margin account or pledging our securities as collateral for a loan. An exception to this prohibition may be granted by the Chief Executive Officer when an officer or director wishes to pledge shares of our stock as collateral for a loan (but not including a margin account), the officer or director clearly demonstrates the financial capacity to repay the loan without resorting to the pledged securities, and the terms of the loan prohibit the sale of any of our stock held as collateral when the officer or director is not permitted to trade in our stock.

We are not aware of any named executive officer or member of our Board of Directors who has pledged any of their shares of our common stock.

SHARE OWNERSHIP GUIDELINES

Our Board of Directors strongly advocates executive share ownership as a means to align executive interests with those of our shareholders and has adopted share-ownership guidelines for our Chief Executive Officer and all other officers of the company. These guidelines generally must be achieved by each officer over the course of five years after becoming an officer or over the course of five years following promotion to a new office with a higher ownership guideline. The ownership guideline for the Chief Executive Officer is a share ownership position with a value of six times base salary. The ownership guidelines for our other officers provide for share ownership positions ranging from two to five times base salary, depending on the office held.

Our Board of Directors has also established minimum share-ownership guidelines for our directors that provide that, within five years after joining the Board, each non-management director will own shares of our common stock having a minimum value of five times the annual cash retainer paid for service on our Board.

Our share-ownership guidelines provide that an officer or director may not sell shares of his or her stock unless such officer or director holds shares that meet the minimum ownership guideline after giving effect to such sale.

CHANGE IN CONTROL BENEFITS

Our executive management and other employees have built our company into the successful enterprise that it is today, and we believe that it is important to protect their interests in the event of a change in control of our company. Further, it is our belief that the interests of our shareholders will be best served if the interests of our senior management are aligned with our shareholders, and that providing change in control benefits should mitigate the reluctance of executive management to pursue potential change in control transactions that may be in the best interests of our shareholders.

We have a Change in Control Severance Plan that provides for certain payments (comprised of a single lump sum cash payment that may be up to three times the sum of a participant’s base salary and target short-term incentive bonus, plus reimbursement of COBRA healthcare premiums for up to 18 months) in the event of termination of employment involuntarily without cause or voluntarily for good reason of an executive officer of our company (including the named executive officers) within the two years following a change in control. The plan does not provide for additional pension benefits upon a change in control. In addition, the plan does not provide a tax gross-up feature but provides plan participants a “net best” approach to excise taxes in determining the benefit payable to a participant under the plan. This approach provides a participant his or her “net best benefit,” which is the greater of (i) the full benefit payable to a participant net of the applicable federal excise tax, if any, or (ii) the benefit reduced to a level that would not trigger the payment of federal excise tax. To determine the levels of benefits to be paid to the named executive officers under the plan when the plan was adopted, the Committee consulted with Meridian Compensation Partners, its independent executive compensation consultant, to determine competitive practices in our industry with respect to change in control arrangements. The Committee determined that the levels of benefits provided under the plan, including the payment of various multiples of salary and target short-term incentive compensation, accomplished our objective of providing competitive benefits and that these benefits are consistent with the general practice among our peers. The Committee annually reviews the eligible participants and benefit levels under the plan.

Under this plan, all change in control benefits are “double trigger” and are payable only if the officer’s employment is terminated without cause or by the officer for good reason at any time during the two years following a change in control.

For additional information on this plan, see “Potential Post-Employment Payments and Payments upon a Change in Control” below.

58

2020 Report of the Executive Compensation Committee

INTERNAL REVENUE SERVICE LIMITATIONS ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Under Section 162(m) of the Tax Code, the company will generally not be entitled to a tax deduction for individual compensation over $1 million that is paid to certain executive officers. As in effect prior to its amendment by the Tax Cuts and Jobs Act of 2017, Section 162(m) provided an exception to the deductibility limitations for performance-based compensation that met certain requirements. As Section 162(m) has been amended, effective for taxable years beginning after December 31, 2017, the “performance-based” compensation exception was eliminated from Section 162(m), except for certain grandfathered arrangements under the transition rules. In 2019, the Committee compensated executive officers in a manner designed to promote varying corporate goals in the best interest of the company. The Committee has not adopted a policy requiring all compensation to be fully deductible under Section 162(m). The Committee will continue to consider the potential impact of the application of Section 162(m) on compensation for its executive officers among other relevant considerations and reserves the right to provide compensation to executive officers that would not be tax-deductible, as well as the right to modify compensation that was initially intended to qualify as “performance-based” compensation if it believes that taking any such action is in the best interests of the company and its stockholders.

2020 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee of the Board of Directors has the responsibility for reviewing and recommending to the full Board of Directors the company’s executive compensation program. The Committee is composed entirely of persons who qualify as independent directors under the listing standards of the NYSE.

In this context, the Committee has met, reviewed and discussed with management the Executive Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the Executive Compensation Discussion and Analysis in this proxy statement.

Respectfully submitted by the members of the Executive Compensation Committee of the Board of Directors:

Pattye L. Moore, Chair

Eduardo A. Rodriguez, Vice Chair

Steven J. Malcolm, Member

Mark W. Helderman, Member

2020 Proxy Statement	59

Named Executive Officer Compensation

NAMED EXECUTIVE OFFICER COMPENSATION

The following table reflects the compensation paid to the named executive officers in respect of our 2019 fiscal year.

SUMMARY COMPENSATION TABLE FOR FISCAL 2019

Name and Principal Position	Year	Salary	Stock Awards [1]	Non-Equity Incentive Plan Compensation [2]	Change in Pension Value and Nonqualified Deferred Compensation Earnings [3]	All Other Compensation [4]	Total

Terry K. Spencer President and Chief Executive Officer	2019	$825,000	$5,118,200	$1,480,900	$3,316,108	$205,533	$10,945,741
	2018	$800,000	$4,320,958	$1,727,000	$135,280	$113,631	$7,096,869
	2017	$740,000	$3,505,479	$642,000	$562,586	$156,080	$5,606,145

Walter S. Hulse III [5] Chief Financial Officer, Treasurer and Executive Vice President, Strategic Planning and Corporate Affairs	2019	$500,000	$1,421,846	$600,000	$—	$152,196	$2,674,042
	2018	$500,000	$1,500,425	$725,300	$—	$112,219	$2,837,944
	2017	$500,000	$905,856	$350,900	$—	$89,740	$1,846,496

Kevin L. Burdick [5] Executive Vice President and Chief Operating Officer	2019	$500,000	$1,421,846	$600,000	$—	$134,973	$2,656,819
	2018	$475,000	$1,500,425	$646,000	$—	$96,119	$2,717,544
	2017	$400,000	$905,856	$283,400	$—	$66,940	$1,656,196

Robert F. Martinovich Executive Vice President and Chief Administrative Officer	2019	$500,000	$852,368	$540,000	$—	$157,251	$2,049,619
	2018	$500,000	$900,887	$604,500	$—	$123,599	$2,128,986
	2017	$500,000	$905,856	$337,400	$—	$115,440	$1,858,696

Sheridan C. Swords Senior Vice-President, Natural Gas Liquids	2019	$475,000	$966,604	$500,000	$339,696	$70,041	$2,351,341
	2018	$460,000	$900,887	$593,800	$—	$50,131	$2,004,818
	2017	$450,000	$604,913	$282,000	$327,109	$47,460	$1,711,482

1  The amounts included relate to restricted stock units and performance units granted under our former LTI Plan, former ECP and our 2018 EIP, and reflect the aggregate grant date fair value calculated pursuant to ASC Topic 718. Material assumptions used in the calculation of the value of these equity grants are included in Note J to our audited financial statements for the year ended December 31, 2019, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2020.

    The aggregate grant date fair value of restricted stock units for purposes of ASC Topic 718 was determined based on the closing price of our common stock on the grant date, adjusted for the current dividend yield. With respect to the performance units, the aggregate grant date fair value for purposes of ASC Topic 718 was determined using the probable outcome of the performance conditions as of the grant date based on a valuation model that considers the market condition (TSR) and using assumptions developed from historical information of the company and each of the referenced peer companies. The value included for the performance units is based on 100% of the performance units vesting at the end of the three-year performance period. Using the maximum number of shares issuable upon vesting of the performance units (200% of the units granted), the aggregate grant date fair value of the performance units would be as follows:

Name	2019	2018	2017

Terry K. Spencer	$8,438,031	$7,202,951	$5,852,250

Walter S. Hulse III	$2,343,011	$2,501,561	$1,512,000

Kevin L. Burdick	$2,343,011	$2,501,561	$1,512,000

Robert F. Martinovich	$1,405,008	$1,501,638	$1,512,000

Sheridan C. Swords	$1,592,609	$1,501,638	$1,009,125

2  Reflects short-term cash incentives earned in 2017, 2018 and 2019 and paid in 2018, 2019 and 2020, respectively, under our annual short-term incentive plan. For a discussion of the performance criteria established by the Committee for awards under the 2019 annual short-term incentive plan, see “2019 Annual Short-Term Incentive Awards” above.

3  The amounts reflected represent the aggregate change during 2019 in the actuarial present value of the named executive officers’ accumulated benefits under our qualified Retirement Plan and our Supplemental Executive Retirement Plan. For a description of these plans, see “Pension Benefits” below. The change in the present value of the accrued pension benefit is impacted by variables such as an increase in compensation, additional years of service, age and the applicable discount rate, which was 3.5% for 2019 compared with 4.5% for 2018. The present value calculations also reflect a one-time increase for all Supplemental Executive Retirement Plan participants in 2019 due to our independent external actuary’s change in benefit calculation methodology in connection with our adoption of a plan amendment intended to conform current plan language to historical plan administration. The Retirement Plan was closed to new participants as of December 31, 2004, and the only named executive officers who participate in the plan are Messrs. Spencer and Swords. Messrs. Spencer and Swords are also the only named executive officers who participate in our Supplemental Executive Retirement Plan. This plan has not accepted any new participants since 2005.

60

Named Executive Officer Compensation

(footnotes continued) SUMMARY COMPENSATION TABLE FOR FISCAL 2019

4  Reflects (i) the amounts paid as our dollar-for-dollar match of contributions made by the named executive officer under our Nonqualified Deferred Compensation Plan and our 401(k) Plan as well as quarterly and annual Company contributions to our former Profit Sharing Plan and corresponding excess contributions to our Nonqualified Deferred Compensation Plan, (ii) amounts paid for length of service awards and annual holiday gifts, (iii) the value of shares received under our Employee Stock Award Program as of the date of issuance; and (iv) charitable contributions made on behalf of the named executive officer as follows:

Name	Year	Match Under Nonqualified Deferred Compensation Plan [a]	Match Under 401(K) Plan [b]	Company Profit Sharing Contributions [c]	Service Award/ Holiday Gift [d]	Stock Award [e]	Charitable Contributions [f]

Terry K. Spencer	2019	$136,320	$16,800	$ —	$ 40	$ 373	$52,000

	2018	$ 70,020	$16,500	$ —	$ 40	$ 71	$27,000

	2017	$ 65,640	$16,200	$ —	$ 40	$ —	$74,200

Walter S. Hulse III	2019	$103,983	$16,800	$14,000	$ 40	$ 373	$17,000

	2018	$ 69,108	$16,500	$16,500	$ 40	$ 71	$10,000

	2017	$ 50,700	$16,200	$10,800	$ 40	$ —	$12,000

Kevin L. Burdick	2019	$ 95,260	$16,800	$14,000	$ 40	$ 373	$ 8,500

	2018	$ 58,008	$16,500	$16,500	$ 40	$ 71	$ 5,000

	2017	$ 34,000	$16,200	$10,800	$ 440	$ —	$ 5,500

Robert F. Martinovich	2019	$ 90,695	$16,800	$14,000	$ 40	$ 373	$35,343

	2018	$ 67,488	$16,500	$16,500	$ 40	$ 71	$23,000

	2017	$ 56,000	$16,200	$10,800	$ 440	$ —	$32,000

Sheridan C. Swords	2019	$ 47,328	$16,800	$ —	$ 40	$ 373	$ 5,500

	2018	$ 28,020	$16,500	$ —	$ 40	$ 71	$ 5,500

	2017	$ 24,720	$16,200	$ —	$ 1,040	$ —	$ 5,500

a  For additional information on our Nonqualified Deferred Compensation Plan, see “Pension Benefits—Nonqualified Deferred Compensation Plan” below.

b  Our 401(k) Plan is a tax-qualified plan that covers substantially all of our employees. Employee contributions are voluntary. Subject to certain limits, we match 100% of employee contributions to the plan up to a maximum of 6% of eligible compensation.

c  Through December 31, 2018, our former Profit Sharing Plan covered substantially all employees hired after December 31, 2004, as well as employees who accepted a one-time opportunity to opt out of our Retirement Plan. We made a contribution to the former Profit Sharing Plan each quarter equal to 1% of each participant’s eligible compensation during the quarter. Additional discretionary employer contributions were made at the end of each year. Employee contributions were not allowed under the plan. The Profit Sharing Plan was merged into our 401(k) Plan effective January 1, 2019, and profit sharing contributions are now made under our 401(k) Plan.

d  Service awards are paid to employees for every five years of employment at the rate of $40 for each year.

e  Under our Employee Stock Award Program, we have issued one share of our common stock to all eligible employees, including our named executive officers, for no monetary consideration, when the per-share closing price of our common stock on the NYSE was for the first time at or above $13 per share. We have issued and will continue to issue, for no monetary consideration, one additional share of our common stock to all eligible employees when the closing price on the NYSE is, for the first time, at or above each one dollar increment above $13 per share. We issued 14,022 shares to employees under this program during 2019 and 2,553 shares were issued to employees under this program during 2018. No shares were issued to employees under this program during 2017. The next award will be issued when our common stock closes at or above $78.

f  Reflects charitable contributions made by our company or the ONEOK Foundation, Inc. on behalf of the named executive officer consisting of (i) matching contributions up to $5,000 per year made to non-profit organizations of the officer’s choice under our employee matching grant program, (ii) matching contributions to the United Way pursuant to our annual United Way contribution program, and (iii) one-for-one matching contributions for disaster relief and recovery in the state of Oklahoma.

5  There were no incremental costs incurred by our company in connection with travel by Mr. Burdick’s spouse and Mr. Hulse’s spouse and daughter as passengers on our corporate aircraft on one occasion each in 2019 during flights whose primary purposes were to conduct company business. The incremental cost of personal use of our company aircraft is calculated based on the incremental cost of fuel, crew travel, on-board catering, trip-related maintenance, landing fees, trip-related hangar and parking costs and other similar variable costs. Fixed costs that do not change based on usage, such as pilot salaries, home hangar expenses and general taxes and insurance are excluded from the incremental cost calculation.

2020 Proxy Statement	61

2019 Grants of Plan-Based Awards

2019 GRANTS OF PLAN-BASED AWARDS

The following table reflects the grants of plan-based awards to the named executive officers during 2019.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2019

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Future Payouts Under Equity Incentive Plan Awards [2]			All Other Stock Awards: Number of Shares of Stock or Units [3]	Grant Date Fair Value of Stock Awards [4]
		Threshold	Target	Maximum	Threshold	Target	Maximum
Terry K. Spencer
Restricted Units	2/20/2019							13,200	$899,184
Performance Units	2/20/2019				—	52,850	105,700		$4,219,016
Short-Term Incentive	2/20/2019	$—	$1,031,250	$2,578,125

Walter S. Hulse III
Restricted Units	2/20/2019							3,675	$250,341
Performance Units	2/20/2019				—	14,675	29,350		$1,171,505
Short-Term Incentive	2/20/2019	$—	$400,000	$1,000,000

Kevin L. Burdick
Restricted Units	2/20/2019							3,675	$250,341
Performance Units	2/20/2019				—	14,675	29,350		$1,171,505
Short-Term Incentive	2/20/2019	$—	$400,000	$1,000,000

Robert F. Martinovich
Restricted Units	2/20/2019							2,200	$149,864
Performance Units	2/20/2019				—	8,800	17,600		$702,504
Short-Term Incentive	2/20/2019	$—	$375,000	$937,500

Sheridan C. Swords
Restricted Units	2/20/2019							2,500	$170,300
Performance Units	2/20/2019				—	9,975	19,950		$796,304
Short-Term Incentive	2/20/2019	$—	$332,500	$831,250

1  Reflects estimated payments that could have been made under our 2019 annual short-term cash incentive plan. The plan provides that our officers may receive annual short-term incentive cash awards based on the performance and profitability of the company, the performance of particular business units of the company and individual performance during the relevant fiscal year. The corporate and business-unit criteria and individual performance criteria are established annually by the Committee. The Committee also establishes annual target awards for each officer expressed as a percentage of their base salaries. The actual amounts earned by the named executive officers in 2019 under the plan and paid in 2020 are set forth under the “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table for Fiscal 2019 above.

2  Reflects the performance units that could be earned pursuant to awards granted under our 2018 EIP that are earned three years from the date of grant, at which time the holder is entitled to receive a percentage (0 to 200%) of the performance-units granted based on our TSR over the period of February 20, 2019, to February 20, 2022, compared with the TSR of the referenced peer group. One share of our common stock is payable in respect of each performance unit that vests. Performance units are also subject to accelerated vesting upon a qualifying termination of employment in connection with a change in control based on the greater of (a) a prorated payout at target or (b) payout in full based on actual TSR performance relative to the designated peer group as of the effective date of the change in control.

3  Reflects restricted stock units granted under our 2018 EIP that vest three years from the date of grant, at which time the grantee is entitled to receive the grant in shares of our common stock. Restricted units are also subject to accelerated vesting upon a qualifying termination of employment in connection with a change in control.

4  With respect to the performance units, the aggregate grant date fair value for purposes of ASC Topic 718 was determined using the probable outcome of the performance conditions as of the grant date based on a valuation model that considers market conditions (such as TSR) and using assumptions developed from historical information of the company and each of the peer companies referenced under “Long-Term Incentive Awards—2019 Awards” above. This amount is consistent with the estimate of aggregate compensation cost to be recognized over the performance period determined as of the grant date under ASC Topic 718. The value presented is based on 100% of the performance units vesting at the end of the three-year performance period.

62

Outstanding Equity Awards

OUTSTANDING EQUITY AWARDS

The following table shows the outstanding equity awards held by the named executive officers as of December 31, 2019.

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END

	Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested [1],3	Market Value of Shares or Units of Stock That Have Not Vested [4]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested [2],3	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested [4]
Terry K. Spencer	40,230	$3,044,222	347,357	$26,284,481
Walter S. Hulse III	11,915	$901,634	102,735	$7,773,981
Kevin L. Burdick	11,915	$901,634	102,735	$7,773,981
Robert F. Martinovich	8,441	$638,758	73,467	$5,559,246
Sheridan C. Swords	7,686	$581,620	66,102	$5,001,943

1  Represents restricted stock units, including accrued dividend equivalents, that have not yet vested. Restricted stock units vest three years from the date of grant at which time the grantee is entitled to receive one share of our common stock for each vested restricted stock unit (and any accrued dividend equivalent rights associated with such restricted stock unit). The following table reflects the vesting schedule for our outstanding restricted stock units.

RESTRICTED STOCK UNIT VESTING SCHEDULE

Name	Number of Restricted Units	Vest Date
Terry K. Spencer	12,486	on February 22, 2020
	14,022	on February 21, 2021
	13,722	on February 20, 2022
Walter S. Hulse III	3,230	on February 22, 2020
	4,865	on February 21, 2021
	3,820	on February 20, 2022
Kevin L. Burdick	3,230	on February 22, 2020
	4,865	on February 21, 2021
	3,820	on February 20, 2022
Robert F. Martinovich	3,230	on February 22, 2020
	2,925	on February 21, 2021
	2,287	on February 20, 2022
Sheridan C. Swords	2,163	on February 22, 2020
	2,925	on February 21, 2021
	2,599	on February 20, 2022

2  Represents performance units, including accrued dividend equivalents, that have not yet vested. Performance units vest three years from the date of grant, at which time the holder is entitled to receive a percentage (0 to 200%) of the performance-units granted (and any accrued dividend equivalent rights associated with such performance units) based on our TSR over the three-year performance period, compared with the TSR of the referenced peer group. One share of our common stock is payable in respect of each performance unit granted that becomes vested. The following table reflects the projected vesting level of our outstanding performance units reflecting a 200% payout (the maximum payout under the performance units). The estimated level of payout is determined using the previous fiscal year performance unit payout of 200%.

2020 Proxy Statement	63

Stock Vested

(footnotes continued) PERFORMANCE UNIT VESTING SCHEDULE

Name	Number of Performance Units	Vest Date
Terry K. Spencer	114,417	on February 22, 2020
	121,988	on February 21, 2021
	110,952	on February 20, 2022
Walter S. Hulse III	29,561	on February 22, 2020
	42,366	on February 21, 2021
	30,808	on February 20, 2022
Kevin L. Burdick	29,561	on February 22, 2020
	42,366	on February 21, 2021
	30,808	on February 20, 2022
Robert F. Martinovich	29,561	on February 22, 2020
	25,432	on February 21, 2021
	18,474	on February 20, 2022
Sheridan C. Swords	19,729	on February 22, 2020
	25,432	on February 21, 2021
	20,941	on February 20, 2022

3  The terms of our 2017 and 2018 restricted stock units provide that any such unvested units will vest upon a change in control, including accrued dividend equivalents. Our 2019 restricted units provide that any such unvested units will vest upon a qualifying termination of employment in connection with a change in control of the company. Our 2017 and 2018 performance units will vest in the event of a change in control based on actual TSR performance as of the date of the change in control, including dividend equivalents. Our 2019 performance units will vest in the event of a change in control and subsequent involuntary termination of the holder’s employment without cause or voluntarily termination for good reason at the greater of (i) prorated vesting at the target number of performance units or (ii) vesting based on actual TSR performance as of the date of the change in control, in either case including accrued dividend equivalents. See “Post-Employment Payments and Payments upon a Change in Control.”

4  Based on the closing price of our common stock on the NYSE on December 31, 2019 of $75.67.

STOCK VESTED

The following table sets forth stock awards held by the named executive officers that vested during 2019, including restricted stock units and performance units that were granted in 2016. No named executive officer exercised any options during 2019, and no named executive officer or any other employee currently holds any unexercised options.

STOCK VESTED IN FISCAL YEAR 2019

	Stock Awards [1]

Name	Number of Shares Acquired on Vesting [2]	Value Realized on Vesting [3]
Terry K. Spencer	246,297	$16,649,672
Walter S. Hulse III	82,077	$5,548,380
Kevin L. Burdick	54,718	$3,698,920
Robert F. Martinovich	82,077	$5,548,380
Sheridan C. Swords	54,718	$3,698,920

1  All of the named executive officers elected to have vested shares withheld to cover applicable state and federal taxes incurred upon vesting. As a result, the net shares received upon the vesting and the related net value realized are as follows:

Name	Net Shares Acquired on Vesting [2]	Net Value Realized on Vesting [3]
Terry K. Spencer	137,046	$9,264,376
Walter S. Hulse III	45,628	$3,084,488
Kevin L. Burdick	30,401	$2,055,116
Robert F. Martinovich	45,628	$3,084,513
Sheridan C. Swords	30,399	$2,054,989

2  Includes restricted stock units granted in 2016 that vested in 2019 and were paid in shares of our common stock and performance units granted in 2016 which vested in 2019 at 200% of target and were paid in shares of our common stock.

3  The value received on vesting represents the market value of the shares received based on the average of the high and low prices of our common stock on the NYSE on the date of vesting.

64

Pension Benefits

PENSION BENEFITS

The following table sets forth the estimated present value of accumulated benefits as of December 31, 2019, and payments made during 2019, in respect of each named executive officer under each of the referenced retirement plans.

PENSION BENEFITS AS OF DECEMBER 31, 2019

Name	Plan Name [1]	Number of Years Credited Service	Present Value of Accumulated Benefit [2]	Payments During Last Fiscal Year
Terry K. Spencer	Supplemental Executive Retirement Plan	18.25	$5,608,693	$—
	Qualified Pension Plan	18.25	$1,224,633	$—
Walter S. Hulse III	Supplemental Executive Retirement Plan	—	$—	$—
	Qualified Pension Plan	—	$—	$—
Kevin L. Burdick	Supplemental Executive Retirement Plan	—	$—	$—
	Qualified Pension Plan	—	$—	$—
Robert F. Martinovich	Supplemental Executive Retirement Plan	—	$—	$—
	Qualified Pension Plan	—	$—	$—
Sheridan C. Swords	Supplemental Executive Retirement Plan	15	$1,400,756	$—
	Qualified Pension Plan	15	$716,082	$—

1  No new participants have been added to our Supplemental Executive Retirement Plan, a nonqualified defined benefit pension plan, since 2005, and, in November 2013, our Board of Directors approved an amendment to the Supplemental Executive Retirement Plan that closed this plan to any additional participants as of January 1, 2014. The Retirement Plan, a qualified defined benefit pension plan, was closed to new participants as of January 1, 2005. Messrs. Spencer and Swords are the only named executive officers who participate in the Retirement Plan and the Supplemental Executive Retirement Plan.

2  A participating executive officer’s benefit is determined as of age 62 when an unreduced benefit can be received under the plans. The present value of the unreduced benefit is determined using the assumptions from the pension plan measurement date of December 31, 2019. Material assumptions used in the calculation of the present value of accumulated benefits are included in Note K to our audited financial statements for the year ended December 31, 2019, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2020.

Retirement Plan

The ONEOK, Inc. Retirement Plan is a defined benefit pension plan qualified under the Tax Code and is subject to the Employee Retirement Income Security Act of 1974, as amended. At December 31, 2019, the plan covered eligible employees hired prior to January 1, 2005. Employees hired on or after January 1, 2005, and employees who accepted a one-time opportunity to opt out of our Retirement Plan in 2004 participate in the profit sharing feature in our 401(K) Plan.

Benefits under our Retirement Plan generally become vested and non-forfeitable after completion of five years of continuous employment. Under the plan, a vested participant receives a monthly retirement benefit at normal retirement age, unless an early retirement benefit is elected under the plan, in which case the retirement benefit may be actuarially reduced for early commencement. Generally, participants retiring on or after age 62 through normal retirement age receive 100% of their accrued monthly benefit which may be reduced depending on the optional form of payment elected at retirement. Accrued monthly benefits are calculated at the participant’s retirement date based on the participant’s credited service, limited to a maximum of 35 years, multiplied by a percentage of their final average earnings. The earnings utilized in the Retirement Plan benefit formula for employees include the base salary and short-term incentive compensation paid to an employee during the period of the employee’s final average earnings, less any amounts deferred under our non-qualified deferred compensation plan. The period of final average earnings used to calculate the accrued monthly benefit is the employee’s highest earnings during any 60 consecutive months during the last 120 months of employment. The amount of eligible compensation that may be considered in calculating retirement benefits is also subject to limitations in the Tax Code.

Supplemental Executive Retirement Plan

We maintain a Supplemental Executive Retirement Plan (“SERP”), a nonqualified supplemental retirement benefit plan for certain officers. No new participants have been added to our SERP since 2005, and in November 2013 our Board of Directors approved an amendment to the SERP that closed the SERP to any additional participants as of January 1, 2014.

The excess retirement benefit under the SERP pays a benefit equal at least to the benefit that would be payable to the participant under our Retirement Plan if limitations imposed by the Tax Code were not applicable, less the benefit payable under our Retirement Plan with such limitations. Although the SERP is an unfunded arrangement for purposes of ERISA and the Tax Code, assets have been set aside in a rabbi trust funded with corporate owned life insurance policies to offset the associated SERP liabilities.

2020 Proxy Statement	65

Pension Benefits

Nonqualified Deferred Compensation Plan

The following table sets forth certain information regarding the participation by the named executive officers in our Nonqualified Deferred Compensation Plan.

NONQUALIFIED DEFERRED COMPENSATION IN FISCAL YEAR 2019

Name	Year	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year [1]	Aggregate Earnings in Last Fiscal Year [2]	Aggregate Withdrawals / Distributions	Aggregate Balance at Last Fiscal Year End [3]
Terry K. Spencer	2019	$680,600	$136,320	$1,151,536	$—	$5,886,708
	2018	$350,100	$70,020	$(193,142)	$—	$3,918,252
	2017	$332,000	$65,640	$584,757	$—	$3,691,274
Walter S. Hulse III	2019	$197,108	$103,983	$97,378	$—	$809,637
	2018	$62,824	$69,108	$(11,204)	$—	$411,168
	2017	$71,320	$50,700	$35,607	$—	$290,440
Kevin L. Burdick	2019	$49,760	$95,260	$110,299	$—	$769,944
	2018	$57,340	$58,008	$(24,231)	$—	$514,625
	2017	$43,000	$34,000	$48,909	$—	$423,508
Robert F. Martinovich	2019	$57,270	$90,695	$881,881	$—	$3,769,286
	2018	$41,744	$67,488	$(83,444)	$—	$2,739,440
	2017	$107,800	$56,000	$256,676	$—	$2,713,651
Sheridan C. Swords	2019	$45,128	$47,328	$950,766	$—	$3,291,758
	2018	$26,020	$28,020	$2,395	$—	$2,248,536
	2017	$22,920	$24,720	$423,668	$—	$2,192,101

1  The “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2019 at page 60 includes these amounts paid under our Nonqualified Deferred Compensation Plan as our excess matching and profit sharing contributions with respect to our 401(k) Plan and excess quarterly and annual company contributions, if applicable, with respect to our former Profit Sharing Plan.

2 There were no above-market earnings in 2019, 2018, or 2017.

3  Includes amounts previously reported in the Summary Compensation Table in the previous years when earned, if that officer’s compensation was required to be disclosed in a previous year. Amounts reported in such years include previously earned, but deferred, salary and annual incentive awards; Company matching quarterly and annual contributions; and shares that were deferred upon vesting of long-term incentive grants and the dividend equivalents accumulated on these deferrals.

We maintain a Nonqualified Deferred Compensation Plan (“NQDC Plan”) to provide a select group of management and highly compensated employees with the option to defer portions of their compensation and provide notional employer contributions that are not otherwise available due to limitations on employer and employee contributions to qualified defined contribution plans under the federal tax laws. In 2019, we matched contributions for the benefit of plan participants to replace any company contributions a participant may lose because of limits imposed under the federal tax laws on contributions by us or a participant to the 401(k) Plan and limits on our contributions to our former Profit Sharing Plan, as well as benefits limited by federal tax laws for participants in the ONEOK, Inc. Retirement Plan who do not participate in the SERP.

The NQDC Plan also allows for supplemental credit amounts, which are amounts that can be contributed at the discretion of the Committee. Under the NQDC Plan, participants have the option to defer a portion of their salary and/or short-term incentive compensation. Short-term deferral accounts were available for amounts deferred prior to 2020 and are credited with a notional investment return based on the five-year United States Treasury bond rate as of the first business day of January each year, which

66

Potential Post-Employment Payments and Payments Upon a Change in Control

was 2.5% for 2019. All other deferral accounts are credited with a notional investment return based on the amount of gains, losses and earnings for each of the investment options selected by the participant. For the year ended December 31, 2019, the notional investment return for the investment options for long-term investment accounts were as follows:

Fund Name	Plan Level Returns
Vanguard Federal Money Market—Investor Shares Intermediate-Term Bond	2.14%
PIMCO Total Return—Institutional Class	8.26%
TCW Total Return Bond—I Share	7.27%
Vanguard Total Bond Market Index—Admiral Shares Target-Date—Lifecycle	8.71%
Vanguard Instl Target Retirement Income—Instl Shares	13.20%
Vanguard Instl Target Retirement 2015—Instl Shares	14.88%
Vanguard Instl Target Retirement 2020—Instl Shares	17.69%
Vanguard Instl Target Retirement 2025—Instl Shares	19.67%
Vanguard Instl Target Retirement 2030—Instl Shares	21.14%
Vanguard Instl Target Retirement 2035—Instl Shares	22.56%
Vanguard Instl Target Retirement 2040—Instl Shares	23.93%
Vanguard Instl Target Retirement 2045—Instl Shares	25.07%
Vanguard Instl Target Retirement 2050—Instl Shares	25.05%
Vanguard Instl Target Retirement 2055—Instl Shares	25.06%
Vanguard Instl Target Retirement 2060—Instl Shares	25.13%
Vanguard Instl Target Retirement 2065—Instl Shares Allocation—50% to 70% Equity	25.15%
Fidelity Balanced—Class K Large Cap Value	24.48%
Vanguard Institutional Index—Instl Shares Large Cap Growth	31.46%
JPMorgan Large Cap Growth—Class R6	39.39%
Vanguard PRIMECAP—Investor Shares Mid Cap Blend	27.88%
Vanguard Extended Market Index—Admiral Shares Small Cap Blend	28.03%
JPMorgan Small Cap Equity—Class I Foreign Large Blend	28.40%
Dodge & Cox International Stock	22.78%
Vanguard FTSE All-World ex-US Index—Admiral Shares Diversified Emerging Markets	21.55%
American Century Emerging Markets—R6 Shares	22.47%
Dodge & Cox Stock Fund	24.83%

At the distribution date, cash is distributed to participants based on the fair market value of the deemed investment of the participant’s accounts at that date. Although the NQDC Plan is an unfunded arrangement for purposes of ERISA and the Tax Code, assets have been set aside in a rabbi trust funded with corporate owned life insurance policies to offset the associated NQDC Plan liabilities.

POTENTIAL POST-EMPLOYMENT PAYMENTS AND PAYMENTS UPON A CHANGE IN CONTROL

Described below are the post-employment compensation and benefits that we provide to our named executive officers. The objectives of the post-employment compensation and benefits that we provide are to:

•	Assist in recruiting and retaining talented executives in a competitive market;
•	Provide security for any compensation or benefits that have been earned;
•	Permit executives to focus on our business;
•	Eliminate any potential personal bias of an executive against a transaction that is in the best interest of our shareholders;
•	Avoid the costs associated with separately negotiating executive severance benefits; and
•	Provide us with the flexibility needed to react to a continually changing business environment.

We do not enter into individual employment agreements with our executive officers. Instead, in general, the rights of our executives with respect to specific events are covered by our compensation and benefit plans. Under this approach, post-employment compensation and benefits are established separately from the other compensation elements of our executives.

The use of a “plan approach” instead of individual employment agreements serves several objectives. First, the plan approach provides us with more flexibility to change the terms of severance benefits from time to time if necessary. Second, the plan approach is more transparent, both internally and externally. Internal transparency eliminates the need to negotiate separation benefits on a case-by-case basis and assures an executive that his or her severance benefits are comparable with those of his or her peers. Finally, the plan approach is easier for us to administer, as it requires less time and expense.

Payments Made upon Any Termination

Regardless of the manner in which a named executive officer’s employment terminates, he or she is entitled to receive amounts earned during his or her term of employment. These amounts include:

•	Accrued but unpaid salary;
•	Amounts contributed under our 401(k) Plan and the NQDC Plan;
•	Amounts accrued and vested through our Retirement Plan and SERP; and
•	Unused prorated vacation (except in the case of death, in which case unused vacation is paid in full).

2020 Proxy Statement	67

Potential Post-Employment Payments and Payments Upon a Change in Control

Payments Made upon Retirement or Disability

In the event of the retirement or termination upon disability of a named executive officer, in addition to the items identified above, such named executive officer will be entitled to:

•	Receive a prorated portion of each outstanding performance unit award granted under our ECP or 2018 EIP upon completion of the applicable performance periods;
•	Receive a prorated portion of each outstanding restricted stock unit award granted under our LTI Plan, ECP or 2018 EIP; and
•	If hired prior to January 1, 2017, participate in retiree health and life benefits for himself and qualifying dependents.

Payments of deferred compensation to a “covered employee” upon a “separation from service” within the meaning of Section 409A of the Tax Code are subject to a six-month delay on payment.

Payments Made upon Death

In the event of the death of a named executive officer, in addition to the benefits listed under the headings “Payments Made Upon Any Termination” and “Payments Made Upon Retirement or Disability” above, the named executive officer will receive applicable payments under our life insurance plan.

Payments Made upon or Following a Change in Control

We believe that the possibility of a change in control creates uncertainty for executive officers because such transactions frequently result in changes in senior management. Our Board of Directors has adopted a Change in Control Severance Plan that covers all of our executive officers, including the named executive officers. Subject to certain exceptions, the Change in Control Severance Plan will provide our officers with severance benefits if they are terminated by us without cause (as defined in the Change in Control Severance Plan and discussed in greater detail below) or if they resign for good reason (as defined in the Change in Control Severance Plan), in each case within two years following a change in control of us. All Change in Control Severance Plan benefits are “double trigger,” meaning that payments and benefits under the plan are payable only if the officer’s employment is terminated by us without “cause” or by the officer for a “good reason” at any time during the two years following a change in control. Severance payments under the plan consist of a single lump sum cash payment that may be up to three times the participant’s base salary and target short-term incentive bonus, plus reimbursement of COBRA healthcare premiums for up to 18 months. Our Board of Directors, upon the recommendation of the Committee, established a severance multiplier of two times the sum of annual salary plus target annual bonus for each of our named executive officers except for Mr. Spencer, whose multiplier is three times.

The Change in Control Severance Plan does not provide for additional pension benefits upon a change in control. In addition, the Change in Control Severance Plan does not contain an excise tax gross-up for any participant. Rather, severance payments and benefits under the Change in Control Severance Plan will be reduced if, as a result of such reduction, the officer would receive a greater total payment after taking taxes, including excise taxes, into account.

Relative to the overall value of our company, we believe the potential benefits payable upon a change in control under the Change in Control Severance Plan are comparatively minor, and we believe that the level of benefits is consistent with the general practice among our peers.

For the purposes of the Change in Control Severance Plan, a “change in control” generally means any of the following events:

•	An acquisition of our voting securities by any person that results in the person having beneficial ownership of 20% or more of the combined voting power of our outstanding voting securities, other than an acquisition directly from us;
•	The current members of our Board of Directors, and any new director approved by a vote of at least two-thirds of our Board, cease for any reason to constitute at least a majority of our Board, other than in connection with an actual or threatened proxy contest (collectively, the “Incumbent Board”);
•	A merger, consolidation or reorganization with us or in which we issue securities, unless (a) our shareholders immediately before the transaction, as a result of the transaction, own, directly or indirectly, at least 50% of the combined voting power of the voting securities of the company resulting from the transaction, (b) the members of our Incumbent Board after the execution of the transaction agreement constitute at least a majority of the members of the Board of the company resulting from the transaction, or (c) no person other than persons who, immediately before the transaction owned 20% or more of our outstanding voting securities, has beneficial ownership of 20% or more of the outstanding voting securities of the company resulting from the transaction; or
•	Our complete liquidation or dissolution or the sale or other disposition of all or substantially all of our assets.

For the purposes of the Change in Control Severance Plan, termination for “cause” means a termination of employment of a participant in the Change in Control Severance Plan by reason of:

•	A participant’s indictment for or conviction in a court of law of a felony or any crime or offense involving misuse or misappropriation of money or property;

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Potential Post-Employment Payments and Payments Upon a Change in Control

•	A participant’s violation of any covenant, agreement or obligation not to disclose confidential information regarding the business of the company (or a division or subsidiary) or a participant’s violation of any covenant, agreement or obligation not to compete with the company (or a division or subsidiary);
•	Any act of dishonesty by a participant that adversely affects the business of the company (or a division or subsidiary) or any willful or intentional act of a participant that adversely affects the business, or reflects unfavorably on the reputation, of the company (or a division or subsidiary);
•	A participant’s material violation of any written policy of the company (or a division or subsidiary); or
•	A participant’s failure or refusal to perform the specific directives of the Board or its officers, which are consistent with the scope and nature of the participant’s duties and responsibilities, to be determined in the Board’s sole discretion.

For the purposes of the Change in Control Severance Plan, “good reason” means:

•	A participant’s demotion or material reduction of the participant’s significant authority or responsibility with respect to employment with the company from that in effect on the date the change in control occurred;
•	A material reduction in the participant’s base salary from that in effect immediately prior to the change in control;
•	A material reduction in short-term and/or long-term incentive targets from those applicable to the participant immediately prior to the change in control;
•	The relocation to a new principal place of employment of the participant’s employment by the company, which is more than 35 miles farther from the participant’s principal place of employment prior to such change; and
•	The failure of a successor company to explicitly assume the Change in Control Severance Plan.

Post-Employment Payments Tables

The following tables reflect estimates of the incremental amount of compensation due to each named executive officer in the event of such executive’s termination of employment by reason of death, disability or retirement, termination of employment without cause, or termination of employment without cause or with good reason within two years following a change in control. The amounts shown assume that such termination was effective as of December 31, 2019, and are estimates of the amounts that would be paid to the executives upon such termination, including, with respect to performance units, the performance factor calculated as if the performance period ended on December 31, 2019. The amounts reflected in the “Qualifying Termination Following a Change in Control” column of the tables that follow are the amounts that would be paid pursuant to our Change in Control Severance Plan and, with respect to outstanding performance units, assume a change in control effective December 31, 2019 and a performance factor based on our total shareholder return relative to the designated peer group on that date. The value of restricted units and performance units reflected in the tables below is based on the closing price of our stock on the NYSE on December 31, 2019 of $75.67.

Terry K. Spencer	Termination upon Death	Termination Without Cause, Disability, or Retirement	Qualifying Termination Following a Change in Control
Cash Severance	$—	$—	$5,568,750
Health and Welfare Benefits	$72,980	$20,097	$44,296
Equity
Restricted Units	$1,829,185	$1,829,185	$3,044,222
Performance Units	$16,150,147	$16,150,147	$26,284,480
Total	$17,979,332	$17,979,332	$29,328,702
Total	$18,052,312	$17,999,429	$34,941,748

2020 Proxy Statement	69

2019 CEO Pay Ratio

Walter S. Hulse III	Termination upon Death	Termination Without Cause, Disability, or Retirement	Qualifying Termination Following a Change in Control
Cash Severance	$—	$—	$1,800,000
Health and Welfare Benefits	$48,076	$44,872	$81,334
Equity
Restricted Units	$536,100	$536,100	$901,634
Performance Units	$4,719,307	$4,719,307	$7,773,981
Total	$5,255,407	$5,255,407	$8,675,615
Total	$5,303,483	$5,300,279	$10,556,949

Kevin L. Burdick	Termination upon Death	Termination Without Cause, Disability, or Retirement	Qualifying Termination Following a Change in Control
Cash Severance	$—	$—	$1,800,000
Health and Welfare Benefits	$57,691	$13,623	$37,821
Equity
Restricted Units	$536,100	$536,100	$901,634
Performance Units	$4,719,307	$4,719,307	$7,773,981
Total	$5,255,407	$5,255,407	$8,675,615
Total	$5,313,098	$5,269,030	$10,513,436

Robert F. Martinovich	Termination upon Death	Termination Without Cause, Disability, or Retirement	Qualifying Termination Following a Change in Control
Cash Severance	$—	$—	$1,750,000
Health and Welfare Benefits	$57,691	$29,646	$53,844
Equity
Restricted Units	$414,129	$414,129	$638,758
Performance Units	$3,676,958	$3,676,958	$5,559,246
Total	$4,091,087	$4,091,087	$6,198,004
Total	$4,148,778	$4,120,733	$8,001,848

Sheridan C. Swords	Termination upon Death	Termination Without Cause, Disability, or Retirement	Qualifying Termination Following a Change in Control
Cash Severance	$—	$—	$1,615,000
Health and Welfare Benefits	$54,809	$54,809	$83,707
Equity
Restricted Units	$344,433	$344,433	$581,620
Performance Units	$3,026,176	$3,026,176	$5,001,943
Total	$3,370,609	$3,370,609	$5,583,563
Total	$3,425,418	$3,425,418	$7,282,270

2019 CEO PAY RATIO

Final Securities and Exchange Commission rules implementing the Dodd-Frank Act now require public companies to disclose the ratio of CEO annual total compensation to median employee annual total compensation. Using the methodology described below, (a) the annual total compensation for our CEO in 2019 was $10,945,741;

(b) the annual total compensation for our median employee in 2019 was $136,080; and (c) the resulting ratio of our CEO’s compensation to median employee compensation in 2019 was 80 to 1.

For 2019, we used the same median employee we used in 2018 and 2017 as permitted by the SEC, and calculated the ratio above pursuant to the methodology described below, as of December 31,

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2019 CEO Pay Ratio

2019. There has been no change in organizational structure, employee demographics or any employee compensation arrangements that would significantly affect our ability to use the previously identified median employee for this disclosure. No employees were excluded from this ranking.

We calculated annual total compensation for the median employee in 2019 according to the same methodology used to calculate total compensation for our CEO in the Summary Compensation Table. Under the Summary Compensation Table methodology, annual total compensation includes base salary, cash incentive plan compensation, stock awards, benefit accruals under the ONEOK Retirement Plan and SERP, and all other compensation (including overtime pay, service awards, ONEOK matching charitable contributions and ONEOK contributions to the ONEOK 401(k) Plan, and the ONEOK Nonqualified Deferred Compensation Plan, as applicable). The Summary Compensation Table methodology does not include the value of employer-provided health and insurance coverage and benefits.

The increase in our 2019 CEO pay ratio is attributable primarily to the increase in the compensation of our CEO as approved by the Committee, as well as an increase in the net present value of our CEO’s accrued benefits under our Retirement Plan and SERP.

We believe the foregoing pay ratio disclosure, including but not limited to any assumptions, estimates, adjustments, methodologies and existing internal records used to identify our median employee, is a reasonable estimate calculated in a manner consistent with Securities and Exchange Commission Item 402(u) of Regulation S-K. The Securities and Exchange Commission rules for identifying the median employee and calculating that employee’s annual total compensation allow companies to make reasonable assumptions and estimates, and to apply a variety of methodologies and exclusions that reflect their compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different compensation practices, and may utilize different assumptions, estimates, methodologies and exclusions in calculating their own pay ratios.

2020 Proxy Statement	71

Proposal 3 – Advisory Vote on Executive Compensation

INTRODUCTION

The Dodd-Frank Act added provisions to Section 14A of the Exchange Act to provide that a public company’s proxy statement in connection with the company’s annual meeting of shareholders must, at least once every three years, allow shareholders to cast a non-binding, advisory “say-on-pay” vote regarding the compensation of the company’s named executive officers as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion. Section 14A of the Exchange Act, as amended by the Dodd-Frank Act, also requires us, not less frequently than once every six years, to provide our shareholders the opportunity to vote, on a non-binding advisory basis, on the frequency with which we will submit to shareholders a “say-on-pay” advisory vote.

At our 2018 annual meeting of shareholders, a substantial majority of our shareholders voted for an annual say-on-pay vote. Based on these results, we will continue to provide our shareholders with an annual, non-binding, advisory say-on-pay vote on executive compensation.

Our shareholders will again have an opportunity to cast a non-binding vote for their preference concerning the frequency of our advisory vote on executive compensation at our 2023 annual meeting of shareholders.

OUR EXECUTIVE COMPENSATION PROGRAM

As described in the Compensation Discussion and Analysis section of this proxy statement and the compensation tables and narrative discussion set forth above, our executive compensation program is based on our pay-for-performance philosophy and is designed with the following goals in mind:

•	Pay for performance: to align the interests of our executive officers with the interests of our shareholders;
•	Compensation aligned with business strategies: to attract, retain and motivate highly talented executives who are critical to the successful implementation of our strategic plan;
•	Pay equity: to pay our executives fairly relative to one another and our industry peers based on their responsibilities, experience and performance; and
•	Compensation governance best practices: to implement sound governance practices by implementing executive compensation best practices and policies.

Our Executive Compensation Committee regularly reviews the compensation program for our named executive officers to assess its effectiveness in delivering these goals.

Examples of how the various elements of our compensation program for our named executive officers are linked to company performance and are designed to achieve the goals set forth above include:

•	At-risk pay: a substantial portion of our named executive officers’ compensation is “variable” or “at-risk” incentive compensation, meaning that it is tied to our performance relative to various short-term and long-term objectives, which are based on a number of financial and operational goals;
•	Awards are capped: awards to each named executive officer are subject to fixed maximums established by our Executive Compensation Committee; provided that, our Chief Executive Officer may recommend to the Committee adjustments to the individual performance multiplier in excess of 125% in certain limited cases with regard to awards under our annual short-term incentive plan;
•	Multiple performance measures: short-term incentive awards are based on a review of a variety of indicators of performance, rather than any single indicator of performance;
•	Prudent risk management: short-term and long-term incentive awards are not tied to formulas that could focus our named executive officers on specific short-term outcomes;
•	Executive Compensation Committee Assessment: the Executive Compensation Committee approves the final annual incentive plan awards after the review and confirmation of executive and operating and financial performance;
•	Clawbacks: short-term cash and long-term equity incentive awards are subject to clawback provisions;
•	Long-term performance period: for named executive officers, a significant portion of incentive award value is delivered in the form of our stock-based compensation that vests over multiple years;
•	Majority performance-based equity: for executive officers, approximately 80% of the long-term, stock-based incentive amounts are in the form of performance units; and
•	Robust share ownership guidelines: executive officers are subject to our share-ownership guidelines.

For additional information on the compensation program for our named executive officers, including specific information about compensation in fiscal year 2019, please read the “Executive Compensation Discussion and Analysis,” along with the subsequent tables and narrative descriptions, beginning on page 45.

Following our 2019 annual meeting of shareholders, the Executive Compensation Committee took into account the affirmative vote by 96.2% of our shareholders who voted on our executive compensation, including abstentions, at our 2019 annual meeting of shareholders and determined to continue to apply the same principles

72

Vote Required and Board Recommendation

applied in recent years in determining the nature and amount of executive compensation.

For the reasons discussed above, the Board of Directors recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders hereby approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the company’s Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

VOTE REQUIRED AND BOARD RECOMMENDATION

This vote is advisory and will not be binding on the company, our Board of Directors or our Executive Compensation Committee. Our Board and our Executive Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns, and the Executive Compensation Committee will evaluate whether any actions are necessary to address those concerns.

In accordance with our By-laws, approval of this proposal requires the affirmative vote of a majority of the voting power of the shareholders present in person or by proxy and entitled to vote on this proposal at the meeting. Abstentions will have the same effect as votes against this proposal and broker non-votes do not count as entitled to vote for purposes of determining the outcome of the vote on this proposal.

Your Board of Directors unanimously recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the related narrative discussion.

2020 Proxy Statement	73

Related-Person Transactions

Our Board of Directors recognizes that transactions in which we participate and in which a related person (executive officer, director, director nominee, 5% or greater shareholder and their immediate family members) has a direct or indirect material interest can present potential or actual conflicts of interest and create the appearance that company decisions are based on considerations other than the best interests of the company and its shareholders.

Accordingly, as a general matter, it is our preference to avoid related-person transactions. Nevertheless, we recognize that there are situations where related-person transactions may be in, or may not be inconsistent with, the best interests of the company and its shareholders including, but not limited to, situations where we provide products or services to related persons on an arm’s length basis and on terms comparable with those provided to unrelated third parties.

In the event we enter into a transaction in which an executive officer (other than an employment relationship), director (other than compensation arrangements for service on our Board provided to each director), director nominee, 5% or greater shareholder, or a member of their immediate family has a direct or indirect material interest, the transaction is presented to our Audit Committee and, if warranted, our Board, for review to determine if the transaction creates a conflict of interest and is otherwise fair to the company. In determining whether a particular transaction creates a conflict of interest and, if so, is fair to the company, our Audit Committee and, if warranted, our Board of Directors, consider the specific facts and circumstances applicable to each such transaction, including: the parties to the transaction, their relationship to the company and nature of their interest in the transaction; the nature of the transaction; the aggregate value of the transaction; the length of the transaction; whether the transaction occurs in the normal course of our business; the benefits to our company provided by the transaction; if applicable, the availability of other sources of comparable products or services; and, if applicable, whether the terms of the transaction, including price or other consideration, are the same or substantially the same as those available to the company if the transaction were entered into with an unrelated party.

We require each executive officer and director to annually provide us written disclosure of any transaction in which we participate and in which the officer or director or any of his or her immediate family members has a direct or indirect material interest. Our Corporate Governance Committee reviews our disclosure of related-party transactions in connection with its annual review of director independence. These procedures are not in writing but are documented through the meeting agendas and minutes of our Audit and Corporate Governance Committees.

As required to be disclosed by SEC regulations regarding transactions with related persons: Kate E. Gibson, daughter of our Chairman of the Board, John W. Gibson, is employed by us as an Account Manager and her total compensation during 2019 was in excess of $120,000; David Rader, brother-in-law of Gary D. Parker, a member of our Board, is employed by us as a Director of Rates and Regulatory Compliance and his total compensation during 2019 was in excess of $120,000; and Charles M. Kelley II, son of Charles M. Kelley, our Senior Vice President, Natural Gas, is employed by us as an Account Manager and his total compensation during 2019 was in excess of $120,000.

74

Shareholder Proposals

Our By-Laws and the rules of the Securities and Exchange Commission provide when we must include a shareholder’s proposal in our proxy statement and identify the proposal in our form of proxy when we hold an annual or special meeting of shareholders.

Under these rules, proposals that shareholders would like to submit for inclusion in our proxy statement for our 2021 annual meeting of shareholders should be received by our corporate secretary at our principal executive offices no later than December 4, 2020, and no sooner than November 4, 2020. Only those shareholder proposals eligible for inclusion under the rules of the Securities and Exchange Commission will be included in our proxy statement.

If a shareholder desires to present a proposal, other than the nomination of directors at our 2021 annual meeting, outside the process provided by the rules of the Securities and Exchange Commission, the shareholder must follow the procedures set forth in our By-laws.

Our By-laws generally provide that a shareholder may present a proposal at an annual meeting if (1) the shareholder is a shareholder of record at the time the shareholder gives written notice of the proposal and is entitled to vote at the meeting and (2) the shareholder gives timely written notice of the proposal, including any information regarding the proposal required under our By-laws, to our corporate secretary. To be timely for our 2021 annual meeting, a shareholder’s notice must be delivered to, or mailed and received at, our principal executive offices no later than December 4, 2020, and no sooner than November 4, 2020.

Annual Report on Form 10-K

Our 2019 annual report to shareholders (which includes our Annual Report on Form 10-K for the year ended December 31, 2019) is available on our corporate website at www.oneok.com. We will provide, without charge, on the written request of any person solicited hereby, a copy of our Annual Report on Form 10-K as filed with the

Securities and Exchange Commission for the year ended December 31, 2019. Written requests should be mailed to Eric Grimshaw, Secretary, ONEOK, Inc., 100 West Fifth Street, Tulsa, Oklahoma 74103.

Other Matters

So far as is now known to us, there is no business other than that described in this proxy statement above to be presented to the shareholders for action at the annual meeting. Should other business come before the annual meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the persons acting under the proxies.

Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the annual meeting, no business can be transacted. Therefore, please authorize a proxy electronically via the internet, by telephone, or by mail. Please act promptly to ensure that you will be represented at this important meeting.

By order of the Board of Directors.

Eric Grimshaw

Secretary

Tulsa, Oklahoma

April 3, 2020

2020 Proxy Statement	75

100 West Fifth Street Tulsa, Oklahoma 74103	Post Office Box 871 Tulsa, OK 74102-0871
www.oneok.com

Shareowner Services P.O. Box 64873 St. Paul, MN 55164-0873 Address Change? Mark box, sign, and indicate changes below: ■ TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD. Your Board of Directors recommends a vote FOR the election of each of the nominees listed below. 1. Election of 11 directors: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 01 Brian L. Derksen ■ ■ ■ 07 Jim W. Mogg ■ ■ ■ 02 Julie H. Edwards ■ ■ ■ 08 Pattye L. Moore ■ ■ ■ Please fold here – Do not separate 03 John W. Gibson ■ ■ ■ 09 Gary D. Parker ■ ■ ■ 04 Mark W. Helderman ■ ■ ■ 10 Eduardo A. Rodriguez ■ ■ ■ 05 Randall J. Larson ■ ■ ■ 11 Terry K. Spencer ■ ■ ■ 06 Steven J. Malcolm ■ ■ ■ Your Board of Directors recommends a vote FOR Proposals 2 and 3: 2. Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of ONEOK, Inc. for the ■ For ■ Against ■ Abstain year ending December 31, 2020. 3. An advisory vote to approve ONEOK, Inc.’s executive compensation. ■ For ■ Against ■ Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. Date _____________________________________ Signature(s) in Box Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Shareowner Services P.O. Box 64873 St. Paul, MN 55164-0873 Address Change? Mark box, sign, and indicate changes below: ■ TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD. Your Board of Directors recommends a vote FOR the election of each of the nominees listed below. 1. Election of 11 directors: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 01 Brian L. Derksen ■ ■ ■ 07 Jim W. Mogg ■ ■ ■ 02 Julie H. Edwards ■ ■ ■ 08 Pattye L. Moore ■ ■ ■ Please fold here – Do not separate 03 John W. Gibson ■ ■ ■ 09 Gary D. Parker ■ ■ ■ 04 Mark W. Helderman ■ ■ ■ 10 Eduardo A. Rodriguez ■ ■ ■ 05 Randall J. Larson ■ ■ ■ 11 Terry K. Spencer ■ ■ ■ 06 Steven J. Malcolm ■ ■ ■ Your Board of Directors recommends a vote FOR Proposals 2 and 3: 2. Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of ONEOK, Inc. for the ■ For ■ Against ■ Abstain year ending December 31, 2020. 3. An advisory vote to approve ONEOK, Inc.’s executive compensation. ■ For ■ Against ■ Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. Date _____________________________________ Signature(s) in Box Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ONEOK, Inc. ANNUAL MEETING OF SHAREHOLDERS Wednesday, May 20, 2020 9:00 a.m. Central Time 100 West Fifth Street Tulsa, Oklahoma 74103 proxy ANNUAL MEETING OF SHAREHOLDERS MAY 20, 2020 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints John W. Gibson and Stephen B. Allen, or either of them, with the power of substitution in each, as proxies to vote all shares of stock of the undersigned in ONEOK, Inc. at the Annual Meeting of Shareholders to be held May 20, 2020, and at any and all adjournments or postponements thereof, upon the matter of the election of directors, the proposals referred to in Items 2 and 3 of this Proxy, and any other business that may properly come before the meeting. Shares will be voted as specified. IF YOU SIGN BUT DO NOT GIVE SPECIFIC INSTRUCTIONS, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF EACH OF THE LISTED NOMINEES FOR DIRECTOR AS PROPOSED, AND FOR PROPOSALS 2 AND 3. This card also constitutes voting instructions by the undersigned participant to the trustee of the ONEOK, Inc. 401(k) Plan, the ONE Gas, Inc. 401(k) Plan and the ONE Gas, Inc. Profit Sharing Plan for all shares votable by the undersigned participant and held of record by such trustee, if any. The trustee will vote these shares as directed provided your voting instruction is received by 11:59 p.m. Central Daylight Time on May 17, 2020. If there are any shares for which instructions are not timely received, the trustee will cause all such shares to be voted in the same manner and proportion as the shares of the plan for which timely instructions have been received, unless to do so would be contrary to ERISA. All voting instructions for shares held of record by the referenced plans shall be confidential. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE LISTED NOMINEES FOR DIRECTOR AS PROPOSED, AND A VOTE FOR PROPOSALS 2 AND 3. If you vote by the Internet or telephone, you DO NOT need to return your proxy card. If you do not vote by the Internet or telephone, please mark, sign and date the proxy card. Detach the proxy card and return it in the postage-paid envelope. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. * : ( INTERNET PHONE MAIL www.proxypush.com/oke 1-866-883-3382 Mark, sign and date your proxy card and return it in the Use the Internet to vote your proxy Use a touch-tone telephone to until 11:59 p.m. (CT) on vote your proxy until 11:59 p.m. (CT) postage-paid envelope provided. May 19, 2020. on May 19, 2020. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.ONEOK, Inc. ANNUAL MEETING OF SHAREHOLDERS Wednesday, May 20, 2020 9:00 a.m. Central Time 100 West Fifth Street Tulsa, Oklahoma 74103 proxy ANNUAL MEETING OF SHAREHOLDERS MAY 20, 2020 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints John W. Gibson and Stephen B. Allen, or either of them, with the power of substitution in each, as proxies to vote all shares of stock of the undersigned in ONEOK, Inc. at the Annual Meeting of Shareholders to be held May 20, 2020, and at any and all adjournments or postponements thereof, upon the matter of the election of directors, the proposals referred to in Items 2 and 3 of this Proxy, and any other business that may properly come before the meeting. Shares will be voted as specified. IF YOU SIGN BUT DO NOT GIVE SPECIFIC INSTRUCTIONS, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF EACH OF THE LISTED NOMINEES FOR DIRECTOR AS PROPOSED, AND FOR PROPOSALS 2 AND 3. This card also constitutes voting instructions by the undersigned participant to the trustee of the ONEOK, Inc. 401(k) Plan, the ONE Gas, Inc. 401(k) Plan and the ONE Gas, Inc. Profit Sharing Plan for all shares votable by the undersigned participant and held of record by such trustee, if any. The trustee will vote these shares as directed provided your voting instruction is received by 11:59 p.m. Central Daylight Time on May 17, 2020. If there are any shares for which instructions are not timely received, the trustee will cause all such shares to be voted in the same manner and proportion as the shares of the plan for which timely instructions have been received, unless to do so would be contrary to ERISA. All voting instructions for shares held of record by the referenced plans shall be confidential. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE LISTED NOMINEES FOR DIRECTOR AS PROPOSED, AND A VOTE FOR PROPOSALS 2 AND 3. If you vote by the Internet or telephone, you DO NOT need to return your proxy card. If you do not vote by the Internet or telephone, please mark, sign and date the proxy card. Detach the proxy card and return it in the postage-paid envelope. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. * : ( INTERNET PHONE MAIL www.proxypush.com/oke 1-866-883-3382 Mark, sign and date your proxy card and return it in the Use the Internet to vote your proxy Use a touch-tone telephone to until 11:59 p.m. (CT) on vote your proxy until 11:59 p.m. (CT) postage-paid envelope provided. May 19, 2020. on May 19, 2020. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.